PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 27, 2024

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR

By this offering circular (the “Offering Circular”), Aethlon Medical, Inc., a Nevada corporation, is offering on a “best-efforts” basis a maximum of 20,000,000 shares of its common stock (assuming the maximum offering price in the range), par value $0.001 per share (the “Offered Shares”), at a fixed price between $0.60 to $1.00 per share (to be fixed by post-qualification supplement), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). There is no minimum purchase requirement for investors in this offering.

We are also offering to each purchaser, if any such purchaser so chooses, pre-funded warrants (“Pre-Funded Warrants”) in lieu of or in combination with the Offered Shares. The purchase price of each Pre-Funded Warrant will be equal to the public offering price per Offered Share sold in this offering minus $0.001, the exercise price per share of common stock of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants are also being offered by this Offering Circular.

This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares or Pre-Funded Warrants that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow or trust account. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares and/or Pre-Funded Warrants will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 9, for a discussion of the risks associated with a purchase of the Offered Shares or Pre-Funded Warrants.

We estimate that this offering will commence within two days of SEC qualification; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) one year from the date of SEC qualification, or (c) the date on which this offering is earlier terminated by us, in our sole discretion (see “Plan of Distribution”).

	Number of Shares	Price to Public(1)	Commissions(2)	Proceeds to Company(3)
Per Share (or Pre-Funded Warrant)	–	$1.00	$0.057	$0.943
Total Minimum	–	$–	$–	$–
Total Maximum	20,000,000	$20,000,000	$1,150,000	$18,850,000

(1)	Assumes a public offering price of $1.00 per share..
(2)	We have engaged Maxim Group LLC (“the “Placement Agent”), to act as placement agent for this offering, in exchange for a fee of 5.75% of the aggregate offering price of the Offered Shares and Pre-Funded Warrants sold, except for proceeds received from investors introduced by the Company, for which a cash fee of 3.0% of the aggregate offering price of the Offered Shares and Pre-Funded Warrants sold to such investors shall be payable to the Placement Agent.
(3)	Does not account for the payment of legal fees, costs and expenses in connection with the Offering estimated at $60,000. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “AEMD.” On December 20, 2024, the last reported sale price of our common stock was $0.58 per share.

Investing in the Offered Shares or Pre-Funded Warrants is speculative and involves substantial risks. You should purchase Offered Shares or Pre-Funded Warrants only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 9, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares or Pre-Funded Warrants.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares or Pre-Funded Warrants.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings” to “Qualified Purchasers” on page 46. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2024.

TABLE OF CONTENTS

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to our ability to raise additional capital, governmental regulation, the timing and results of our clinical trials, managing and maintaining growth, the operations of the Company and its subsidiaries, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the SEC.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this Offering Circular. These risks include but are not limited to:

•	The risk that we have incurred significant losses and expect to incur losses for the foreseeable future.

•	The risk that we will require additional financing to sustain our operations, achieve our business objectives and satisfy our cash obligations, which may dilute the ownership of our existing stockholders.

•	The risk that delays, interruptions or the cessation of production by our third-party suppliers of important materials or delays in qualifying new materials, has and may continue to prevent or delay our ability to manufacture our Hemopurifier.

•	The risk that we face intense competition in the medical device industry.

•	The risk that our Hemopurifier technology may become obsolete.

•	The risk that if we fail to comply with extensive regulations of U.S. and foreign regulatory agencies, the commercialization of our products could be delayed or prevented entirely.

•	The risk that delays in successfully completing our planned clinical trials could jeopardize our ability to obtain regulatory approval.

•	The risk that if our products, or malfunction of our products, cause or contribute to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

•	The risk that if our information technology systems or data, or those of third parties upon which we rely, are or were compromised we could experience adverse consequences resulting from such compromise, including but not limited to: regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.

•	The risk that our use of hazardous materials, chemicals and viruses exposes us to potential liabilities for which we may not have adequate insurance.

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Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Offering Circular.

This Offering Circular contains forward-looking statements, including statements regarding, among other things:

•	our ability to successfully commercialize our products and technology, including our Hemopurifier;

•	our ability to raise additional capital to meet our working capital needs;

•	the timing and results of current and future clinical trials;

•	our ability to successfully complete our clinical trials;

•	our ability to obtain approval of our product candidates by the U.S. Food and Drug Administration (“FDA”);

•	our ability to identify and work with large-scale contracts with medical device manufacturers;

•	our ability to manufacture the Hemopurifier;

•	the impact of inflation, recent military conflicts, as well as related political and economic responses on our business;

•	our ability to attract and retain executive management and directors;

•	the regulatory landscape for our products, domestically and internationally and our ability to comply with changing government regulations;

•	our ability to comply with the listing requirements of the Nasdaq Capital Market and maintain our listing on the Nasdaq Capital Market;

•	our expectations regarding growth potential for our business in the oncology and organ transplant settings;

•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;

•	any estimates regarding expenses, future revenue and capital requirements;

•	our ability to protect our proprietary technology through patent protection;

•	our product liability exposure;

•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;

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•	our ability to achieve sufficient market acceptance of any of our products or product candidates; and

•	our expected net proceeds from this offering and the use of the net proceeds from this offering.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this Offering Circular entitled “Risk Factors” and matters described generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Offering Circular will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Offering Circular, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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OFFERING CIRCULAR SUMMARY

The following summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this entire Offering Circular, including our financial statements and the related notes included in this Offering Circular and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As used in this Offering Circular, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Aethlon” refer to Aethlon Medical, Inc.

Business Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, consisting of 162 sessions with 37 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses with an additional 2 sessions where the Hemopurifier was safely utilized with a cancer patient. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The FDA has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and

•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful exosomes and exosomal particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We have recently launched in Australia and in India safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patient, safety, feasibility and dose-finding trial in each country is the incidence of adverse events and clinically significant changes in safety lab tests of Hemopurifier treated patients with solid tumors with stable or progressive disease at different treatment intervals, after a two-month run in period of PD-1 antibody, Keytruda® or Opdivo® monotherapy. Patients who do not respond to the therapy will be eligible to enter the Hemopurifier period of the study where sequential cohorts will receive 1, 2 or 3 Hemopurifier treatments during a one-week period. In addition to monitoring safety, the study is designed to examine the number of Hemopurifier treatments needed to decrease the concentration of extracellular vesicles (“EVs”) and whether these changes in EV concentrations improve the body’s own natural ability to attack tumor cells. These exploratory central laboratory analyses are expected to inform the design of a subsequent efficacy and safety, Premarket Approval (“PMA”), study required by regulatory agencies.

The following two hospitals in Australia have received ethics committee approval, have gone through training on our device and are now open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia. We have also trained a third hospital in Australia, but we have not yet received governance committee approval for that institution and have not yet begun patient enrollment. In November 2024, we received confirmation that the first two patients enrolled at the Royal Adelaide Hospital location have successfully completed screening and are advancing to the run-in period of the trial. The enrollment of the first two eligible patients marks a significant milestone in advancing our clinical program for the Hemopurifier.

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We have received ethics committee approval from Medanta Medicity Hospital in Gurugram, India for a similar nine to 18-patient, safety, feasibility and dose-finding trial. We are completing the necessary logistical steps before they can open for patient enrollment.

We have entered into an agreement with North American Science Associates, LLC (“NAMSA”), a world leading medical technology contract research organization (“CRO”) offering global end-to-end development services, to oversee our clinical trials of the Hemopurifier for patients in Australia with various types of cancer tumors. We also have engaged Qualtran LLC as the CRO for our clinical trial in India.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus (“HIV”), hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture H5N1 bird flu virus, H1N1 swine flu virus, Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, and the reconstructed Spanish flu virus of 1918. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

On June 17, 2020, the FDA approved a supplement to our open Investigational Device Exemption (“IDE”), for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 (“COVID-19”) in a new feasibility study. In June 2022, the first patient in this study was enrolled and completed the Hemopurifier treatment phase of the protocol. Due to the lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022.

Under Single Patient Emergency Use regulations, Aethlon has treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above.

We also obtained ethics review board (“ERB”) approval from and entered into a clinical trial agreement with Medanta Medicity Hospital, a multi-specialty hospital in Delhi NCR, India, for a COVID-19 clinical trial at that location. In May 2023, we received ERB approval from the Medanta Medicity Hospital and Maulana Azad Medical College (“MAMC”), for a second site for our clinical trial in India to treat severe COVID-19. MAMC was established in 1958 and is located in New Delhi, India. MAMC is affiliated with the University of Delhi and is operated by the Delhi government. To date one patient has been treated. Due to the lack of enrollment in our COVID-19 trial in India, driven by the lack of patient admissions to the ICUs, we decided to close our COVID-19 trial on November 21, 2024.

Organ Transplantation

Additionally, based on preclinical data with acellular kidney perfusates, we believe that the Hemopurifier has potential applications in organ transplantation. We are investigating whether the Hemopurifier, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses, exosomes, RNA molecules, cytokines, chemokines and other inflammatory molecules from recovered organs. We initially are focused on recovered kidneys from deceased donors. We have previously demonstrated the removal of multiple viruses and exosomes and exosomal particles from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier and believe this process could reduce transplantation complications by improving graft function, reducing graft rejection, maintaining or improving organ viability prior to transplantation, and potentially reducing the number of kidneys rejected for transplant.

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Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, ongoing military conflicts and other forms of global instability will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

Reverse Stock Split

On October 4, 2023, the Company completed a reverse split of its outstanding shares of common stock at a ratio of 1-for-10. In connection with the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock was automatically converted into one share of the Company’s common stock. Any fractional shares resulting from the reverse split were rounded up to the next whole share. All common stock amounts and prices in this Offering Circular reflect the consummation of the reverse split.

Implications of Being A Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Corporate Information

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

Where You Can Find More Information

For additional information regarding our business, properties and financial condition, please refer to the documents cited in the section of this Offering Circular entitled “Where You Can Find More Information.”

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OFFERING SUMMARY

Shares of common stock outstanding before the offering	13,961,998 shares of common stock issued and outstanding as of December 27, 2024.

Common stock offered by us	The Offered Shares, 20,000,000 shares of common stock (assuming the maximum offering price in the range of between $0.60 and $1.00 per share), are being offered by the Company in a “best-efforts” offering.

Offering Price Per Share	A price between $0.60 to $1.00 per Offered Share (to be fixed by post-qualification supplement).

Pre-Funded Warrants offered by us

We are also offering to each purchaser, if any such purchaser so chooses, 20,000,000 Pre-Funded Warrants in lieu of or in combination with the Offered Shares. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrant sold in this offering.

The purchase price of each Pre-Funded Warrant will be equal to the public offering price per Offered Share sold in this offering minus $0.001, the exercise price per share of common stock of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the section of this Offering Circular entitled “Description of Securities We are Offering.” You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to this Offering Circular.

Shares Outstanding After This Offering (1)	33,961,998 shares of common stock issued and outstanding, assuming all of the Offered Shares are sold hereunder and assuming no sales of Pre-Funded Warrants.

Minimum Number of Shares to Be Sold in This Offering	None.

Investor Suitability Standards	The Offered Shares and Pre-Funded Warrants are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act.

Market for our Common Stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “AEMD.”

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which all of the Offered Shares and/or Pre-Funded Warrants have been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion (see “Plan of Distribution”).

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Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any of such purposes, will have broad discretion in the way that we use the net proceeds of this offering. See “Use of Proceeds.”

Risk Factors	An investment in the Offered Shares or Pre-Funded Warrants involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares or Pre-Funded Warrants.

(1) The number of shares to be outstanding after this offering is based on 13,961,998 shares outstanding as of December 27, 2024 and excludes:

•	69,900 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of December 27, 2024, with a weighted-average exercise price of approximately $17.52 per share;

•	65,788 shares of common stock issuable upon settlement of restricted stock units outstanding as of December 27, 2024;

•	3,101,815 shares of common stock reserved for future issuance under our Amended and Restated 2020 Equity Incentive Plan (“A&R 2020 Plan”); and

•	13,356,459 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock outstanding as of December 27, 2024, with a weighted-average exercise price of approximately $0.60 per share.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

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RISK FACTORS

An investment in the Offered Shares and/or Pre-Funded Warrants involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares or Pre-Funded Warrants. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risk Factor Summary

Below is a summary of the principal factors that make an investment in our securities speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below and should be carefully considered, together with other information included in this Offering Circular.

•	We have incurred significant losses and expect to continue to incur losses for the foreseeable future.

•	We will require additional financing to sustain our operations, achieve our business objectives and satisfy our cash obligations, which may dilute the ownership of our existing stockholders.

•	Delays, interruptions or the cessation of production by our third-party suppliers of important materials or delays in qualifying new materials, has and may continue to prevent or delay our ability to manufacture our Hemopurifier.

•	Our Hemopurifier technology may become obsolete.

•	If we fail to comply with extensive regulations of U.S. and foreign regulatory agencies, the commercialization of our products could be delayed or prevented entirely.

•	If we are unable to regain compliance with the listing requirements of the Nasdaq Capital Market, our common stock may be delisted from the Nasdaq Capital Market, which could have a material adverse effect on our financial condition and could make it more difficult for you to sell your shares.

•	As a public company with limited financial resources undertaking the launch of new medical technologies, we may have difficulty attracting and retaining executive management and directors.

•	We plan to expand our operations, which may strain our resources; our inability to manage our growth could delay or derail implementation of our business objectives.

•	Our success is dependent in part on our executive officers.

•	Delays in successfully commencing or completing our planned clinical trials could jeopardize our ability to obtain regulatory approval and sustain our operations.

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•	This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

•	There is no public market for the Pre-Funded Warrants being offered in this offering.

•	Holders of the Pre-Funded Warrants will have no rights as holders of common stock until such warrants are exercised.

•	The Pre-Funded Warrants are speculative in nature.

•	Holders of the Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire shares of our common stock.

•	Resales of our shares of our common stock in the public market by investors in this offering may cause the market price of our shares of our common stock to fall.

Risks Relating to Our Financial Position and Need for Additional Capital

We have incurred significant losses and expect to continue to incur losses for the foreseeable future.

We have never been profitable. We generated revenues during the fiscal years ended March 31, 2024 and March 31, 2023 in the amounts of $0 and $574,245, respectively, primarily from our contract with the NIH, which ended in September 2022. We did not generate any revenues during the six months ended September 30, 2024. We do not currently have any research grants or contracts. It is possible that we may not be able to enter into future government contracts. Future profitability, if any, will require the successful commercialization of our Hemopurifier technology or any other product that we develop or from additional government contract or grant income we may obtain. We may not be able to successfully commercialize the Hemopurifier or any other products, and even if commercialization is successful, we may never be profitable. While we had approximately $6.9 million in cash and cash equivalents as of September 30, 2024 and have been carrying out certain expense reductions since November 2023, our planned additional expense reductions may not materialize and/or our patient recruitment may occur more rapidly than expected along with the concomitant increases in expenses; therefore there is substantial doubt that our cash on hand will carry the company for 12 months beyond the filing date of the financial statements included elsewhere in this Offering Circular.

We do plan to access the equity markets for additional capital, however, there can be no assurance that we will be able to access such additional capital.

We will require additional financing to sustain our operations, achieve our business objectives and satisfy our cash obligations, which may dilute the ownership of our existing stockholders.

We will require significant additional financing for our operations and for expected additional future clinical trials in the United States, India and Australia, regulatory clearances, and continued research and development activities for the Hemopurifier and other future products. In addition, as we expand our activities, our overhead costs to support personnel, laboratory materials and infrastructure will increase. We may also choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital and to strengthen our financial position. Any sale of additional equity or convertible debt securities could result in dilution of the equity interests of our existing stockholders. Additionally, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our Board of Directors. If required financing is unavailable to us on reasonable terms, or at all, we may be unable to support our operations, including our research and development activities, which would have a material adverse effect on our ability to commercialize our products or continue our business.

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Our ability to raise additional funds may be adversely impacted by our ability to remain listed on Nasdaq, the potential worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the United States, including due to  actual or perceived changes in interest rates and economic inflation, and worldwide resulting from macroeconomic factors. Because of the numerous risks and uncertainties associated with product development, we cannot predict the timing or amount of increased expenses and cannot assure you that we will ever be profitable or generate positive cash flow from operating activities.

We may not currently or in the future be able to continue as a going concern.

The financial statements in this Offering Circular have been prepared on a going concern basis of accounting, which assumes that we will continue as a going concern, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent on our ability to generate revenues and raise capital. To date, we have not generated sufficient revenues to provide cash flows that enable us to finance our operations internally. In connection with an evaluation conducted by our management during the preparation of the financial statements included in this Offering Circular, management concluded that there were conditions and events which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of the financial statements included in this Offering Circular.

The uncertainty regarding our ability to continue as a going concern could materially adversely affect our share price and our ability to service our indebtedness, raise new capital or enter into commercial transactions. To address these matters, we may take actions that materially and adversely affect our business, including significant reductions in research, development, administrative and commercial activities, reduction of our employee base, and ultimately curtailing or ceasing operations, any of which could materially adversely affect our business, financial condition, results of operations and share price. In addition, doubts about our ability to continue as a going concern could impact our relationships with partners, vendors and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business Operations

Delays, interruptions or the cessation of production by our third-party suppliers of important materials or delays in qualifying new materials, has and may continue to prevent or delay our ability to manufacture our Hemopurifier.

Most of the raw materials used in the process for manufacturing our Hemopurifier are available from more than one supplier. However, there are materials within the manufacturing and production process that come from single suppliers. We do not have written contracts with all of our single source suppliers, and at any time they could stop supplying our orders. FDA review of a new supplier is required if these materials become unavailable from our current suppliers. In the recent past, we experienced an interruption in the manufacturing of our Hemopurifier as we sought to transition to a new supplier of galanthus nivalis agglutinin (“GNA”) used in the manufacture of our Hemopurifier. We have not received the required FDA approval of our IDE supplement for a new qualified supplier of the GNA and are working with the FDA to gain approval of this supplier. Although we have resumed purchasing GNA from our prior supplier, it is possible that we could experience future disruptions from this supplier as we work to qualify a second supplier. FDA review of the new second supplier could take several additional months to obtain.

In addition, an uncorrected impurity, a supplier’s variation in a raw material or testing, either unknown to us or incompatible with its manufacturing process, or any other problem with our materials, testing or components, would prevent or delay the release of our Hemopurifiers for use in our clinical trials. For example, in late 2020, we identified during our device quality review procedures prior to product release that one of our critical suppliers had produced a Hemopurifier component that was not produced to our specifications, although no affected Hemopurifiers were released into our inventory or to any clinical trial sites. Any such future supplier issues could have a material adverse impact on our business, results of operations and financial condition.

Difficulties in manufacturing our Hemopurifier could have an adverse effect upon our expenses, our product revenues and our ability to complete our clinical trials.

We only recently received approval from the FDA for our IDE supplement to manufacture Hemopurifiers at our site in San Diego. The manufacturing of our Hemopurifier is difficult and complex. To support our current clinical trial needs, we comply with and intend to continue to comply with cGMP in the manufacture of our product. Our ability to adequately manufacture and supply our Hemopurifier in a timely matter is dependent on the uninterrupted and efficient operation of our facilities and those of third parties producing raw materials and supplies upon which we rely in our manufacturing. The manufacture of our products may also be impacted by:

•	availability or contamination of raw materials and components used in the manufacturing process, particularly those for which we have no other source or supplier;

•	our ability to comply with new regulatory requirements, including our ability to comply with cGMP;

•	natural disasters;

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•	changes in forecasts of future demand for product components;

•	potential facility contamination by microorganisms or viruses;

•	updating of manufacturing specifications;

•	product quality success rates and yields; and

•	global viruses and pandemics.

Any future interruption in the manufacture and supply of our Hemopurifier could delay shipments of our Hemopurifier for use in clinical trials in the United States, Australia and India.

Our products are manufactured with raw materials that are sourced from specialty suppliers with limited competitors and we may therefore be unable to access the materials we need to manufacture our products.

Specifically, the Hemopurifier contains three critical components with limited supplier numbers. The base cartridge on which the Hemopurifier is constructed is sourced from Medica S.p.A and we are dependent on the continued availability of these cartridges. We currently purchase the diatomaceous earth from Janus Scientific Inc., our distributor; however, the product is manufactured by Imerys Minerals Ltd., which is the only supplier of this product. The GNA is sourced from Vector Laboratories, Inc. and also is available from other suppliers; however, Sigma Aldrich is our only back up supplier at this time and we are in the process of working with the FDA to obtain regulatory approval for this supplier. A business interruption at any of these sources, including the interruption resulting from the delay in obtaining FDA approval of our new GNA supplier, has and may continue to have a material impact on our ability to manufacture the Hemopurifier.

We face intense competition in the medical device industry.

We compete with numerous U.S. and foreign companies in the medical device industry, and many of our competitors have greater financial, personnel, operational and research and development resources than we do. We believe that because the field of exosome research is burgeoning, multiple competitors are or will be developing competing technologies to address exosomes in cancer. Progress is constant in the treatment and prevention of viral diseases, so the opportunities for the Hemopurifier may be reduced there as well. Diagnostic technology may be developed that can supplant diagnostics we are developing for viruses and cancer. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases we target that:

•	are more effective;

•	have fewer or less severe adverse side effects;

•	are better tolerated;

•	are more adaptable to various modes of dosing;

•	are easier to administer; or

•	are less expensive than the products or product candidates we are developing.

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Even if we are successful in developing the Hemopurifier and obtain FDA and other regulatory approvals necessary for commercialization, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed. Our competitors include fully integrated pharmaceutical companies and biotechnology companies as well as universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do. If our competitors develop more effective pharmaceutical treatments for infectious disease or cancer, or bring those treatments to market before we can commercialize the Hemopurifier for such uses, we may be unable to obtain any market traction for our products, or the diseases we seek to treat may be substantially addressed by competing treatments. If we are unable to successfully compete against larger companies in the pharmaceutical industry, we may never generate significant revenue or be profitable.

We have limited experience in identifying and working with large-scale contracts with medical device manufacturers; manufacture of our devices must comply with good manufacturing practices in the United States.

To achieve the levels of production necessary to commercialize our Hemopurifier and any other future products, we will need to secure large-scale manufacturing agreements with contract manufacturers which comply with good manufacturing practice standards and other standards prescribed by various federal, state and local regulatory agencies in the United States and any other country of use. We have limited experience coordinating and overseeing the manufacture of medical device products on a large-scale. It is possible that manufacturing and control problems will arise as we attempt to commercialize our products and that manufacturing may not be completed in a timely manner or at a commercially reasonable cost. In addition, we may not be able to adequately finance the manufacture and distribution of our products on terms acceptable to us, if at all. If we cannot successfully oversee and finance the manufacture of our products if they obtain regulatory clearances, we may never generate revenue from product sales and we may never be profitable.

We have in the past experienced and currently are experiencing a material weakness in our internal controls over financial reporting. If we fail to maintain effective internal controls and fail to remediate any future or present control deficiencies, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and our reputation with investors, ultimately leading to a decline in the price of our Common Stock.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of Nasdaq. In particular, Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting. It also requires our independent registered public accounting firm to attest to our evaluation of our internal controls over financial reporting.

As disclosed in Item 9A on our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, management identified a material weakness in the segregation of duties within our financial systems. Specifically, user access controls were not sufficiently maintained to properly restrict both user and privileged access to financial applications within our accounting software system to initiate, record and approve entries. We also noted that check stock was secured in an authorized signatory’s office. During 2017 through 2020, the Company incorrectly recorded accrued commission liability of approximately $404,000. The Company reversed accrued commission liability of approximately $404,000 during the year ended March 31, 2024 related to this error in accounting under U.S. GAAP. The Company originally failed to correctly apply appropriate accounting principles in recording the transaction, and the error was not detected and corrected in a timely manner, resulting in an adjustment to the financial statements. Management has discussed with counsel appropriate measures to record such potential commission liabilities in the future and will implement a quarterly review of all accruals. The reversal of the accrued commission liability into equity as of March 31, 2024 corrected the impact of the error. Although we are committed to remediating our material weaknesses concerning our internal controls, there is no guarantee that we will be successful.

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If we have difficulty implementing and maintaining effective internal controls over financial reporting, or if we identify a material weakness in our internal controls over financial reporting in the future, we may not detect errors on a timely basis, such that it could harm our operating results, adversely affect our reputation, cause our stock price to decline, or result in inaccurate financial reporting or material misstatements in our annual or interim financial statements. We may be unable to maintain compliance with securities laws, stock exchange listing requirements and debt instruments’ covenants regarding the timely filing of accurate periodic reports, which could lead to investigations by Nasdaq, the SEC or other regulatory authorities or litigations with our creditors and/or stockholders, hence requiring additional management attention and impairing our ability to operate our business. Our liquidity, access to capital markets and perceptions of our creditworthiness may be adversely affected. We could be required to implement expensive and time-consuming remedial measures. Our independent registered public accounting firm may issue reports that are adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating, or if it is not satisfied with our remediation of any identified material weaknesses. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material adverse effect on our business, financial position, results of operations, and cash flows.

Our Hemopurifier technology may become obsolete.

Our Hemopurifier product may be made unmarketable prior to commercialization by us by new scientific or technological developments by others with new treatment modalities that are more efficacious and/or more economical than our products. The homeland security industry is growing rapidly with many competitors that are trying to develop products or vaccines to protect against infectious disease. Any one of our competitors could develop a more effective product which would render our technology obsolete. Further, our ability to achieve significant and sustained penetration of our key target markets will depend upon our success in developing or acquiring technologies developed by other companies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. Our products may not remain competitive with products based on new technologies.

We are highly dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and medical device industries depends upon our ability to attract and retain highly qualified managerial, scientific, and medical personnel. We are highly dependent on our management, scientific, and medical personnel. The loss of the services of any of our executive officers or other key employees and our inability to find suitable replacements could potentially harm our business, prospects, financial condition or results of operations.

We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers. If any of our key officers were to leave us, it could make it impossible, if not cause substantial delays and costs, to implement our long-term business objectives and growth.

Our inability to attract and retain qualified personnel could impede our ability to achieve our business objectives.

We have 9 full-time employees. We utilize, whenever appropriate, consultants in order to conserve cash and resources. Although we believe that these employees and consultants will be able to handle most of our additional administrative, research and development and business development in the near term, we will nevertheless be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies. Due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personnel. Competition for these individuals, especially in San Diego, California, where many biotechnology companies are located, is intense and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. We may not be able to engage the services of qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record. Also, if we are required to attract personnel from other parts of the U.S. or abroad, we may have significant difficulty doing so due to the high cost of living in the Southern California area and due to the costs incurred with transferring personnel to the area. If we cannot attract and retain qualified staff and executives, we will be unable to develop our products and achieve regulatory clearance, and our business could fail.

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We plan to expand our operations, which may strain our resources; our inability to manage our growth could delay or derail implementation of our business objectives.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We may not be able to institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base. If we cannot manage our growth initiatives, including our expansion of our clinical trials in India and potentially in other countries, we will be unable to commercialize our products on a large-scale in a timely manner, if at all, and our business could fail.

We do not have any experience in the organ transplant market and face competition from entities more familiar with this business and our efforts may not succeed.

We are investigating whether the Hemopurifier, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses, exosomes, RNA molecules, cytokines, chemokines and other inflammatory molecules from recovered organs. This area is new to our product development and management personnel, and we may not be successful in the organ transplant market where we do not have any experience. Even if we are successful in developing our Hemopurifier for the organ transplant market, we may not be able to compete effectively or generate significant revenues in this new area. Many companies of all sizes, including major pharmaceutical companies, specialized biotechnology companies, and traditional healthcare providers, are engaged in redesigning organ transplant care. Competitors operating in this area may have substantially greater financial and other resources, larger research and development staff, and more experience in this area. It is possible that, even if we are successful in the organ transplant field, that the market will not accept our product, or that our product will generate significant revenues for us.

As a public company with limited financial resources undertaking the launch of new medical technologies, we may have difficulty attracting and retaining executive management and directors.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. While we currently carry directors’ and officers’ liability insurance, such insurance is expensive and could be difficult to maintain in the future. If we are unable to continue or provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our Board of Directors. We may lose potential independent board members and management candidates to other companies in the biotechnology field that have greater directors’ and officers’ liability insurance to insure them from liability or to biotechnology companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities. In addition, our products could potentially be harmful to users, and we are exposed to claims of product liability including for injury or death. We have limited insurance and may not be able to afford robust coverage even as our products are introduced into the market. As a company with limited resources and potential exposures to management, we will have a more difficult time attracting and retaining management and outside independent directors than a more established public or private company due to these enhanced duties, obligations and potential liabilities.

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If we fail to comply with extensive regulations of U.S. and foreign regulatory agencies, the commercialization of our products could be delayed or prevented entirely.

Our Hemopurifier product is subject to extensive government regulations related to development, testing, manufacturing and commercialization in the United States and other countries. The determination of when and whether a product is ready for large-scale purchase and potential use will be made by the U.S. Government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, the Center for Disease Control (the “CDC”) and the Department of Homeland Security. Our Hemopurifier has not received required regulatory approval from the FDA, or any foreign regulatory agencies, to be commercially marketed and sold. The process of obtaining and complying with FDA and other governmental regulatory approvals and regulations in the United States and in foreign countries is costly, time consuming, uncertain and subject to unanticipated delays. Obtaining such regulatory approvals, if any, can take several years. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others:

•	the FDA may refuse to approve an application if it believes that applicable regulatory criteria are not satisfied;

•	the FDA may require additional testing for safety and effectiveness;

•	the FDA may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them;

•	if regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution; and

•	the FDA may change its approval policies and/or adopt new regulations.

Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

•	warning letters;

•	civil penalties;

•	criminal penalties;

•	injunctions;

•	product seizure or detention;

•	product recalls; and

•	total or partial suspension of productions.

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Delays in successfully commencing or completing our planned clinical trials could jeopardize our ability to obtain regulatory approval and sustain our operations.

Our business prospects depend on our ability to complete studies, commence and complete our planned clinical trials, including our ongoing and planned studies in solid tumors in cancer, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our Hemopurifier product candidate. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

•	failure to obtain required approvals to commence our planned clinical trials;

•	slow patient enrollment in our planned clinical trials;

•	serious adverse events related to our Hemopurifier;

•	unsatisfactory results of any clinical trial;

•	the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; and

•	different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval for our Hemopurifier or any other potential product candidates.

If we or our suppliers fail to comply with ongoing FDA or foreign regulatory authority requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

Any product for which we obtain clearance or approval, if any, and the manufacturing processes, reporting requirements, post-approval clinical data and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic and foreign regulatory bodies. In particular, we and our third-party suppliers may be required to comply with the FDA’s Quality System Regulation (“QSR”). These FDA regulations cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA. If we, or our manufacturers, fail to adhere to QSR requirements in the United States, this could delay production of our products and lead to fines, difficulties in obtaining regulatory clearances, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could, in turn, have a material adverse effect on our financial condition or results of operations.

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In addition, the FDA assesses compliance with the QSR through periodic announced and unannounced inspections of manufacturing and other facilities. The failure by us or one of our suppliers to comply with applicable statutes and regulations administered by the FDA, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in any of the following enforcement actions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	unanticipated expenditures to address or defend such actions;

•	customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying our requests for 510(k) clearance or premarket approval of new products or modified products;

•	withdrawing 510(k) clearances or premarket approvals that have already been granted;

•	refusal to grant export approval for our products; or

•	criminal prosecution.

Moreover, the FDA strictly regulates the promotional claims that may be made about approved products. In particular, a product may not be promoted for uses that are not approved by the FDA as reflected in the product’s approved labeling. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant civil, criminal and administrative penalties.

Any of these sanctions could have a material adverse effect on our reputation, business, results of operations and financial condition. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with all applicable regulatory requirements, which could result in our failure to produce our products on a timely basis and in the required quantities, if at all.

If our products, or malfunction of our products, cause or contribute to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

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We outsource many of our operational and development activities, and if any party to which we have outsourced certain essential functions fails to perform its obligations under agreements with us, the development and commercialization of our Hemopurifier product candidate and any future product candidates that we may develop could be delayed or terminated.

We rely on third-party consultants or other vendors to manage and implement much of the day-to-day conduct of our clinical trials and the manufacturing our Hemopurifier product candidate. Accordingly, we are and will continue to be dependent on the timeliness and effectiveness of the efforts of these third parties. Our dependence on third parties includes key suppliers and third-party service providers supporting the development, manufacture and regulatory approval of our Hemopurifier, as well as support for our information technology systems and other infrastructure. While our management team oversees these vendors, failure of any of these third parties to meet their contractual, regulatory and other obligations or the development of factors that materially disrupt the performance of these third parties could have a material adverse effect on our business. For example, all of the key oversight responsibilities for the development and manufacture of our Hemopurifier are conducted by our management team, but all other activities are the responsibility of third-party vendors.

If a clinical research organization that we utilize is unable to allocate sufficient qualified personnel to our studies in a timely manner or if the work performed by it does not fully satisfy the requirements of the FDA or other regulatory agencies, we may encounter substantial delays and increased costs in completing our development efforts. Any manufacturer that we select may encounter difficulties in the manufacture of new products in commercial quantities, including problems involving product yields, product stability or shelf life, quality control, adequacy of control procedures and policies, compliance with FDA regulations and the need for further FDA approval of any new manufacturing processes and facilities. If any of these occur, the development and commercialization of our Hemopurifier product candidate could be delayed, curtailed or terminated, because we may not have sufficient financial resources or capabilities to continue such development and commercialization on our own.

If we or our contractors or service providers fail to comply with regulatory laws and regulations, we or they could be subject to regulatory actions, which could affect our ability to develop, market and sell our Hemopurifier product candidate and any other future product candidates that we may develop, if any, and may harm our reputation.

If we or our manufacturers or other third-party contractors fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to regulatory actions, which could affect our ability to successfully develop, market and sell our Hemopurifier product candidate or any future product candidates, if any, and could harm our reputation and lead to reduced or non-acceptance of our proposed product candidates by the market. Even technical recommendations or evidence by the FDA through letters, site visits, and overall recommendations to academia or biotechnology companies may make the manufacturing of a clinical product extremely labor intensive or expensive, making the product candidate no longer viable to manufacture in a cost-efficient manner. The mode of administration may make the product candidate not commercially viable. The required testing of the product candidate may make that candidate no longer commercially viable. The conduct of clinical trials may be critiqued by the FDA, or a clinical trial site’s IRB or Institutional Biosafety Committee, which may delay or make impossible clinical testing of a product candidate. The IRB for a clinical trial may stop a trial or deem a product candidate unsafe to continue testing. This would have a material adverse effect on the value of the product candidate and our business prospects.

We will need to outsource and rely on third parties for the clinical development, sales and marketing of our Hemopurifier or any future product candidates that we may develop, and our future success will be dependent on the timeliness and effectiveness of the efforts of these third parties.

We do not have the required financial and human resources to carry out on our own all the pre-clinical and clinical development for our Hemopurifier product candidate or any other or future product candidates that we may develop, and do not have the capability and resources to market or sell our Hemopurifier product candidate or any future product candidates that we may develop. Our business model calls for the partial or full outsourcing of the clinical and other development, sales and marketing of our product candidates in order to reduce our capital and infrastructure costs as a means of potentially improving our financial position. Our success will depend on the performance of these outsourced providers. If these providers fail to perform adequately, our development of product candidates may be delayed and any delay in the development of our product candidates would have a material and adverse effect on our business prospects.

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We are and will be exposed to product liability risks, and clinical and preclinical liability risks, which could place a substantial financial burden upon us should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical devices. Claims may be asserted against us. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations. We may not be able to continue to obtain or maintain adequate product liability insurance on acceptable terms, if at all, and such insurance may not provide adequate coverage against potential liabilities. Claims or losses in excess of any product liability insurance coverage that we may obtain could have a material adverse effect on our business, financial condition and results of operations.

Our Hemopurifier product candidate may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our product candidates, including our Hemopurifier, do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or our products are designed inappropriately, we may be subject to lawsuits seeking significant compensatory and punitive damages. The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have obtained general clinical trial liability insurance coverage. However, our insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any product recall or lawsuit seeking significant monetary damages may have a material effect on our business and financial condition. Any liability for mandatory damages could exceed the amount of our coverage. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

We have not received, and may never receive, approval from the FDA to market a medical device in the United States.

Before a new medical device can be marketed in the United States, it must first receive a PMA or 510(k) clearance from the FDA, unless an exemption applies. A PMA submission, which is a higher standard than a 510(k) clearance, is used to demonstrate to the FDA that a new or modified device is safe and effective. The 510(k) is used to demonstrate that a device is “substantially equivalent” to a predicate device, that is, one that has been cleared by the FDA. We expect that any product we seek regulatory approval for, including the Hemopurifier, will require a PMA. The FDA approval process involves, among other things, successfully completing clinical trials and filing for and obtaining a PMA. The PMA process requires us to prove the safety and effectiveness of our products to the FDA’s satisfaction. This process, which includes preclinical studies and clinical trials, can take many years and requires the expenditure of substantial resources and may include post-marketing surveillance to establish the safety and efficacy of the product. Notwithstanding the effort and expense incurred, the process may never result in the FDA granting a PMA. Data obtained from preclinical studies and clinical trials are subject to varying interpretations that could delay, limit or prevent regulatory approval. Delays or rejections may also be encountered based upon changes in governmental policies for medical devices during the period of product development. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:

•	our inability to demonstrate safety or effectiveness of the Hemopurifier, or any other product we develop, to the FDA’s satisfaction;

•	insufficient data from our preclinical studies and clinical trials, including for our Hemopurifier, to support approval;

•	failure of the facilities of our third-party manufacturer or suppliers to meet applicable requirements;

•	inadequate compliance with preclinical, clinical or other regulations;

•	our failure to meet the FDA’s statistical requirements for approval; and

•	changes in the FDA’s approval policies, or the adoption of new regulations that require additional data or additional clinical trials.

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Modifications to products that are approved through a PMA application generally need FDA approval. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The FDA’s 510(k) clearance process usually takes from three to 12 months, but may last longer. The process of obtaining a PMA is much costlier and more uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is submitted to the FDA until an approval is obtained. Any of our products considered to be a class III device, which are considered to pose the greatest risk and the approval of which is governed by the strictest guidelines, will require the submission and approval of a PMA in order for us to market it in the United States. We also may design new products in the future that could require the clearance of a 510(k).

Although we have received approval to proceed with clinical trials of the Hemopurifier in the United States under the investigational device exemption, the current approval from the FDA to proceed could be revoked, the study could be unsuccessful, or the FDA PMA approval may not be obtained or could be revoked. Even if we obtain approval, the FDA or other regulatory authorities may require expensive or burdensome post-market testing or controls. Any delay in, or failure to receive or maintain, clearance or approval for our future products could prevent us from generating revenue from these products or achieving profitability. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some physicians from using our products and adversely affect our reputation and the perceived safety and efficacy of our products.

The approval requirements for medical products used to fight bioterrorism and pandemics are still evolving, and any products we develop for such uses may not meet these requirements.

We are advancing product candidates under governmental policies that regulate the development and commercialization of medical treatment countermeasures against bioterror and pandemic threats. While we intend to pursue FDA market clearance to treat infectious bioterror and pandemic threats, it is often not feasible to conduct human studies against these deadly high threat pathogens. For example, the Hemopurifier is an investigational device that has not yet received FDA approval for any indication. We continue to investigate the potential for the use of the Hemopurifier in viral diseases under an open IDE and our FDA Breakthrough Designation for “…the treatment of life-threatening glycosylated viruses that are not addressed with an approved therapy.” We currently have an open FDA approved Expanded Access Protocol for the treatment of Ebola infected patients in the United States and a corresponding HealthCanada approval in Canada. Based on our studies to date, the Hemopurifier can potentially clear many viruses that are pathogenic in humans, including HCV, HIV, Monkeypox and Ebola.

For example, in June 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. This study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects had to have an established laboratory diagnosis of COVID-19, be admitted to an intensive care unit (“ICU”) and have had acute lung injury and/or severe or life-threatening disease, among other criteria. Due to lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022.

As a result of the termination of our COVID-19 study due to lack of patients in the ICUs, we were unable to demonstrate the effectiveness of our treatment countermeasures through controlled human efficacy studies in this U.S. study. Additionally, a change in government policies could impair our ability to obtain regulatory approval for the Hemopurifier.

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The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Any research and development, pre-clinical testing and clinical trial activities involving our Hemopurifier and any additional products that we may develop are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad. Clinical studies must be conducted in compliance with FDA regulations or the FDA may take enforcement action. The data collected from these clinical studies may ultimately be used to support market clearance for these products. Even if our clinical trials are completed as planned, the results of these trials may not support our product candidate claims and the FDA may not agree with our conclusions regarding the trial results. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and the later trials may not replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product candidate and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

U.S. legislative or FDA regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of our product candidates and to manufacture, market and distribute our products after approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be on our product development efforts.

Our current and future business activities are subject to applicable anti-kickback, fraud and abuse, false claims, physician payment transparency, health information privacy and security and other healthcare laws and regulations, which could expose us to significant penalties.

We are currently and will in the future be subject to healthcare regulation and enforcement by the U.S. federal government and the states in which we will conduct our business if our product candidates are approved by the FDA and commercialized in the United States. In addition to the FDA’s restrictions on marketing of approved products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and other healthcare professionals (such as physicians assistants and nurse practitioners) and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

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We and the third parties with whom we work are subject to stringent and changing U.S. and foreign laws, rules, regulations and standards as well as policies, contracts and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations, or such failure by the third parties with whom we work, could lead to regulatory investigations or actions, fines and penalties, a disruption of our clinical trials or commercialization of our products, private litigation, including class claims, and mass arbitration demands, harm to our reputation, or other adverse effects on our business or prospects.

In the ordinary course of business, we collect, receive, store, process, use, generate, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “Process” or “Processing”) personal data and other Sensitive Information (as defined below), including proprietary and confidential business data, trade secrets, and intellectual property that we collect in connection with clinical trials, as necessary to operate our business, for legal and marketing purposes, and for other business-related purposes. Our data Processing activities may subject us to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, representations, certifications, standards, publications, frameworks, contractual requirements and other obligations related to data privacy and security (collectively, “Data Protection Obligations”).

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). For example, the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”) imposes specific requirements relating to the privacy, security, and transmission of individually identifiable health information.

In addition, over the past few years, numerous U.S. states—including California, Virginia, Colorado, Connecticut, and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018 (the “CCPA”) applies to personal data of consumers, business representatives, and employees who are California residents, and requires covered businesses to provide specific disclosures in privacy notices and honor requests of California residents to exercise certain privacy rights. The CCPA also provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages. The CCPA and other comprehensive U.S. state privacy laws exempt some data processing in the context of clinical trials, but these developments may further complicate compliance efforts, and increase legal risk and compliance costs for us, the third parties with whom we work. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future.

Outside the United States, an increasing number of laws, regulations, and industry standards may govern data privacy and security. For example, the European Union’s General Data Protection Regulation (the “EU GDPR”) and the United Kingdom’s GDPR (the “UK GDPR,” and together with the EU GDPR, the “GDPR”) Australia’s Privacy Act, and India’s Information Technology Act and supplementary rules impose strict requirements for Processing personal data. For example, under the GDPR, companies can face private litigation related to Processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests, temporary or definitive restrictions on data Processing or other corrective actions, and fines of up to the greater of 20 million Euros under the EU GDPR / 17.5 million pounds streamline under the UK GDPR or 4% of their worldwide annual revenue, whichever is greater.

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In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (the “EEA”) and the United Kingdom (the “UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA’s standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework) these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the EU GDPR’s cross-border data transfer limitations. Additionally, companies that transfer personal data to recipients outside of the EEA and/or UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators individual litigants and activist groups.

We publish privacy policies and may publish marketing materials and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

In addition to data privacy and security laws, we are contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. We are also bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful.

Data Protection Obligations, and consumers’ data privacy expectations, are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

Although we endeavor to comply with all applicable Data Protection Obligations, we may at times fail, or be perceived to have failed, to do so. Moreover, despite our efforts, our personnel or third parties with whom we work may fail to comply with such obligations, which could negatively impact our business operations and compliance posture.

If we or third parties fail, or are perceived to have failed, to address or comply with applicable Data Protection Obligations, it could: increase our compliance and operational costs; expose us to regulatory scrutiny, actions, fines and penalties; result in reputational harm; interrupt or stop our clinical trials; result in litigation and liability; result in an inability to process personal data or to operate in certain jurisdictions; harm our business operations or financial results or otherwise result in a material harm to our business, or other material adverse impact on our business, results of operations and financial condition. Additionally, given that Data Protection Obligations impose complex and burdensome obligations and that there is substantial uncertainty over the interpretation and application of these obligations, we may be required to incur material costs, divert management attention, and change our business operations, including our clinical trials, in an effort to comply, which could materially adversely affect our business operations and financial results.

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Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations including, as relevant, clinical trials inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or revision or restructuring of our operations.

If our information technology systems, or those of third parties with whom we work, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to: regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.

In the ordinary course of our business, we and third parties with whom we work may process proprietary, confidential and sensitive information, including personal data, intellectual property, trade secrets, and proprietary business information owned or controlled by ourselves or other third parties (collectively, “Sensitive Information”). We may use and share Sensitive Information with service providers and subprocessors and other third parties with whom we work to help us operate our business. If we or such third parties with who we work have experienced, or in the future experience, any security incident(s) that result in any data loss; deletion or destruction; unauthorized access to; loss, unauthorized acquisition, disclosure, or exposure of, Sensitive Information, or other compromise related to the security, confidentiality, integrity of our, or their, information technology, software, services, communications or data, or collection, a Security Breach, it may result in an adverse impact on our business.

Cyberattacks, malicious internet-based activity and online and offline fraud are prevalent, continue to rise, and are increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties with whom we work may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services.

We and the third parties with whom we work are subject to a variety of evolving threats, including but not limited to social-engineering attacks, including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks, supply-chain attacks, loss of data or other information technology assets, adware, software bugs, malicious code, such as viruses and worms, employee theft or misuse, denial-of-service attacks, such as credential stuffing, and ransomware attacks. We may also be the subject of viruses, malware, including as a result of advanced persistent threat intrusions, server malfunction, software or hardware failures, loss of data or other computer assets, adware, attacks enhanced or facilitated by AI, telecommunications failures, earthquakes, fires, floods, or other similar threats.

Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe, and can lead to significant interruptions in our operations, loss of Sensitive Information and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments.

Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations. Additionally, future or past business transactions, such as acquisitions or integrations, could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

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In addition, our reliance on third-party service providers could introduce new cybersecurity risks and vulnerabilities, including supply-chain attacks, and other threats to our business operations. We rely on third-parties and their technologies to operate critical business systems to process Sensitive Information in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology, employee email, content delivery to customers, and other functions. We also rely on third-party service providers to assist with our clinical trials, provide other products or services, or otherwise to operate our business. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party service providers experience a Security Breach or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems (including our services) or the third-party information technology systems that support us and our services.

While we have implemented security measures designed to protect against Security Breaches, these measures may not be effective. We take steps designed to detect, mitigate, and remediate vulnerabilities in our information technology systems, including our products, hardware and/or software, including that of third parties upon which we rely. We may not, however, detect or remediate all such vulnerabilities including on a timely basis. Further, we may experience delays in developing and deploying remedial measures and patched designed to address any such identified vulnerabilities. Vulnerabilities could be exploited and result in a security incident.

Any of the previously identified or similar threats could cause a Security Breach or other interruption and disrupt our ability and that of third parties with whom we work to provide our services.

We may expend significant resources, fundamentally change our business activities and practices, or modify our operations, including clinical trial activities, or information technology in an effort to protect against Security Breaches and to mitigate, detect and remediate actual and potential vulnerabilities. Applicable Data Protection Obligations may require us to implement specific security measures or use industry-standard or reasonable measures to protect against Security Breaches. Our security measures, or those of third parties with whom we work, may not be effective in protecting against Security Breaches.

Applicable Data Protection Obligations may require us to notify relevant stakeholders of Security Breaches, including affected individuals, customers, investors, partners, collaborators, regulators, law enforcement agencies and others, or to implement other requirements, such as providing credit monitoring. Such disclosures and compliance with such requirements are costly, and the disclosures or the failure to comply with such requirements could lead to an adverse impact on our business, results of operations and financial condition. If we or a third party with whom we work experiences a Security Breach or are perceived to have experienced a Security Breach, we may experience adverse consequences. These consequences may include: government enforcement actions, for example, investigations, fines, penalties, audits, and inspections; additional reporting requirements and/or oversight; restrictions on processing Sensitive Information, including personal data; litigation, including class claims; indemnification obligations; negative publicity; reputational harm; monetary fund diversions; diversion of management attention; interruptions in our operations, including availability of data; financial loss; and other similar harms. Security Breaches or other interruptions and attendant consequences may prevent or cause customers to stop using our services, deter new customers from using our services, and negatively impact our ability to grow and operate our business.

Our contracts may not contain limitations of liability, and even where they do, any such limitations or exclusions of liability in our contracts may not be adequate to protect us from liabilities or damages if we fail to comply with Data Protection Obligations related to information security or Security Breaches.

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Our insurance coverage may not be adequate or otherwise protect us from or adequately mitigate liabilities or damages with respect to claims, costs, expenses, litigation, fines, penalties, business loss, data loss, regulatory actions or other material adverse impact on our business, results of operations and financial condition arising out of our Processing operations, privacy and security practices, or Security Breaches that we may experience. In addition, such coverage may not continue to be available on commercially reasonable terms or at all or be sufficient coverage to pay future claims. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies, including premium increases or the imposition of large excess or deductible or co-insurance requirements, could have a material adverse impact on our business, results of operations and financial condition.

In addition to experiencing a Security Breach, third parties may gather, collect, or infer Sensitive Information about us from public sources, data brokers, or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position.

Should our products be approved for commercialization, lack of third-party coverage and reimbursement for our devices could delay or limit their adoption.

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the United States or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products, including the Hemopurifier, on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. These assessments are outside our control and any such evaluations may not be conducted or have a favorable outcome.

If approved for use in the United States, we expect that any products that we develop, including the Hemopurifier, will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services (“CMS”), which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and incremental reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Aethlon Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. For some governmental programs, such as Medicaid, coverage and adequate reimbursement differ from state to state and some state Medicaid programs may not pay adequate amounts for the procedure necessary to utilize products utilizing our technology system, or any payment at all. Moreover, many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy requirement for coverage and reimbursement for medical devices exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor. If CMS or other agencies limit coverage or decrease or limit reimbursement payments for doctors and hospitals, this may affect coverage and reimbursement determinations by many private payors for any products that we develop.

Should our Hemopurifier or any future products, be approved for commercialization, certain health reform measures and adverse changes in reimbursement policies and procedures may impact our ability to market and sell our products.

Healthcare costs have risen significantly over the past decade, and there have been and continue to be proposals by legislators, regulators and third-party payors to decrease costs. Third-party payors are increasingly challenging the prices charged for medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services.

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For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), among other things, reduced and/or limited Medicare reimbursement to certain providers. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (the “IRA”) into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is unclear how any such challenges, and the healthcare reform measures of the Biden administration will impact the ACA and our business. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2032. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. In July 2021, the Biden Administration released an executive order, “Promoting Competition in the American Economy,” which contained provisions relating to prescription drugs. On September 9, 2021, in response to this executive order, the U.S. Department of Health and Human Services (the “HHS”) released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies, could adopt similar policies that limit reimbursement for medical device manufacturers’ products. Therefore, it is possible that our product or the procedures or patient care performed using our product will not be reimbursed at a cost-effective level. We face similar risks relating to adverse changes in reimbursement procedures and policies in other countries where we may market our products. Reimbursement and healthcare payment systems vary significantly among international markets. Our inability to obtain international reimbursement approval, or any adverse changes in the reimbursement policies of foreign payors, could negatively affect our ability to sell our products and have a material adverse effect on our business and financial condition.

Our ability to use net operating loss carryforwards and certain other tax attributes to offset future taxable income or taxes may be limited.

Under current law, federal net operating losses incurred in tax years beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such federal net operating loss carryforwards in a taxable year is limited to 80% of taxable income in such year. In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change in its equity ownership value over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income or taxes may be limited. If we achieve profitability and an ownership change occurs and our ability to use our net operating loss carryforwards is materially limited, it would harm our future operating results by effectively increasing our future tax obligations. In addition, at the state level, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

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Uncertainties in the interpretation and application of existing, new and proposed tax laws and regulations could materially affect our tax obligations and effective tax rate.

The tax regimes to which we are subject or under which we operate are unsettled and may be subject to significant change. The issuance of additional guidance related to existing or future tax laws, or changes to tax laws or regulations proposed or implemented by the current or a future U.S. presidential administration, Congress, or taxing authorities in other jurisdictions, including jurisdictions outside of the United States, could materially affect our tax obligations and effective tax rate. To the extent that such changes have a negative impact on us, including as a result of related uncertainty, these changes may adversely impact our business, financial condition, results of operations, and cash flows.

The amount of taxes we pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, tax rates, new or revised tax laws, or interpretations of tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to our intercompany arrangements or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest, and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

The Tax Cuts and Jobs Act of 2017 eliminated the option to deduct research and development expenses for tax purposes in the year incurred and requires taxpayers to capitalize and subsequently amortize such expenses over five years for research activities conducted in the United States and over 15 years for research activities conducted outside the United States. Although there have been legislative proposals to repeal or defer the capitalization requirement to later years, there can be no assurance that the provision will be repealed or otherwise modified. Future guidance from the Internal Revenue Service and other tax authorities with respect to such legislation may affect us, and certain aspects of such legislation could be repealed or modified in future legislation.

Our use of hazardous materials, chemicals and viruses exposes us to potential liabilities for which we may not have adequate insurance.

Our research and development involves the controlled use of hazardous materials, chemicals and viruses. The primary hazardous materials include chemicals needed to construct the Hemopurifier cartridges and the infected plasma samples used in preclinical testing of the Hemopurifier. All other chemicals are fully inventoried and reported to the appropriate authorities, such as the fire department, which inspects the facility on a regular basis. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We have had no incidents or problems involving hazardous chemicals or biological samples. In the event of such an accident, we could be held liable for significant damages or fines.

We currently carry a limited amount of insurance to protect us from bodily injury or property damages arising from hazardous materials. Our product liability policy has a $5,000,000 limit of liability. For our facilities, our property policy provides $25,000 in coverage for contaminant clean-up or removal and $100,000 in coverage for damages to the premises resulting from contamination. Should we violate any regulations concerning the handling or use of hazardous materials, or should any injuries or death result from our use or handling of hazardous materials, we could be the subject of substantial lawsuits by governmental agencies or individuals. We may not have adequate insurance to cover all or any of such claims, if any. If we were responsible to pay significant damages for violations or injuries, if any, we might be forced to cease operations since such payments could deplete our available resources.

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Our products may in the future be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, including a third-country authority, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. For the FDA, the authority to require a recall must be based on a finding that there is reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. The FDA requires that certain classifications of recalls be reported to the FDA within ten working days after the recall is initiated. A government-mandated or voluntary recall by us or one of our international distributors could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that may have a negative impact on our future sales and our ability to generate profits. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA or another third-country competent authority. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA or another third-country competent authority. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report recalls. We are also required to follow detailed recordkeeping requirements for all firm-initiated medical device corrections and removals.

Even though we have received breakthrough device designation for the Hemopurifier for two independent indications, this designation may not expedite the development or review of the Hemopurifier and does not provide assurance ultimately of PMA submission or approval by the FDA.

The Breakthrough Devices Program is a voluntary program intended to expedite the review, development, assessment and review of certain medical devices that provide for more effective treatment or diagnosis of life-threatening or irreversibly debilitating human diseases or conditions for which no approved or cleared treatment exists or that offer significant advantages over existing approved or cleared alternatives. All submissions for devices designated as Breakthrough Devices will receive priority review, meaning that the review of the submission is placed at the top of the appropriate review queue and receives additional review resources, as needed.

Although breakthrough designation or access to any other expedited program may expedite the development or approval process, it does not change the standards for approval. Although we obtained breakthrough device designation for the Hemopurifier for two indications, we may not experience faster development timelines or achieve faster review or approval compared to conventional FDA procedures. For example, the time required to identify and resolve issues relating to manufacturing and controls, the acquisition of a sufficient supply of our product for clinical trial purposes or the need to conduct additional nonclinical or clinical studies may delay approval by the FDA, even if the product qualifies for breakthrough designation or access to any other expedited program. Access to an expedited program may also be withdrawn by the FDA if it believes that the designation is no longer supported by data from our clinical development program. Additionally, qualification for any expedited review procedure does not ensure that we will ultimately obtain regulatory approval for the product.

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Our bylaws designate the Eighth Judicial District Court of Clark County, Nevada, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our bylaws require that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, will, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following:

•	any derivative action or proceeding brought in the name or right of the Company or on its behalf;

•	any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders;

•	any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of our articles of incorporation or bylaws; or

•	any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws/

However, our bylaws provide that the exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Risks Related to Our Intellectual Property and Related Litigation

We rely upon licenses and patent rights from third parties which are subject to termination or expiration.

We rely in part upon third-party licenses and ownership rights assigned from third parties for the development of specific uses for our Hemopurifier devices. For example, we are researching, developing and testing cancer-related applications for our devices under patents assigned from the London Health Science Center Research, Inc. Should any of our licenses be prematurely terminated for any reason, or if the patents and intellectual property assigned to us or owned by such entities that we have licensed are challenged or defeated by third parties, our research efforts could be materially and adversely affected. Our licenses and patents assigned to us may not continue in force for as long as we require for our research, development and testing of cancer treatments. It is possible that, if our licenses terminate or the underlying patents and intellectual property is challenged or defeated or the patents and intellectual property assigned to us is challenged or defeated, suitable replacements may not be obtained or developed on terms acceptable to us, if at all. There is also the related risk that we may not be able to make the required payments under any patent license or assignment agreement, in which case we may lose to ability to use one or more of the licensed or assigned patents.

We could become subject to intellectual property litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, prevent us from selling our commercially available products and/or reduce the margins we may realize from our products.

The medical devices industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether a product infringes a patent involves complex legal and factual issues, and the determination is often uncertain. There may be existing patents of which we are unaware that our products under development may inadvertently infringe. The likelihood that patent infringement claims may be brought against us increases as the number of participants in the infectious market increases and as we achieve more visibility in the marketplace and introduce products to market.

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Any infringement claim against us, even if without merit, may cause us to incur substantial costs, and would place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. In some cases, litigation may be threatened or brought by a patent holding company or other adverse patent owner who has no relevant product revenues and against whom our patents may provide little or no deterrence. If we are found to infringe any patents, we could be required to pay substantial damages, including triple damages if an infringement is found to be willful. We also could be required to pay royalties and could be prevented from selling our products unless we obtain a license or are able to redesign our products to avoid infringement. We may not be able to obtain a license enabling us to sell our products on reasonable terms, or at all. If we fail to obtain any required licenses or make any necessary changes to our technologies or the products, we may be unable to commercialize one or more of our products or may have to withdraw products from the market, all of which would have a material adverse effect on our business, financial condition and results of operations.

If the combination of patents, trade secrets and contractual provisions upon which we rely to protect our intellectual property is inadequate, our ability to commercialize our products successfully will be harmed.

Our success depends significantly on our ability to protect our proprietary rights to the technologies incorporated in our products. We currently have five issued U.S. patents and two pending U.S. patent applications. We also have 24 issued foreign patents and have applied for 15 additional foreign and international patents. Our issued patents began to expire in August 2024, with the last of these patents expiring in 2031, although terminal disclaimers, patent term extension or patent term adjustment can shorten or lengthen the patent term. We rely on a combination of patent protection, trade secret laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these may not adequately protect our rights or permit us to gain or keep any competitive advantage.

The issuance of a patent is not conclusive as to its scope, validity or enforceability. The scope, validity or enforceability of our issued patents can be challenged in litigation or proceedings before the U.S. Patent and Trademark Office or foreign patent offices where our applications are pending. The U.S. Patent and Trademark Office or foreign offices may deny or require significant narrowing of claims in our pending patent applications. Patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. Proceedings before the U.S. Patent and Trademark Office or foreign offices could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. The laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S., if at all. Some of our patents may expire before we receive FDA approval to market our products in the United States or we receive approval to market our products in a foreign country. Although we believe that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier treatment technology, this protection may not be sufficient to protect us during the development of that technology.

Our competitors may successfully challenge and invalidate or render unenforceable our issued patents, including any patents that may issue in the future, which could prevent or limit our ability to market our products and could limit our ability to stop competitors from marketing products that are substantially equivalent to ours. In addition, competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products but that are not covered by our patents.

We have also entered into confidentiality and assignment of intellectual property agreements with all of our employees, consultants and advisors directly involved in the development of our technology as one of the ways we seek to protect our intellectual property and other proprietary technology. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

In the event a competitor infringes upon any of our patents or other intellectual property rights, enforcing our rights may be difficult, time consuming and expensive, and would divert management’s attention from managing our business. We may not be successful on the merits in any enforcement effort. In addition, we may not have sufficient resources to litigate, enforce or defend our intellectual property rights.

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We may rely on licenses for new technology, which may affect our continued operations with respect thereto.

As we develop our technology, we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated. The inability to obtain any necessary third-party licenses could cause us to abandon a particular development path, which could seriously harm our business, financial position and results of our operations.

New technology may lead to our competitors developing superior products which would reduce demand for our products.

Research into technologies similar to ours is proceeding at a rapid pace, and many private and public companies and research institutions are actively engaged in the development of products similar to ours. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our technologies. Our existing patents or our pending and proposed patent applications may not offer meaningful protection if a competitor develops a novel product based on a new technology.

If we are unable to protect our proprietary technology and preserve our trade secrets, we will increase our vulnerability to competitors which could materially adversely impact our ability to remain in business.

Our ability to successfully commercialize our products will depend on our ability to protect those products and our technology with domestic and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of technology companies, including us, are uncertain and involve complex legal and factual issues. Our patents may not prevent other companies from developing similar products or products which produce benefits substantially the same as our products, and other companies may be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products.

From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Our pending patent applications may not result in issued patents, patent protection may not be secured for any particular technology, and our issued patents may not be valid or enforceable or provide us with meaningful protection.

If we are required to engage in expensive and lengthy litigation to enforce our intellectual property rights, such litigation could be very costly and the results of such litigation may not be satisfactory.

Although we have entered into invention assignment agreements with our employees and with certain advisors, and we routinely enter into confidentiality agreements with our contract partners, if those employees, advisors or contract partners develop inventions or processes independently that may relate to products or technology under development by us, disputes may arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements. In addition, we may be required to commence litigation to enforce such agreements if they are violated, and it is certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements as monetary damages may not be sufficient to compensate us. We may be unable to fund the costs of any such litigation to a satisfactory conclusion, which could leave us without recourse to enforce contracts that protect our intellectual property rights.

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Other companies may claim that our technology infringes on their intellectual property or proprietary rights and commence legal proceedings against us which could be time-consuming and expensive and could result in our being prohibited from developing, marketing, selling or distributing our products.

Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, it is possible that our products or technology could be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We may not prevail in any such litigation. If we are found to have infringed on a third-party’s intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

Other parties may challenge certain of our foreign patent applications. If any such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in other jurisdictions.

Risks Related to U.S. Government Contracts

We may not obtain additional U.S. Government contracts to further develop our technology.

While we have previously had U.S. government contracts, we may not be successful in obtaining additional government grants or contracts. The process of obtaining government contracts is lengthy with the uncertainty that we will be successful in obtaining announced grants or contracts for therapeutics as a medical device technology. Accordingly, although we have obtained government contracts in the past, we may not be awarded any additional U.S. Government grants or contracts utilizing our Hemopurifier platform technology.

U.S. Government agencies have special contracting requirements, including a right to audit us, which create additional risks; a negative audit would be detrimental to us.

Our business plan to utilize the Aethlon Hemopurifier technology may seek to involve contracts with the U.S. Government. Many government contracts, typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which would subject us to additional risks should we obtain contracts with the U.S. Government in the future. These risks include the ability of the U.S. Government to unilaterally:

•	suspend or prevent us for a period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

•	audit and object to our contract-related costs and fees, including allocated indirect costs;

•	control and potentially prohibit the export of our products; and

•	change certain terms and conditions in our contracts.

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As a former and potential future U.S. Government contractor, we are required to comply with applicable laws, regulations and standards relating to our accounting practices and would be subject to periodic audits and reviews. As part of any such audit or review, the U.S. Government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, estimating, compensation and management information systems. Based on the results of its audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, if an audit or review uncovers any improper or illegal activity, we would possibly be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although we have not had any government audits and reviews to date, future audits and reviews could cause adverse effects. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, would possibly not be reimbursable or allowed under such contracts. Further, as a former and potential future U.S. Government contractor, we would be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities.

As a potential future U.S. Government contractor, we would be subject to a number of procurement rules and regulations.

Government contractors must comply with specific procurement regulations and other requirements. These requirements, although customary in government contracts, would impact our performance and compliance costs. In addition, current U.S. Government budgetary constraints could lead to changes in the procurement environment, including the Department of Defense’s initiative focused on efficiencies, affordability and cost growth and other changes to its procurement practices. If and to the extent such changes occur, they could affect whether and, if so, how we pursue certain opportunities and the terms under which we are able to do so.

In addition, failure to comply with these regulations and requirements could result in reductions of the value of contracts, contract modifications or termination, and the assessment of penalties and fines, which could negatively impact our results of operations and financial condition. Our failure to comply with these regulations and requirements could also lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various statutes, including those related to procurement integrity, export control, government security regulations, employment practices, protection of the environment, accuracy of records and the recording of costs, and foreign corruption. The termination of any government contract we may obtain as a result of any of these acts could have a negative impact on our results of operations and financial condition and could have a negative impact on our reputation and ability to procure other government contracts in the future.

Risks Relating to Our Common Stock and Our Corporate Governance

If we are unable to regain compliance with the listing requirements of the Nasdaq Capital Market, our common stock may be delisted from the Nasdaq Capital Market, which could have a material adverse effect on our financial condition and could make it more difficult for you to sell your shares.

Our common stock is listed on the Nasdaq Capital Market and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly held shares, market value of listed shares, minimum bid price per share (subject to a 180-day grace period, as discussed below) and minimum stockholders' equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from the Nasdaq Capital Market.

On June 27, 2024, we received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days to regain compliance with the Minimum Bid Price Requirement by having the closing bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days.

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There can be no assurance, however, that we will be able to regain compliance with the Minimum Bid Price Requirement. Even if we do regain compliance, we may not be able to maintain compliance with the continued listing requirements for the Nasdaq Capital Market or our common stock could be delisted in the future. In addition, we may be unable to meet other applicable listing requirements of the Nasdaq Capital Market, including maintaining minimum levels of stockholders’ equity or market values of our common stock in which case, our common stock could be delisted notwithstanding our ability to demonstrate compliance with the Minimum Bid Price Requirement.

Delisting from the Nasdaq Capital Market may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

Historically we have not paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We intend to retain our future earnings, if any, to fund operational and capital expenditure needs of our business, and do not anticipate paying any cash dividends in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders in the foreseeable future.

Our stock price is speculative, and there is a risk of litigation.

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

•	failure to raise additional funds when needed;

•	announcements regarding our ongoing development of the Hemopurifier;

•	results regarding the progress of our clinical trials with the Hemopurifier;

•	results reported from our clinical trials with the Hemopurifier;

•	failure to meet the continued listing requirements of and maintain our listing on Nasdaq;

•	results of operations or revenue in any quarter failing to meet the expectations, published or otherwise, of the investment community;

•	reduced investor confidence in equity markets;

•	speculation in the press or analyst community;

•	wide fluctuations in stock prices, particularly with respect to the stock prices for other medical device companies;

•	announcements of technological innovations by us or our competitors;

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•	new products or the acquisition of significant customers by us or our competitors;

•	changes in interest rates;

•	changes in investors’ beliefs as to the appropriate price-earnings ratios for us and our competitors;

•	changes in recommendations or financial estimates by securities analysts who track our common stock or the stock of other medical device companies;

•	changes in management;

•	sales of common stock by directors and executive officers;

•	rumors or dissemination of false or misleading information, particularly through Internet chat rooms, instant messaging, and other rapid-dissemination methods;

•	conditions and trends in the medical device industry generally;

•	the announcement of acquisitions or other significant transactions by us or our competitors;

•	adoption of new accounting standards affecting our industry;

•	changes in the structure of healthcare payment systems;

•	general market conditions;

•	domestic or international terrorism and other factors; and

•	the other factors described in this section.

Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. Although no such lawsuits are currently pending against us and we are not aware that any such lawsuit is threatened to be filed in the future, future lawsuits are possible as a result of fluctuations in the price of our common stock. Defending against any such suits could result in substantial cost and divert management’s attention and resources. In addition, any settlement or adverse determination of such lawsuits could subject us to significant liability.

If at any time our common stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our common stock is not listed on a national securities exchange or we have net tangible assets of $2,000,000 or less, or we have an average revenue of less than $6,000,000 for the last three years, and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the SEC’s “penny stock” rules. Currently, our common stock is subject to the SEC’s “penny stock” rules promulgated under the Exchange Act and as a result, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks;

•	furnish the investor a disclosure document describing the risks of investing in penny stocks;

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•	disclose to the investor the current market quotation, if any, for the penny stock;

•	disclose to the investor the amount of compensation the firm and its broker will receive for the trade; and

•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our common stock has had an unpredictable trading volume which means you may not be able to sell our shares at or near trading prices or at all.

Trading in our common shares historically has been volatile and often has been thin, meaning that the number of persons interested in purchasing our common shares at or near trading prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common shares may not develop or be sustained, and current trading levels may decrease.

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The market price for our common stock is volatile; you may not be able to sell our common stock at or above the price you have paid for it, which may result in losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. During the 52-week period ended September 30, 2024, the high and low closing sale prices for a share of our common stock were $2.29 and $0.26, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, trading in our common stock often has been thin. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to our limited operating history, limited amount of cash and revenue, lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; announcements regarding our clinical trials and the development and manufacture of our Hemopurifier; acceptance of our proprietary technology as a viable method of augmenting the immune response of clearing viruses and toxins from human blood; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our issuance of additional shares of common stock or convertible securities could be dilutive.

We are entitled under our articles of incorporation to issue up to 60,000,000 shares of common stock. As of December 27, 2024, we have reserved for issuance 16,593,962 of those shares of common stock for outstanding restricted stock units, stock options and warrants. As of December 27, 2024, we had issued and outstanding 13,961,998 shares of common stock. As a result, as of December 27, 2024 we had 29,444,040 shares of common stock available for issuance to new investors or for use to satisfy indebtedness or pay service providers.

On May 17, 2024, we closed a public offering pursuant to which we sold an aggregate of: (i) 2,450,000 shares of our common stock and accompanying Class A warrants to purchase up to 2,450,000 shares of common stock and Class B warrants to purchase up to 2,450,000 shares of common stock, at a combined public offering price of $0.58 per share and accompanying warrants; and (ii) in lieu of common stock, pre-funded warrants to purchase 5,650,000 shares of common stock and accompanying Class A warrants to purchase up to 5,650,000 shares of common stock and Class B warrants to purchase up to 5,650,000 shares of common stock, at a combined public offering price of $0.579 per pre-funded warrant and accompanying warrants, which is equal to the public offering price per share of common stock, and accompanying warrants less the $0.001 per share exercise price of each such pre-funded warrant.

On March 24, 2022, we entered into an At the Market Offering Agreement (the “2022 ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), which established an at-the-market equity program pursuant to which we were able to offer and sell shares of our common stock from time to time as set forth in the 2022 ATM Agreement. During the fiscal year ended March 31, 2024, we sold an aggregate of 296,056 shares under the 2022 ATM Agreement for net proceeds of $1,322,383. The 2022 ATM Agreement was terminated effective December 13, 2024, and we may not sell any additional shares pursuant to such agreement.

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Our Board of Directors may generally issue shares of common stock, restricted stock units or stock options or warrants to purchase those shares, without further approval by our stockholders, based upon such factors as our Board of Directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans.

Our officers and directors are entitled to indemnification from us for liabilities under our articles of incorporation, which could be costly to us and may discourage the exercise of stockholder rights.

Our articles of incorporation provide that we possess and may exercise all powers of indemnification of our officers, directors, employees, agents and other persons and our bylaws also require us to indemnify our officers and directors as permitted under the provisions of the Nevada Revised Statutes (the “NRS”). We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and stockholders.

Our bylaws and Nevada law may discourage, delay or prevent a change of control of our company or changes in our management, would have the result of depressing the trading price of our common stock.

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” A Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Various provisions of our bylaws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our Board of Directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the bylaws that are not in line with your concerns.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We incur substantial costs as a result of being a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, insurance, accounting and other expenses, including costs associated with public company reporting. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from product development and commercialization activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. These laws and regulations could make it more difficult and costly for us to obtain director and officer liability insurance for our directors and officers, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit and compensation committees. In addition, if we are unable to continue to meet the legal, regulatory and other requirements related to being a public company, we may not be able to maintain the quotation of our common stock on the Nasdaq Capital Market or on any other senior market to which we may apply for listing, which would likely have a material adverse effect on the trading price of our common stock.

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If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Risks Related to Our Securities and this Offering

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire shares of our common stock.

Until holders of the Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, holders of such Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, upon election of holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, upon election of holder, 9.99%) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

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Purchasers in the offering will suffer immediate dilution.

If you purchase Offered Shares or Pre-Funded Warrants in this offering, the value of your shares based on our pro forma net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At an assumed public offering price of $1.00 per share, which represents the high end of the offering price range herein, purchasers of common stock in this offering will experience immediate dilution of approximately $.29 per share, representing the difference between the assumed public offering price per Offered Share in this offering and our pro forma net tangible book value per share as of September 30, 2024, after giving effect to this offering, and after deducting estimated offering expenses, including placement agent fees, payable by us. See “Dilution.”

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

This is a “best efforts” offering; no minimum amount of Offered Shares or Pre-Funded Warrants are required to be sold, and we may not raise the amount of capital we believe is required for our business.

There is no required minimum number of Offered Shares (or Pre-Funded Warrants) that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this Offering Circular. We may sell fewer than all of the Offered Shares (or Pre-Funded Warrants) offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Offered Shares (or Pre-Funded Warrants) sufficient to pursue the business goals outlined in this Offering Circular. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of the Offered Shares or Pre-Funded Warrants offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of Offered Shares or Pre-Funded Warrants under this offering for marketing and advertising expenses and general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds. See “Use of Proceeds”. Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2024, was $5.3 million, or $0.38 per share of common stock, based on 13,961,998 shares of common stock outstanding as of September 30, 2024. Historical net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of such date.

After giving further effect to the assumed sale by us of the Offered Shares at an assumed public offering price of $1.00 per share (which represents the high end of the offering price range herein), and after deducting estimated offering expenses, including placement agent fees payable by us, our pro forma net tangible book value as of September 30, 2024 would have been approximately $24 million, or $0.71 per share of common stock. This represents an immediate increase in the net tangible book value of $0.33 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.29 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share		$1.00
Historical net tangible book value per share as of September 30, 2024	$0.38
Increase in pro forma net tangible book value per share attributable to this offering
Pro forma net tangible book value per share as of September 30, 2024 after giving effect to this offering		$0.71
Dilution per share to purchasers of Offered Shares in this offering		$0.29

A $0.10 increase (decrease) in the assumed public offering price of $1.00 per Offered Share, would increase (decrease) the pro forma net tangible book value per share by $0.05, and increase dilution to new investors by $0.05 per share, in each case assuming no sale or Pre-Funded Warrants and that the number of Offered Shares offered by us, as set forth on the cover page of this Offering Circular, remains the same and after deducting estimated offering expenses payable by us, including placement agent fees.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Offered Shares and other terms of this offering determined at pricing.

The number of shares of common stock outstanding as of September 30, 2024, as shown above, is based on 13,961,998 shares of common stock issued and outstanding as of that date and excludes:

•	78,671 shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of September 30, 2024, with a weighted-average exercise price of approximately $17.37 per share;

•	65,788 shares of common stock issuable upon settlement of restricted stock units outstanding as of September 30, 2024;

•	3,093,044 shares of common stock reserved for future issuance under our A&R 2020 Plan; and

•	13,376,676 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock outstanding as of September 30, 2024, with a weighted-average exercise price of approximately $0.63 per share.

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USE OF PROCEEDS

The below table sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed per share price of $1.00, which represents the high end of the offering price range herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares or Pre-Funded Warrants in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	5,000,000	10,000,000	15,000,000	20,000,000
Gross proceeds	$5,000,000 ]	$10,000,000	$15,000,000	$20,000,000 ]
Commissions (1)	(287,500)	(575,000)	(862,500)	(1,150,000)
Offering expenses(2)	(134,750)	(134,750)	(134,750)	(134,750)
Net proceeds	$4,577,750	$9,290,250	$14,002,750	$18,715,250

(1)	We have engaged Maxim Group LLC (the “Placement Agent”), to act as placement agent for this offering, in exchange for a fee of 5.75% of the aggregate offering price of the Offered Shares or Pre-Funded Warrants sold, except for proceeds received from investors introduced by the Company, for which a cash fee of 3.0% of the aggregate offering price of the Offered Shares and Pre-Funded Warrants sold to such investors shall be payable to the Placement Agent.
(2)	Represents placement agent, legal and accounting fees and expenses and out-of-pocket costs (see “Plan of Distribution”).

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, clinical trial expenses and capital expenditures. We may also use a portion of the net proceeds from this offering to in-license, acquire, or invest in complementary businesses, technologies, products or assets. However, we have no current plans, commitments or obligations to do so.

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

We are offering a maximum of 20,000,000 Offered Shares on a “best-efforts” basis, at a fixed price of $0.60 to $1.00 per Offered Share (to be fixed by post-qualification supplement). There is no minimum purchase requirement for investors in this offering. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. This offering could terminate without a closing in the event that there is no market or interest for the Offered Shares.

We are also offering to purchasers the opportunity to purchase, if any such purchaser so chooses, a maximum of 20,000,000 pre-funded warrants in lieu of or in combination with the Offered Shares. The purchase price of each Pre-Funded Warrant will be equal to the public offering price per Offered Share sold in this offering minus $0.001, the exercise price per share of common stock of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants are also being offered by this Offering Circular.

There is no minimum number of Offered Shares or Pre-Funded Warrants that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

The Offered Shares and Pre-Funded Warrants will be offered by Maxim Group LLC, a broker-dealer registered with the SEC and a member of FINRA (“Maxim” or the “Placement Agent”), on a “best efforts” basis pursuant to the placement agency agreement to be entered into between us and Maxim, which we refer to as the “Placement Agent Agreement.” Pursuant to the Placement Agent Agreement, we will pay the Placement Agent, concurrently with each closing of this offering, a cash placement fee equal to 5.75% of the gross proceeds of such closing, except for with respect to proceeds received from investors introduced by the Company, for which a cash placement fee equal to 3.0% of the gross proceeds attributable to such investors in the applicable closing shall be payable to the Placement Agent. In addition, we will also pay the Placement Agent up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses out of the proceeds of the initial closing and up to $10,000 for fees and expenses of legal counsel and other out-of-pocket expenses out of each subsequent closing.

We or the Placement Agent may also ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering.

Procedures for Subscribing

If you are interested in subscribing for securities in this offering, please submit a request for information by e-mail to Syndicate Department at Maxim Group LLC at: syndicate@maximgrp.com; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for the Offered Shares or Pre-Funded Warrants, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	• Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Acceptance of a subscription may occur up to 10 calendar days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. Once a subscription is accepted, Offered Shares will be issued to the subscriber as of the date of settlement, which will not occur until an investor’s funds have cleared and we issue the shares of our common stock. We expect that such clearance will occur within T+1 days of acceptance of a subscription agreement.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction and such prospective investor will be promptly notified.

Right to Reject Subscriptions

The Offered Shares and Pre-Funded Warrants will be issued in a continuous offering which will commence within two calendar days after the qualification of this offering. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will attempt to accept or reject subscriptions within 10 calendar days of receipt. If we accept your subscription, we or Maxim will email you a confirmation. Such funds will be kept in a non-interest bearing escrow account until such time as the foregoing determination is made. We anticipate that, once such subscription agreement is accepted, we will settle such transaction on a T+1 basis. If we reject your subscription, we or Maxim will return all monies from rejected subscriptions immediately to you, without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers.”

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Listing of Offered Shares

The Offered Shares will be listed on The Nasdaq Capital Market under the symbol “AEMD.”

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified in its entirety by reference to, our Articles of Incorporation, as amended (our “Charter”), our Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of Nevada corporate law. You should read our Charter and Bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital consists of 60,000,000 shares of common stock, par value $0.001 per share. As of December 27, 2024, there were 13,961,998 shares of common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our Bylaws provide that stockholders representing a majority of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting, but at any time during which shares of our capital stock are listed for trading on Nasdaq, stockholders representing not less than 33 1/3% of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. Except as otherwise required or permitted by Nevada law, our Charter or our Bylaws, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. If a quorum is present, directors are elected by a plurality of the votes cast, provided, however, that each nominee for director must receive the vote of a majority of a quorum present at the meeting of stockholders to be elected.

Reverse Stock Split

On October 4, 2023, the Company completed a reverse split of its outstanding shares of common stock at a ratio of 1-for-10. In connection with the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock was automatically converted into one share of the Company’s common stock. Any fractional shares resulting from the reverse split were rounded up to the next whole share. All common stock amounts and prices in this Offering Circular reflect the consummation of the reverse split.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval, certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original Charter and have not amended our Charter to so elect.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our Bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Charter or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority, or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services. The transfer agent’s address is P.O. Box 30170, College Station, TX 77842.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering an aggregate of 20,000,000 shares of our common stock and/or Pre-Funded Warrants to purchase shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this Offering Circular.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to this Offering Circular. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.001 per share of common stock. The Pre-Funded Warrants will be exercisable immediately, and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the shares of common stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with Beneficial Ownership Limitation of 4.99%, upon notice to use and effective 61 days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of ordinary shares outstanding immediately after exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, at any time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of shares of common stock equal to (A)(1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of common stock the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole shares of common stock.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently listed on The Nasdaq Capital Market under the symbol “AEMD.”

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of shares of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of our common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

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BUSINESS

Overview and Corporate History

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, consisting of 162 sessions with 37 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses with an additional 2 sessions where the Hemopurifier was safely utilized with a cancer patient. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The FDA has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and

•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful exosomes and exosomal particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We have recently launched in Australia and in India safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patient, safety, feasibility and dose-finding trial in each country is the incidence of adverse events and clinically significant changes in safety lab tests of Hemopurifier treated patients with solid tumors with stable or progressive disease at different treatment intervals, after a two-month run in period of PD-1 antibody, Keytruda® or Opdivo® monotherapy. Patients who do not respond to the therapy will be eligible to enter the Hemopurifier period of the study where sequential cohorts will receive 1, 2 or 3 Hemopurifier treatments during a one-week period. In addition to monitoring safety, the study is designed to examine the number of Hemopurifier treatments needed to decrease the concentration of EVs and whether these changes in EV concentrations improve the body’s own natural ability to attack tumor cells. These exploratory central laboratory analyses are expected to inform the design of a subsequent efficacy and safety, PMA study required by regulatory agencies.

The following two hospitals in Australia have received ethics committee approval, have gone through training on our device and are now open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia. We have also trained a third hospital in Australia, but we have not yet received governance committee approval for that institution and have not yet begun patient enrollment. In November 2024, we received confirmation that the first two patients enrolled at the Royal Adelaide Hospital location have successfully completed screening and are advancing to the run-in period of the trial. The enrollment of the first two eligible patients marks a significant milestone in advancing our clinical program for the Hemopurifier.

We have received ethics committee approval from Medanta Medicity Hospital in Gurugram, India for a similar nine to 18-patient, safety, feasibility and dose-finding trial. We are completing the necessary logistical steps before they can open for patient enrollment.

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We have entered into an agreement with NAMSA, a world leading medical technology CRO offering global end-to-end development services, to oversee our clinical trials of the Hemopurifier for patients in Australia with various types of cancer tumors. We also have engaged Qualtran LLC as the CRO for our clinical trial in India.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture H5N1 bird flu virus, H1N1 swine flu virus, Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, and the reconstructed Spanish flu virus of 1918. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

On June 17, 2020, the FDA approved a supplement to our open IDE, for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a new feasibility study. In June 2022, the first patient in this study was enrolled and completed the Hemopurifier treatment phase of the protocol. Due to the lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022.

Under Single Patient Emergency Use regulations, Aethlon has treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above.

We also obtained ERB approval from and entered into a clinical trial agreement with Medanta Medicity Hospital, a multi-specialty hospital in Delhi NCR, India, for a COVID-19 clinical trial at that location. In May 2023, we received ERB approval from the Medanta Medicity Hospital and Maulana Azad Medical College (“MAMC”), for a second site for our clinical trial in India to treat severe COVID-19. MAMC was established in 1958 and is located in New Delhi, India. MAMC is affiliated with the University of Delhi and is operated by the Delhi government. To date one patient has been treated. Due to the lack of enrollment in our COVID-19 trial in India, driven by the lack of patient admissions to the ICUs, we decided to close our COVID-19 trial on November 21, 2024.

Organ Transplantation

Additionally, based on preclinical data with acellular kidney perfusates, we believe that the Hemopurifier has potential applications in organ transplantation. We are investigating whether the Hemopurifier, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses, exosomes, RNA molecules, cytokines, chemokines and other inflammatory molecules from recovered organs. We initially are focused on recovered kidneys from deceased donors. We have previously demonstrated the removal of multiple viruses and exosomes and exosomal particles from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier and believe this process could reduce transplantation complications by improving graft function, reducing graft rejection, maintaining or improving organ viability prior to transplantation, and potentially reducing the number of kidneys rejected for transplant.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

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In addition to the foregoing, we are monitoring closely the impact of inflation, the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, ongoing military conflicts and other forms of global instability will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.'s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan's terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this Offering Circular.

The Mechanism of the Hemopurifier

The Hemopurifier is an affinity hemofiltration device designed for the single-use removal of harmful exosomes and life-threatening viruses from the human circulatory system. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is the Center for Devices and Radiological Health (the “CDRH”), the branch of FDA responsible for the premarket approval of all medical devices.

In our current applications, our Hemopurifier can be used on the established infrastructure of continuous renal replacement therapy (“CRRT”) and dialysis instruments located in hospitals and clinics worldwide. It could also potentially be developed as part of a proprietary closed system with its own pump and tubing set, negating the requirement for dialysis infrastructure. Incorporated within the Hemopurifier is a protein called a lectin, that aids in binding exosomes and viruses.

The Hemopurifier - Clinical Trials In Viral Infections

The initial development of the Hemopurifier was focused on viral infections. In non-clinical bench experiments using a laboratory version of the Hemopurifier, performed in Company labs as well as in multiple other outside labs, including the Centers for Disease Control and Prevention (the “CDC”), the United States Army Medical Research Institute of Infectious Diseases (the “USAMRIID”), Battelle Memorial Research Institute and others, we have demonstrated that a miniature version of the Hemopurifier can bind and clear multiple different glycosylated viruses. These viruses include HIV, HCV, Dengue, West Nile, multiple strains of influenza, Ebola, Chikungunya, smallpox, monkeypox, multiple herpes viruses, a MERS-CoV related pseudovirus and others.

Initial clinical trials on the Hemopurifier were conducted overseas on dialysis patients with HCV, with a subsequent EFS conducted in the United States under an FDA approved IDE.

On March 13, 2017, we concluded an FDA-approved EFS under an IDE in end stage renal disease patients on dialysis who were infected with HCV. The study was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments. Prior to this approval, we collected supporting Hemopurifier data through investigational human studies conducted overseas.

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SARS-CoV-2/COVID-19

SARS-COV-2, the causative agent of COVID-19 is a member of the coronavirus family, which includes the original SARS virus, SARS-CoV, and the MERS virus. SARS-CoV-2, like all coronaviruses, is glycosylated. This suggests that the Hemopurifier could potentially clear it from biological fluids, including blood.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects had to have an established laboratory diagnosis of COVID-19, be admitted to an ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, include reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). In June 2022, the Company completed the treatment protocol for its first patient in this study.

In September 2021, we entered into an agreement with a leading global CRO to oversee our U.S. clinical studies investigating the Hemopurifier for critically ill COVID-19 patients. Due to lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022.

Under Single Patient Emergency Use regulations, we have also treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above. We published a manuscript reviewing case studies covering those two Single Patient Emergency Use treatments entitled “Removal of COVID-19 Spike Protein, Whole Virus, Exosomes and Exosomal microRNAs by the Hemopurifier® Lectin-Affinity Cartridge in Critically Ill Patients with COVID-19 Infection.”

The manuscript described the use of the Hemopurifier for a total of nine sessions in two critically ill COVID-19 patients. The first case study demonstrated the improvement in the patient who was a SARS-COV-2 positive COVID-19 present at entry to the hospital, with associated coagulopathy (“CAC”), lung injury, inflammation, and tissue injury despite the absence of demonstrable COVID-19 viremia at the start of treatment at Day 22 and having demonstrated strong viremia earlier in the patient’s disease cycle, suggesting that the significant removal of exosomes contributed to the patient’s recovery. This patient received eight Hemopurifier treatments without complications and eventually was weaned from a ventilator and was discharged from the hospital.

The second patient case study demonstrated in vivo removal of SARS-CoV-2 virus from the blood stream of an infected patient. This patient completed a six-hour Hemopurifier treatment without complications and subsequently was placed on continuous renal replacement therapy (“CRRT”). The patient ultimately expired three hours after being placed on CRRT because of the advanced stage of the patient’s disease.

In May 2022, we announced the publication of a pre-print manuscript featuring data that demonstrated our proprietary GNA affinity resin was able to bind seven clinically relevant SARS-CoV-2 variants in vitro, including the Delta and Omicron variants. Viral capture efficiency with the GNA affinity resin ranged from 53% to 89% for all variants tested. The GNA affinity resin is a key component of the Hemopurifier. The manuscript is titled "Removal of Clinically Relevant SARS-CoV-2 Variants by An Affinity Resin Containing Galanthus nivalis Agglutinin" and was published in bioRxiv.

We previously commissioned Battelle Memorial Institute in 2008 to run a monkeypox virus (“MPV”) in vitro study using a mini-Hemopurifier. This study demonstrated that high concentrations of MPV (approximately 35 thousand cpu/ml) were rapidly depleted from cell culture fluids when circulated through the Hemopurifier. The study data indicated that the Hemopurifier removed 44 percent of infectious MPV in the first hour of testing, 82 percent after six hours, and 98 percent after 20 hours. The studies were conducted in triplicate and data verification was provided by real-time polymerase chain reaction.

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The Hemopurifier – Clinical Trials Conducted Overseas in Viral Infections

EBOLA Virus

In December of 2014, Time Magazine named the Hemopurifier a “Top 25 Invention” as the result of treating an Ebola-infected physician at Frankfurt University Hospital in Germany. The physician was comatose with multiple organ failure at the time of treatment with the Hemopurifier. At the American Society of Nephrology Annual Meeting, Dr. Helmut Geiger, Chief of Nephrology at Frankfurt University Hospital reported that the patient received a single 6.5 hour Hemopurifier treatment. Prior to treatment, viral load was measured at 400,000 copies/ml. Post-treatment viral load reported to be at 1,000 copies/ml. Dr. Geiger also reported that 242 million copies of Ebola virus were captured within the Hemopurifier during treatment. The patient ultimately made a full recovery. Based on this experience, the Company filed an Expanded Access protocol with the FDA to treat Ebola virus infected patients in up to ten centers in the United States and a corresponding protocol was approved by HealthCanada. These protocols remain open allowing Hemopurifier treatment to be offered to patients presenting for care in both countries. In 2018, the FDA designated the Hemopurifier as a Breakthrough Device “… for the treatment of life-threatening viruses that are not addressed with approved therapies.”

Hepatitis C Virus (HCV)

Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 treated patients.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection.

Hemopurifier - Human Immunodeficiency Virus (HIV)

In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital in an AIDS patient who was not being administered HIV antiviral drugs. In the study, viral load was reduced by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

U.S. GOVERNMENT CONTRACTS

We did not recognize revenue from government contracts in the fiscal year ended March 31, 2024. We recognized revenue under the following government contract/grant in the fiscal year ended March 31, 2023:

Phase 2 Melanoma Cancer Contract

On September 12, 2019, the National Cancer Institute (the “NCI”), part of the National Institutes of Health (the “NIH”), awarded to us a SBIR Phase II Award Contract, for NIH/NCI Topic 359, entitled “A Device Prototype for Isolation of Melanoma Exosomes for Diagnostics and Treatment Monitoring” (the “Award Contract”). The Award Contract amount was $1,860,561 and, as amended, ran for the period from September 16, 2019 through September 15, 2022.

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The work performed pursuant to this Award Contract was focused on melanoma exosomes. This work followed from our completion of a Phase I contract for the Topic 359 solicitation that ran from September 2017 through June 2018, as described below. Following on the Phase I work, the deliverables in the Phase II program involved the design and testing of a pre-commercial prototype of a more advanced version of the exosome isolation platform.

The Award Contract ended on September 15, 2022 and we presented the required final report to the NCI. As the NCI completed its close out review of the contract, we recognized as revenue $574,245 on our statement of operations for the fiscal year ended March 31, 2023.

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $2,520,000 and $2,745,000 in the fiscal years ended March 31, 2024 and 2023, respectively.

Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

Our success depends in large part on our ability to protect our proprietary technology, including the Hemopurifier product platform, and to operate without infringing the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses or cease sales of products or certain activities.

To protect our proprietary medical technologies, including the Hemopurifier product platform and other scientific discoveries, we have a portfolio of over 46 issued patents and pending applications worldwide. We currently have five issued U.S. patents and 24 issued patents in countries outside of the United States. In addition, we have 17 patent applications pending worldwide related to our Hemopurifier product platform and other technologies. We are seeking additional patents on our scientific discoveries.

It is possible that our pending patent applications may not result in issued patents, that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using.

There is a risk that any patent applications that we file and any patents that we hold or later obtain could be challenged by third parties and declared invalid or unenforceable. For many of our pending applications, patent interference proceedings may be instituted with the U.S. Patent and Trademark Office (the “USPTO”) when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the USPTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the USPTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delays in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us. Third parties can file post-grant proceedings in the USPTO, seeking to have issued patent invalidated, within nine months of issuance. This means that patents undergoing post-grant proceedings may be lost, or some or all claims may require amendment or cancellation, if the outcome of the proceedings is unfavorable to us. Post-grant proceedings are complex and could result in a reduction or loss of patent rights. The institution of post-grant proceedings against our patents could also result in significant expenses.

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Patent law outside the United States is uncertain and in many countries, is currently undergoing review and revisions. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. Outside of the United States, we currently have pending patent applications or issued patents in Europe, India, Russia, Canada, Japan, Singapore and Hong Kong.

In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. It is possible that others could independently develop or otherwise acquire substantially equivalent technology, somehow gain access to our trade secrets and proprietary technological expertise or disclose such trade secrets, or that we may not successfully ultimately protect our rights to such unpatented trade secrets and proprietary technological expertise. We rely, in part, on confidentiality agreements with our marketing partners, employees, advisors, vendors and consultants to protect our trade secrets and proprietary technological expertise. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Patents

The following table lists our issued patents and patent applications, including their ownership status, including relevant patent term adjustments (PTA), which is a process of extending the term of a U.S. patent:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	5/30/29 as terminal disclaimer filed over 8,288,172
8,288,172	Extracorporeal removal of microvesicular particles	10/16/12	Owned	3/09/27 05/30/29 (with 813 days Patent Term Adjustment (PTA))
7,226,429	Method for removal of viruses from blood by lectin affinity hemodialysis	6/5/07	Owned	1/20/25 (with 366 days PTA)

Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
17/918,085	Devices and methods for treating a coronavirus infection and symptoms thereof	10/10/22	Owned
18/700571	Devices and methods for treating a viral infection and symptoms thereof	04/11/24	Owned

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Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
60 2011 035 500	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31
2644855	Extracorporeal removal of microvesicular particles (Canada)	11/19/19	Owned	3/09/27
3061952	Extracorporeal removal of microvesicular particles (Canada)	7/19/22	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Germany)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Switzerland)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Spain)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (France)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Great Britain)	4/24/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Italy)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Netherlands)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Sweden)	4/24/19	Owned	3/09/27
1126138	Extracorporeal removal of microvesicular particles (Hong Kong)	6/19/20	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (Switzerland)	4/21/21	Owned	3/09/27
60 2007 061 082.6	Extracorporeal removal of microvesicular particles (Germany)	4/21/21	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (Denmark)	4/21/21	Owned	3/09/27
2880460	Extracorporeal removal of microvesicular particles (Spain)	4/21/21	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (France)	4/21/21	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (Great Britain)	4/21/21	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (Ireland)	4/21/21	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (Netherlands)	4/21/21	Owned	3/09/27
3517151	Extracorporeal removal of microvesicular particles (Sweden)	4/21/21	Owned	3/09/27

Pending Foreign Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2021256402	Devices and methods for treating a coronavirus infection and symptoms thereof (Australia)	10/16/22	Owned
3178687	Devices and methods for treating a coronavirus infection and symptoms thereof (Canada)	9/29/22	Owned
21788894.0	Devices and methods for treating a coronavirus infection and symptoms thereof (Europe)	10/26/22	Owned
62023077768.7	Devices and methods for treating a coronavirus infection and symptoms thereof (Hong Kong)	08/17/23	Owned
297109	Devices and methods for treating a coronavirus infection and symptoms thereof (Israel)	10/6/22	Owned
2023-505809	Devices and methods for treating a coronavirus infection and symptoms thereof (Japan)	10/12/22	Owned
202236192	Devices and methods for treating a viral infection and symptoms thereof (Australia)	04/12/24	Owned
2024-522200	Devices and methods for treating a viral infection and symptoms thereof (Japan)	04/12/24	Owned
3235306	Devices and methods for treating a viral infection and symptoms thereof (Canada)	4/11/2024	Owned
22881946.2	Devices and methods for treating a viral infection and symptoms thereof (Europe)	4/23/2024	Owned

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Pending International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2024/015614	Removal of exosomes, ectosomes, mirnas, circulating nucleic acids, and viral particles with	2/13/24	Owned

Trademarks

APPLICATION NAME	COUNTRIES	PRIORITY DATE	OWNED OR LICENSED
SANSAGITTA*	Madrid, Australia, Canada, the EU, UK, and India	7/8/2021	Owned

* The US Application for SANSAGITTA was abandoned on December 2, 2024. It was used as the basis application for a Madrid registration, and the corresponding above-listed designated country registrations can be converted to national applications to avoid abandonment.

Trademarks

In addition to the Sansagitta trademarks noted in the above table, we also have trademark registrations in the United States for Hemopurifier and Aethlon Medical, Inc., and obtained a trademark registration in India for Hemopurifier. We also have common law trademark rights in Aethlon ADAPT™ and ELLSA™.

Licensing and Assignment Agreements

On November 7, 2006, we executed an assignment agreement with the London Health Science Center Research, Inc. under which an invention and related patent rights for a method to treat cancer were assigned to us. The invention provides for the "Extracorporeal removal of microvesicular particles" for which the U.S. Patent and Trademark Office granted a patent (Patent No.8,288,172) in the United States as of October 2012. The agreement provided for an upfront payment of six shares of unregistered common stock and a 2% royalty on any future net sales of all products or services, the sale of which would infringe in the absence of the assignment granted under this agreement. We are also responsible for paying certain patent application and filing costs. Under the assignment agreement, we own the patents until their respective expirations. Under certain circumstances, ownership of the patents may revert to the London Health Science Center Research, Inc. if there is an uncured substantial breach of the assignment agreement.

Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by the FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. Our competitors include blood filters produced by Exthera Medical Corporation.

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Government Regulation

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. As the primary mode of action of the Hemopurifier is attributable to the device component of this combination product, the CDRH has primary jurisdiction over its premarket development, review and approval. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

FDA’s Pre-market Clearance and Approval Requirements

Each medical device we seek to commercially distribute in the United States will require either a prior 510(k) clearance, unless it is exempt, or a pre-market approval from the FDA. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a premarket approval (“PMA”) is required. Medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the Federal Food, Drug and Cosmetic Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner. We believe that the Hemopurifier will be classified as a Class III device and as such will be subject to PMA submission and approval.

Pre-market Approval Pathway

A pre-market approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market approval application process is much more demanding than the 510(k) pre-market notification process. A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

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Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation (“QSR”). The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Emergency Use Authorizations (“EUAs”) are granted by FDA in public health emergencies but allow use of the authorized device only during the period of the respective public health emergency, and do not change the requirement to ultimately seek PMA approval after the authorization period has ended.

Clinical Trials

Clinical trials are almost always required to support pre-market approval and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards (“IRBs”) at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

Ongoing Regulation by the FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

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•	medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufactures report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FDCA that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, voluntary or mandatory recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing submissions or applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.

The Medical Device Reporting laws and regulations require us to provide information to the FDA when we receive or otherwise become aware of information that reasonably suggests our device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of our products under development.

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Healthcare Regulation

In addition to the FDA’s restrictions on marketing of pharmaceutical products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and other healthcare professionals (such as physicians assistants and nurse practitioners) and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. For example, states have anti-kickback and false claims laws that may be broader in scope than analogous federal laws and may apply regardless of payor. In addition, state data privacy laws that protect the security of health information may differ from each other and may not be preempted by federal law. Moreover, several states have enacted legislation requiring pharmaceutical manufacturers to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales and marketing activities, report information related to drug pricing, require the registration of sales representatives, and prohibit certain other sales and marketing practices. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), among other things, reduced and/or limited Medicare reimbursement to certain providers and imposed an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions. However, the 2020 federal spending package permanently eliminated, effective January 1, 2020, this ACA-mandated medical device tax. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (the “IRA”) into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the "donut hole" under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the ACA will be subject to judicial or congressional challenges in the future. It is unclear how such challenges and any additional healthcare reform measures will impact the ACA.

Other legislative changes have been proposed and adopted since the ACA was enacted. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2032. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. In July 2021, the Biden Administration released an executive order, “Promoting Competition in the American Economy,” which contained provisions relating to prescription drugs. On September 9, 2021, in response to this executive order, the U.S. Department of Health and Human Services (the “HHS”), released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

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Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies, could adopt similar policies that limit reimbursement for medical device manufacturers’ products.

Coverage and Reimbursement

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our Hemopurifier or any other products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the United States or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. If approved for use in the United States, we expect that any products that we develop, including the Hemopurifier, will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services (the “CMS”), which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. Many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy for coverage and reimbursement for medical devices exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor.

Manufacturing

Historically, manufacturing of our Hemopurifier occurred in collaboration with a contract manufacturer based in California under current Good Manufacturing Practice (“cGMP”) regulations promulgated by the FDA. Our contract manufacturer is registered with the FDA. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

In May 2024, the FDA approved the use of our own manufacturing facility to manufacture Hemopurifiers.

Our costs of compliance with federal, state and local environmental laws have been immaterial to date.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

Aethlon personnel assemble the various components of the Hemopurifier with materials from our various suppliers, which are purchased and released by Aethlon. Specifically, the Hemopurifier contains three critical components with limited available suppliers. The GNA lectin is sourced from Vector Laboratories Inc. and also is available from other suppliers. Our intended transition from Vector Laboratories to a new supplier for GNA is delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing change. The base cartridge on which the Hemopurifier is constructed is sourced from Medica S.p.A and we are dependent on the continued availability of these cartridges. Although there are other suppliers, the process of qualifying a new supplier takes time and regulatory approvals must be obtained. We currently purchase the diatomaceous earth from Janus Scientific, Inc., as the distributor; however, the product is manufactured by Imerys Minerals Ltd. There potentially are other suppliers of this product, but as with the cartridges, qualifying and obtaining required regulatory approvals takes time and resources.

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Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. It is possible that future insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Facilities

In December 2020, we entered into an agreement to lease approximately 2,823 square feet of office space and 1,807 square feet of laboratory space located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 and 11575 Sorrento Valley Road, Suite 200, San Diego, California 92121, respectively. The agreement carries a term of 63 months and we took possession of the office space effective October 1, 2021. We took possession of the laboratory space effective January 1, 2022. The current aggregate monthly base rent under the office and laboratory components of the lease is $14,158. In October 2021, we entered into another lease for approximately 2,655 square feet of space to house our manufacturing operations located at 11588 Sorrento Valley Road, San Diego, California 92121. The term is for 55 months and we took possession of the manufacturing space in August 2022. The current monthly base rent under the manufacturing component of the lease is $12,824.

We believe our existing facilities are in good operating condition and are suitable for the conduct of our business.

Employees

As of December 27, 2024, we had 9 full-time employees and no part-time employees. All of our employees are located in the United States. We do intend to hire additional employees. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

We believe our employee relations are good. None of our employees are represented by a labor union or are subject to collective-bargaining agreements.

Legal Proceedings

From time to time we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the financial statements and related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” and in other parts of this Offering Circular.

Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, consisting of 162 sessions with 37 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses with an additional 2 sessions where the Hemopurifier was safely utilized with a cancer patient. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The FDA has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and

•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful exosomes and exosomal particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We have recently launched in Australia and in India safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patient, safety, feasibility and dose-finding trial in each country is the incidence of adverse events and clinically significant changes in safety lab tests of Hemopurifier treated patients with solid tumors with stable or progressive disease at different treatment intervals, after a two-month run in period of PD-1 antibody, Keytruda® or Opdivo® monotherapy. Patients who do not respond to the therapy will be eligible to enter the Hemopurifier period of the study where sequential cohorts will receive 1, 2 or 3 Hemopurifier treatments during a one-week period. In addition to monitoring safety, the study is designed to examine the number of Hemopurifier treatments needed to decrease the concentration of EVs and whether these changes in EV concentrations improve the body’s own natural ability to attack tumor cells. These exploratory central laboratory analyses are expected to inform the design of a subsequent efficacy and safety, PMA study required by regulatory agencies.

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The following two hospitals in Australia have received ethics committee approval, have gone through training on our device and are now open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia. We have also trained a third hospital in Australia, but we have not yet received governance committee approval for that institution and have not yet begun patient enrollment. In November 2024, we received confirmation that the first two patients enrolled at the Royal Adelaide Hospital location have successfully completed screening and are advancing to the run-in period of the trial. The enrollment of the first two eligible patients marks a significant milestone in advancing our clinical program for the Hemopurifier.

We have received ethics committee approval from Medanta Medicity Hospital in Gurugram, India for a similar nine to 18-patient, safety, feasibility and dose-finding trial. We are completing the necessary logistical steps before they can open for patient enrollment.

We have entered into an agreement with NAMSA, a world leading medical technology CRO offering global end-to-end development services, to oversee our clinical trials of the Hemopurifier for patients in Australia with various types of cancer tumors. We also have engaged Qualtran LLC as the CRO for our clinical trial in India.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture H5N1 bird flu virus, H1N1 swine flu virus, Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, and the reconstructed Spanish flu virus of 1918. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

On June 17, 2020, the FDA approved a supplement to our open IDE, for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a new feasibility study. In June 2022, the first patient in this study was enrolled and completed the Hemopurifier treatment phase of the protocol. Due to the lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022.

Under Single Patient Emergency Use regulations, Aethlon has treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above.

We also obtained ERB approval from and entered into a clinical trial agreement with Medanta Medicity Hospital, a multi-specialty hospital in Delhi NCR, India, for a COVID-19 clinical trial at that location. In May 2023, we received ERB approval from the Medanta Medicity Hospital and Maulana Azad Medical College (“MAMC”), for a second site for our clinical trial in India to treat severe COVID-19. MAMC was established in 1958 and is located in New Delhi, India. MAMC is affiliated with the University of Delhi and is operated by the Delhi government. To date one patient has been treated. Due to the lack of enrollment in our COVID-19 trial in India, driven by the lack of patient admissions to the ICUs, we decided to close our COVID-19 trial on November 21, 2024.

Organ Transplantation

Additionally, based on preclinical data with acellular kidney perfusates, we believe that the Hemopurifier has potential applications in organ transplantation. We are investigating whether the Hemopurifier, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses, exosomes, RNA molecules, cytokines, chemokines and other inflammatory molecules from recovered organs. We initially are focused on recovered kidneys from deceased donors. We have previously demonstrated the removal of multiple viruses and exosomes and exosomal particles from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier and believe this process could reduce transplantation complications by improving graft function, reducing graft rejection, maintaining or improving organ viability prior to transplantation, and potentially reducing the number of kidneys rejected for transplant.

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Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, ongoing military conflicts and other forms of global instability will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

Results of Operations

Three Months Ended September 30, 2024 Compared to the Three Months Ended September 30, 2023

Operating Expenses

Consolidated operating expenses for the three months ended September 30, 2024 were $2,902,119, compared to $3,175,346 for the three months ended September 30, 2023. The decrease of $273,227, or 8.6%, in the 2024 period was due to a decrease of $562,266 in professional fees, partially offset by an increase of $181,473 in payroll and related expenses and a $107,567 increase in general and administrative expenses.

In the three months ended September 30, 2024, professional fees decreased by $562,266, primarily due to a $270,071 reduction in legal fees following a transition to a new legal firm, a $211,417 decrease in contract labor expenses due to project completions with contract manufacturing organizations and research and development consultants, an $80,630 decrease in accounting fees, and a $62,500 reduction in recruiting fees. These decreases were partially offset by an increase in investor relations expenses to support the dissemination of progress on ongoing clinical trials.

Payroll expenses rose by $181,473, largely due to an increase of $507,307 in separation expenses related to severance agreements following the termination of an executive and a reduction in workforce. This increase was partially offset by a $172,419 reduction in ongoing payroll expenses and a $143,688 decrease in stock-based compensation as a result of completion of vesting of some existing stock options and expiration of options associated with reduced headcount.

The $107,567 increase in general and administrative expenses was primarily driven by a $162,790 increase in clinical trial expenses associated with our ongoing oncology clinical trial. A decrease of $32,551 in supplies following the completion of certain research and development efforts, a $10,361 decrease in conference and trade show expenses, and a $9,671 decrease in insurance costs.

Net Loss

As a result of the changes in expenses noted above, our comprehensive loss decreased to $2,803,169 in the three months ended September 30, 2024 from $3,036,891 in the three months ended September 30, 2023.

Basic and diluted loss attributable to common stockholders was ($0.20) for the three months ended September 30, 2024, compared to ($1.22) for the three-month period ended September 30, 2023.

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Six Months Ended September 30, 2024 Compared to the Three Months Ended September 30, 2023

Operating Expenses

Consolidated operating expenses for the six months ended September 30, 2024 were $5,521,856, compared to $6,583,506 for the six months ended September 30, 2023. This decrease of $1,061,651, or 16.1%, in the 2024 period was due to decreases in our professional fees of $924,822 and general and administrative expenses of $449,864. These decreases were partially offset by an increase of $313,035 in payroll and related expenses.

The $924,822 decrease in professional fees was mainly due to a $430,205 reduction in contract labor costs related to completed projects with a contract manufacturing organization, as well as with outside research and development and regulatory and quality management consultants. Additional decreases included $343,656 in legal fees following a transition to a new legal firm, a $62,500 reduction in recruiting fees, a $48,784 decline in consulting fees incurred by our Australian subsidiary, and a $32,622 decrease in accounting fees for activities conducted in the prior year with no similar expenses in the current year.

The $449,864 decrease in general and administrative expenses was primarily driven by a $479,994 reduction in supplies expenses for raw materials purchased last year for the research, development, and manufacturing of our Hemopurifier. Other decreases included a $44,137 decrease in cleanroom repair and maintenance expenses, a $27,763 decline in conference, tradeshow, and travel and entertainment expenses, and a $20,897 decrease in insurance costs. These decreases were partially offset by a $141,928 increase in expenses primarily related to our ongoing oncology clinical trial.

The $313,035 increase in payroll expenses was primarily due to $827,910 in severance-related salary expenses for two executives and a reduction in workforce. This increase was partially offset by a $260,401 reduction in ongoing payroll expenses and a $254,474 decrease in stock-based compensation due to reduced headcount.

Net Loss

As a result of the changes in expenses noted above, our comprehensive loss decreased from $6,320,064 in the six months ended September 30, 2023, to $5,375,443 in the six months ended September 30, 2024.

Basic and diluted loss attributable to common stockholders was ($0.50) for the six months ended September 30, 2024, compared to ($2.57) for the six-month period ended September 30, 2023.

Comparison of the Fiscal Years Ended March 31, 2024 and 2023

Government Contract Revenues

For the fiscal year ended March 31, 2024, we did not have any active revenue-generating government contracts and, consequently, did not record any government contract revenue for that period.

For the fiscal year ended March 31, 2023, we recorded government contract revenue of $574,245 resulting from work performed under our government contract Phase 2 Melanoma Cancer with NIH.

Phase 2 Melanoma Cancer Contract

On September 12, 2019, the NCI awarded to us the Award Contract. The Award Contract amount was $1,860,561 and, as amended, ran for the period from September 16, 2019 through September 15, 2022.

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We presented the required final report to the NCI. As the NCI completed its close out review of the contract, we recognized as revenue $574,245 on our statement of operations for the fiscal year ended March 31, 2023.

Operating Costs and Expenses

Consolidated operating expenses were $12,636,568 for the fiscal year ended March 31, 2024, compared to $12,472,883 for the fiscal year ended March 31, 2023, an increase of $163,685. The $163,685 increase in the fiscal year ended March 31, 2024 was due to an increase in payroll and related expenses of $762,899 partially offset by a decrease of $578,112 in general and administrative expenses and a decrease of $21,102 in professional fees.

The $762,899 increase in the fiscal year ended March 31, 2024 in our payroll and related expenses was primarily due to an increase in separation expenses of $861,994 for a former executive and an increase of $126,571 associated with an increase in average headcount, partially offset by a decrease in stock-based compensation of $225,666.

The $578,112 decrease in the fiscal year ended March 31, 2024 in our general and administrative expenses was primarily driven by the following: a decrease of $819,327 in clinical trial expenses related to the closed U.S. COVID-19 clinical trial, a decrease of $279,504 in subcontract expense related to contracts and grants with the NIH, a $98,755 decrease in rent expense associated with a mobile clean room leased in the prior year, a decrease of $29,849 in travel related expenses associated with a former remote employee and a decrease of $22,053 expenses related to various other general office operating expenses. These decreases were partially offset by an increase of $404,918 in manufacturing and research and development supplies related to the manufacturing of our Hemopurifier device and various research and development activities. Other increases included $118,165 in depreciation expense and amortization expense related to leasehold improvements to our manufacturing space, $69,894 increase in insurance expenses to include medical, D&O and liability, an increase of $82,421 primarily related to our manufacturing facility, encompassing equipment maintenance, utilities, and outside services.

The decrease in professional fees of $21,102 in the fiscal year ended March 31, 2024 was primarily due to a decrease in outside scientific, product research and regulatory services of $302,390, a decrease of $60,229 in recruiting fees and a $32,631 decrease in legal fees. These decreases were partially offset by increases in investor relations of $151,475, accounting fees of $137,026, board of director fees of $33,750 and outside operational and administration expenses of $53,964.

As a result of the above factors, our net loss increased to $12,208,174 for the fiscal year ended March 31, 2024, from $12,029,786 for the fiscal year ended March 31, 2023.

Liquidity and Capital Resources

As of September 30, 2024, we had a cash balance of $6,859,075 and working capital of $4,806,633. This compares to a cash balance of $5,441,978 and working capital of $4,395,889 at March 31, 2024.

On May 17, 2024, we closed a public offering of our equity, pursuant to which we sold an aggregate of: (i) 2,450,000 shares of our common stock and accompanying Class A warrants to purchase up to 2,450,000 shares of common stock and Class B warrants to purchase up to 2,450,000 shares of common stock, at a combined public offering price of $0.58 per share and accompanying warrants; and (ii) in lieu of common stock, pre-funded warrants to purchase 5,650,000 shares of common stock and accompanying Class A warrants to purchase up to 5,650,000 shares of common stock and Class B warrants to purchase up to 5,650,000 shares of common stock, at a combined public offering price of $0.579 per pre-funded warrant and accompanying warrants, which is equal to the public offering price per share of common stock and accompanying warrants, less the $0.001 per share exercise price of each such pre-funded warrant. The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $4.7 million. Net proceeds, of the offering, after deducting the placement agent fees and expenses and other offering expenses payable by us, were approximately $3.5 million. In June 2024, holders of Class A and Class B warrants exercised 300,000 shares and 2,880,000 shares, respectively, for additional total proceeds of $1,844,400. See the section entitled “May 2024 Public Offering,” below, for additional information regarding this offering.

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We do not expect our existing cash as of September 30, 2024 to be sufficient to fund our operations for at least twelve months from the issuance date of the financial statements included elsewhere in this Offering Circular. Significant additional financing must be obtained to provide a sufficient source of operating capital and to allow us to continue to operate as a going concern.  We intend to fund operations, working capital and other cash requirements for the twelve-month period subsequent to September 30, 2024 through a combination of debt and/or equity financing arrangements and potentially from collaborations or strategic partnerships.

As we expand our activities, our overhead costs to support personnel, laboratory materials and infrastructure will increase and significant additional financing must be obtained to provide a sufficient source of operating capital. Should the financing we require to sustain our working capital needs be unavailable to us on reasonable terms, if at all, when we require it, we may be unable to support our research and our planned clinical trials. The failure to implement our research and clinical trials would have a material adverse effect on our ability to conduct planned clinical trials and commercialize our products.

Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future.

Going Concern

The accompanying unaudited condensed consolidated financial statements for the quarter ended September 30, 2024 have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. We have incurred continuing losses from operations and at September 30, 2024 had limited working capital and an accumulated deficit of $159,945,141. These factors, among other matters, raise substantial doubt about our ability to continue as a going concern within one year of the date of the financial statements included elsewhere in this Offering Circular. A significant amount of additional capital will be necessary to advance the development of our products to the point at which they may become commercially viable. We intend to fund operations, working capital and other cash requirements for the twelve-month period subsequent to September 30, 2024 through a combination of debt and/or equity financing arrangements and potentially from collaborations or strategic partnerships.

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

The condensed consolidated financial statements do not include any adjustments related to this uncertainty and as to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

May 2024 Public Offering

On May 17, 2024, we closed a public offering pursuant to which we sold an aggregate of: (i) 2,450,000 shares of our common stock and accompanying Class A warrants to purchase up to 2,450,000 shares of common stock and Class B warrants to purchase up to 2,450,000 shares of common stock, at a combined public offering price of $0.58 per share and accompanying warrants; and (ii) in lieu of common stock, pre-funded warrants to purchase 5,650,000 shares of common stock and accompanying Class A warrants to purchase up to 5,650,000 shares of common stock and Class B warrants to purchase up to 5,650,000 shares of common stock, at a combined public offering price of $0.579 per pre-funded warrant and accompanying warrants, which is equal to the public offering price per share of common stock and accompanying warrants, less the $0.001 per share exercise price of each such pre-funded warrant.

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All pre-funded warrants issued in the offering were exercised in the quarter ended June 30, 2024. The Class A and Class B warrants each have an exercise price of $0.58 per share, are immediately exercisable, and, in the case of Class A warrants, will expire on May 17, 2029, and in the case of Class B warrants, will expire on May 19, 2025. The exercise price of the Class A and Class B warrants is also subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in such warrants.

Maxim served as the exclusive placement agent in connection with the offering. We paid Maxim a cash fee of 6.5% of the aggregate gross proceeds raised at the closing of the offering, and reimbursement of certain expenses and legal fees in the amount of $100,000. We also issued to designees of Maxim warrants to purchase up to an aggregate of 324,000 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $0.58 per share and have substantially the same terms as the Class A warrants, except the Placement Agent Warrants are not subject to an exercise price reset, are non-exercisable until November 15, 2024, and will expire on May 15, 2029.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $4.7 million. Net proceeds, of the offering, after deducting the placement agent fees and expenses and other offering expenses payable by us, were approximately $3.5 million.

The shares of common stock, the Class A and Class B warrants, the pre-funded warrants and the Placement Agent Warrants described above and the underlying shares of common stock were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-278188), which was declared effective by the SEC on May 15, 2024.

Warrant Exercises

In June 2024, and holders of Class A and Class B warrants exercised 300,000 shares and 2,880,000 shares, respectively, for additional proceeds to the Company of $1,844,400.

Material Cash Requirements

We expect our clinical trial expenses for our oncology trials in Australia and India to increase for the foreseeable future. Those increases in clinical trial expenses include the cost of manufacturing additional Hemopurifiers.

In addition, we are obligated under lease agreements for our headquarters, laboratory and manufacturing facilities. We expect our rent payments to continue to increase for the foreseeable future.

Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future. We will continue to need to raise additional capital either through equity and/or debt financing for the foreseeable future.

We plan to access the equity markets for additional capital, however, there can be no assurance that we will be able to access such additional capital on favorable terms, or at all.

Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the United States, including due to actual or perceived changes in interest rates and economic inflation, and worldwide resulting from macroeconomic factors. Because of the numerous risks and uncertainties associated with product development, we cannot predict the timing or amount of increased expenses and we may never be profitable or generate positive cash flow from operating activities.

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Cash Flows

Cash flows from operating, investing and financing activities for the period indicated are summarized as follows:

	(In thousands) For the three months ended
	September 30, 2024	September 30, 2023
Cash (used in) provided by:
Operating activities	$(3,962)	$(5,187)
Investing activities	–	(237)
Financing activities	5,375	1,068
Effect of exchange rate changes on cash	4	(1)
Net change in cash and restricted cash	$1,417	$(4,357)

	(In thousands) For the year ended
	March 31, 2024	March 31, 2023
Cash (used in) provided by:
Operating activities	$(10,130)	$(10,505)
Investing activities	(251)	(943)
Financing activities	1,288	8,915
Effect of exchange rate on cash	2	(6)
Net decrease in cash	$(9,091)	$(2,539)

Net Cash Used in Operating Activities

We used cash in our operating activities due to our losses from operations in both the six months ended September 30, 2024 and 2023 and the years ended March 31, 2024 and 2023.

Net cash used in operating activities was approximately $3,962,000 in the six months ended September 30, 2024, compared to approximately $5,187,000 in the six months ended September 30, 2023. The primary components in the $1,225,000 decrease in cash used in our operating activities in the 2024 period was a decrease in our net loss of approximately $938,000 and a positive net change in other working capital components of $555,000, partially offset by the reduction of $268,000 in non-cash components.

Net cash used in operating activities was approximately $10,130,000 in fiscal 2024, compared to net cash used in operating activities of approximately $10,505,000 in fiscal 2023, a decrease of approximately $375,000. The decrease in cash flows was primarily driven by a positive change in our working capital items of $413,000 mainly from the increase in accounts payable and accrued expenses offset by an increase in net loss of approximately $38,000 before non-cash items.

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Net Cash Used Investing Activities

We did not use cash for investing activities in the six months ended September 30, 2024, compared to approximately $237,000 in the six months ended September 30, 2023. The $237,000 decrease in the 2024 period was primarily a result of equipment purchase for our laboratory incurred in the six months ended September 2023.

During the fiscal years ended March 31, 2024 and 2023, we purchased approximately $251,000 and $943,000 of equipment, respectively.

Net Cash Provided by Financing Activities

During the six months ended September 30, 2024, we raised approximately $5,384,000, net of placement agent fees and offering costs, from the sale and issuance of our common stock and warrants in connection with a public offering and the exercise of 300,000 and 2,880,000 Class A and Class B warrants, respectively, by holders thereof. The source of cash from our financing activities was partially offset by the use of approximately $9,000 to pay for the tax withholding upon settlement of on restricted stock units, for a net aggregate amount of cash provided by financing activities of approximately $5,375,000.

During the six months ended September 30, 2023, we raised approximately $1,086,000 from the issuance of our common stock under our at the market facility. That source of cash from our financing activities was partially offset by the use of approximately $16,000 to pay for the tax withholding on restricted stock units, for a net aggregate amount of cash provided by financing activities of approximately $1,068,000.

Net cash generated from financing activities decreased from approximately $8,915,000 in the fiscal year ended March 31, 2023 to approximately $1,288,000 in the fiscal year ended March 31, 2024.

In the fiscal year ended March 31, 2024, we raised approximately $1,322,383 from the issuance of common stock, which was partially offset by the use of approximately $35,000 to pay for the tax withholding on the issuance of restricted stock units (“RSUs”). During the fiscal year ended March 31, 2023, we raised $8,927,211 from the issuance of common stock, which was partially offset by the use of approximately $12,000 to pay for the tax withholding on the issuance of RSUs.

Critical Accounting Policies and Significant Judgments and Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us.

There were no accounting estimates in the year ended March 31, 2024 with a high degree of uncertainty or amounts that are with a high likelihood to change from period to period that would materially impact the presentation of our financial statements for the year ended March 31, 2024.

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Revenue Recognition

We recognize revenue in accordance with applicable U.S. GAAP, including the relevant provisions of the Accounting Standards Codification (“ASC”). Historically, we accounted for our grant and contract revenues under the Milestone Method, as prescribed by the legacy guidance of ASC 605-28, Revenue Recognition – Milestone Method. We did not recognize any revenue during the six months ended June 30, 2024 or the fiscal year ended March 31, 2024.

Our revenue recognition policy will continue to reflect the appropriate ASC guidance applicable to the nature of revenue, ensuring compliance with U.S. GAAP and consistency in financial reporting.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). ASU 2023-07 intends to improve reportable segment disclosure requirements, enhance interim disclosure requirements and provide new segment disclosure requirements for entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods with fiscal years beginning after December 15, 2024. ASU 2023-07 is to be adopted retrospectively to all prior periods presented. We are currently assessing the impact this guidance will have on our consolidated financial statements; however, we do not expect a material impact.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024. The Company is evaluating if the adoption of this new standard will have a material effect on our disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The adoption of ASU No. 2016-13 for smaller reporting companies that did not previously early adopt was January 1, 2023. The Company maintained US Treasury bills with maturities of less than three months and anticipates no credit losses from these securities. Additionally, the Company does not have any revenue or accounts receivables. As a result, the Company did not establish an allowance for expected credit losses.

Share-based Compensation

We account for share-based compensation awards using the fair-value method and record such expense based on the grant date fair value in the consolidated financial statements over the requisite service period.

RSU Grants to Non-Employee Directors

The Company maintains the Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which provides for cash and equity compensation for persons serving as non-employee directors of the Company. Under this policy, each new director receives either stock options or a grant of RSUs upon appointment/election, as well as either an annual grant of stock options or of RSUs at the beginning of each fiscal year. The (i) stock options are subject to vesting and (ii) RSUs are subject to vesting and represent the right to be issued on a future date shares of our common stock upon vesting.

On April 16, 2024, our Board of Directors approved, pursuant to the terms of the Director Compensation Policy, the grant of the annual RSUs under the Director Compensation Policy to each of the four non-employee directors of the Company then serving on the Board of Directors. The Director Compensation Policy provides for a grant of stock options or $50,000 worth of RSUs at the beginning of each fiscal year for current non-employee directors then serving on the Board of Directors, and for a grant of stock options or $75,000 worth of RSUs for a newly elected non-employee director, with each RSU priced at the average for the closing prices for the five days preceding and including the date of grant, or $1.52 per share for the RSUs granted in April 2024. As a result, in April 2024 the four eligible directors were each granted an RSU in the amount of 32,894 shares under the Company’s 2020 Plan. The RSUs are subject to vesting in four equal installments, with 25% of the restricted stock units vesting on each of June 30, 2024, September 30, 2024, December 31, 2024, and March 31, 2025, subject in each case to the director’s Continuous Service (as defined in the 2020 Plan), through such dates. Vesting will terminate upon the director’s termination of Continuous Service prior to any vesting date.

Smaller Reporting Company

We are a smaller reporting company meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700.0 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. To the extent we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names, ages, and positions of our executive officers and directors:

Name	Age	Position(1)
James B. Frakes	67	Chief Executive Officer, Chief Financial Officer and Director
Edward G. Broenniman	88	Chairman and Director
Angela Rossetti	72	Director
Chetan S. Shah, M.D.	56	Director
Nicolas Gikakis	58	Director
Steven P. LaRosa, M.D.	58	Chief Medical Officer

(1)	Our Board of Directors has determined that Mr. Broenniman, Mr. Gikakis, Ms. Rossetti and Dr. Shah meet the requirements to be determined as “independent directors” for all purposes, including Compensation Committee and Audit Committee purposes, under the Nasdaq rules and for federal securities law purposes. Mr. Frakes is not independent, as he also functions as an executive officer of the Company.

Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished to us by each individual noted.

James B. Frakes, Chief Executive Officer, Chief Financial Officer and Director

Mr. Frakes has served as Chief Executive Officer of the Company and as a director of the Company since November 2023 (serving as Interim Chief Executive Officer of the Company from November 2023 to October 2024), and has served as Chief Financial Officer of the Company since September 2010. Prior to being appointed as Chief Financial Officer, Mr. Frakes served as Senior Vice President, Finance of the Company from January 2008 to September 2010. He previously served as the Chief Financial Officer for Left Behind Games Inc., a start-up video game company. Prior to 2006, he served as Chief Financial Officer of NTN Buzztime, Inc., an interactive entertainment company. Mr. Frakes received an MBA from the University of Southern California and a B.A. with Honors from Stanford University.

Edward G. Broenniman, Chairman and Director

Mr. Broenniman has served as a director of the Company since March 1999. He has been the managing director of The Piedmont Group, LLC, a venture advisory firm, since 1978. Mr. Broenniman currently serves on the boards of two privately held firms. He previously served on the boards of the nonprofit entities, the Dingman Center for Entrepreneurship’s Board of Advisors at the University of Maryland (1989 to 2020), the National Capital Chapter of Corporate Directors (Founder, Chair from 2003 to 2005 and director from 2001 to 2018) and the Board of the Association for Corporate Growth, National Capital Chapter (Founder, Chair from 2000 to 2018). Mr. Broenniman received his MBA from Stanford Graduate School of Business and his B.A. from Yale University.

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Nicolas Gikakis, Director

Mr. Gikakis has served as a director of the Company since July 2023. From 2021 to May 2023, Mr. Gikakis served as the Head of Commercial for WearOptimo Pty Ltd, a private Australian medical device and digital health company. Previously, from 2017 to 2019, Mr. Gikakis served as Vice President of Strategy and Corporate Development at Oventus Medical Limited, a private medical device company, during which time he assisted with the commercial expansion of its sleep apnea device. From 2012 to 2021, Mr. Gikakis held various leadership and independent strategic advisor positions in the healthcare industry in sales, marketing, product development, and corporate development and transactions, including for companies working with blood filtration and purification. Mr. Gikakis earned a B.S. in bioengineering from the University of Pennsylvania and holds an MBA from George Mason University, with earlier work in bench and clinical research, and clinical experience at the University of Pennsylvania.

Angela Rossetti, Director

Ms. Rossetti has served as a director of the Company since April 2022. As an active consultant since March 2018, her client list has included Kala Pharmaceuticals, Inc. and Celgene Corporation, among others. From June 2015 through July 2017, Ms. Rossetti served as Vice President of Cell Machines, Inc., an early-stage biopharmaceutical company developing novel protein therapies, where she assisted with the commercialization of technology for hemophilia and other diseases. Ms. Rossetti has held a number of positions within pharmaceutical commercial development, marketing, communications and finance, including Vice President of a Global Commercial Medicine Team at Pfizer Inc. from 2007 to 2012, where she led a global smoking cessation campaign. Ms. Rossetti previously served on the board of directors of Palatin Technologies, Inc., a public biopharmaceutical company, from June 2013 to December 2020. Ms. Rossetti currently holds positions as an adjunct Assistant Professor of Medical and Pharmaceutical Ethics at New York Medical College and an Adjunct Associate at Albert Einstein College of Medicine. Ms. Rossetti graduated from a joint program of the Albert Einstein College of Medicine and Benjamin N. Cardozo School of Law with an M.S. in Bioethics, has an M.B.A. from Columbia University Graduate School of Business and a B.A. in Biology and English from the University of Pennsylvania.

Chetan S. Shah, M.D., Director

Dr. Shah has served as a director of the Company since June 2013. Dr. Shah is a board certified Otolaryngologist. He is a partner and board member of the Surgery Center at Hamilton, as well as Physician Management Systems and Princeton Eye & Ear, which he founded in 2009. Dr. Shah serves on the board of one other private company. He holds teaching positions and serves on multiple hospital committees in the area and is on the Audiology and Speech Language Pathology Committee for the State of New Jersey. Dr. Shah also was a member of the Board of Medical Examiners for the State of New Jersey. Dr. Shah received his Bachelor’s degree and Medical Degree from Rutgers University and Robert Wood Johnson Medical School, respectively.

Steven P. LaRosa, M.D., Chief Medical Officer

Dr. LaRosa has served as our Chief Medical Officer since January 2021 and served as our Chief Scientific Officer from May 2021 until February 2023. Dr. LaRosa has over 20 years of experience as a practicing physician and infectious disease specialist. Prior to joining the Company, Dr. LaRosa served as the Vice President of Clinical Development of Entasis Therapeutics, a spin-out of AstraZeneca focused on pathogen-targeted small molecules to treat serious multidrug-resistant Gram-negative infections, from March 2020 to December 2020. Prior to joining Entasis, Dr. LaRosa was an Attending Physician in the Division of Infectious Disease at Beverly Hospital, a member of Beth Israel Lahey Health. Prior to Beverly Hospital from September 2012 to March 2020, he was an Attending Physician in the Division of Infectious Diseases at Rhode Island Hospital. Prior to that, Dr. LaRosa was an Associate Staff Physician in the Department of Infectious Disease at the Cleveland Clinic Foundation. He also served as a Clinical Research Physician for Eli Lilly and Company. Throughout his career, Dr. LaRosa has had several academic appointments. Dr. LaRosa holds his M.D. from Boston University School of Medicine and his B.S. in Biology from Boston College. He completed an Internal Medicine Residency and Chief Residency at the Cleveland Clinic Foundation and Infectious Disease Fellowship at Massachusetts General Hospital. He is Board Certified by the ABIM in Internal Medicine and Infectious Disease.

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Family Relationships

There are no family relationships between or among the directors or executive officers.

There are no arrangements or understandings between any two or more of our directors or executive officers or between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of our Board of Directors are kept informed of our business activities through discussions with our Chief Executive Officer and other executive officers, by reviewing analyses and reports sent to them and by participating in Board and committee meetings. Mr. Broenniman serves as Chairman of our Board and Mr. Frakes as our Chief Executive Officer, and we have not designated a lead independent director. We believe that having the offices of Chairman of our Board and Chief Executive Officer held by two different people is appropriate for a company of our size and stage of development in order to maximize efficiencies of our limited available personnel resources. Nevada law provides that each director holds office after the expiration of his or her term until a successor is elected and qualified, or until the director resigns or is removed, resulting in a term that extends to our next annual meeting of stockholders.

Our Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, on which each of Mr. Broenniman and Ms. Rossetti serve as independent directors. In addition, Dr. Shah serves as an independent director on the Compensation, Audit and Nominating and Corporate Governance Committees, and Mr. Gikakis serves as an independent director on the Nominating and Corporate Governance Committees. Mr. Broenniman is Chair of the Audit Committee, Dr. Shah is Chair of the Compensation Committee and Ms. Rossetti is Chair of the Nominating and Corporate Governance Committee.

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our Board of Directors has implemented separate committees for the areas of audit, compensation and nomination of directors, annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors and written expectations of management and directors, among other best practices.

Our Board of Directors has determined that four of our five current directors meet the independence requirements of the Nasdaq Capital Market, on which our common stock is listed. In the judgment of our Board of Directors, Mr. Frakes does not meet such independence standards, as he serves as an executive officer of the Company. In reaching its conclusions, our Board of Directors considered all relevant facts and circumstances with respect to any direct or indirect relationships between our Company and each of the directors, including those discussed under the caption “Certain Relationships and Related Transactions,” below. Our Board of Directors determined that any relationships that exist or existed in the past between our Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

Audit Committee and Audit Committee Financial Expert

Our Board of Directors formed an Audit Committee in May 1999. Our Board of Directors has determined that Mr. Broenniman, due to his professional experience business acumen and independence, meets the definition of an “audit committee financial expert” as defined in Item 407(d)(5)(ii) under Regulation S-K, promulgated under the Exchange Act.

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Each of the members of the Audit Committee has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. Our Board of Directors has determined that each of the members of the Audit Committee meets the independence requirements applicable to audit committee members of Nasdaq Capital Market companies. The Audit Committee has the authority to appoint, review and discharge our independent registered public accounting firm. The Audit Committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and our system of internal controls, reports the results of their review to the full Board of Directors and to management and recommends to the full Board of Directors that our audited consolidated financial statements be included in our Annual Reports on Form 10-K.

The Audit Committee has adopted a charter, which can be found on our website under “Investors – Governance – Governance Documents.” The reference to or inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

Compensation Committee

The Compensation Committee approves or makes recommendations to our Board of Directors on decisions concerning compensation of the executive management team and non-employee directors and administers our stock-based incentive compensation plans. The Chair establishes meeting agendas after consultation with other committee members. Our Chief Executive Officer and other members of management regularly discuss our compensation issues with Compensation Committee members. Subject to Compensation Committee review, modification and approval, our Chief Executive Officer typically makes recommendations respecting bonuses and equity incentive awards for the other members of the executive management team. The Compensation Committee establishes all bonus and equity incentive awards for all executive members of the management team. Our Board of Directors has determined that all members of the Compensation Committee meet the independence requirements applicable to Nasdaq Capital Market companies.

With respect to calendar year 2024, our Compensation Committee considered compensation information provided by Anderson Pay Advisors LLC (“Anderson”), a compensation consultant, in determining executive compensation. Anderson provided competitive compensation data showing that our cash compensation generally was and made cash compensation recommendations designed to compensate our officers in line with the 50% range for similarly situated companies.

The Compensation Committee has adopted a charter, which can be found on our website at “Investors –Governance – Governance Documents.” The reference to or inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include:

•	overseeing our corporate governance functions on behalf of our Board of Directors;

•	making recommendations to our Board of Directors regarding corporate governance issues;

•	identifying and evaluating candidates to serve as directors of our Company consistent with criteria approved by our Board of Directors;

•	selecting director candidates or recommending such candidates to our Board of Directors for selection; and

•	reviewing and evaluating the performance of our Board of Directors.

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Legal Proceedings

To our knowledge, (i) no director or executive officer has been a director or executive officer of any business that has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (ii) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (iii) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (iv) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Code of Ethics

In February 2005, our Board of Directors approved a “Code of Business Conduct and Ethics” (as amended from time to time, the “Code of Conduct”), which applies to our principal executive officer, our principal financial officer, our principal accounting officer and persons performing similar tasks. In February 2020, the Board of Directors adopted an amended Code of Conduct, which is applicable to all of our directors, officers and other employees and which is available on our website at www.aethlonmedical.com. If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K. The inclusion of our website address in this Offering Circular does not include or incorporate by reference the information on our website into this Offering Circular.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee are current or former officers or employees of the Company. None of our executive officers serves as a director or member of a compensation committee of another entity.

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EXECUTIVE AND DIRECTOR COMPENSATION

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2024 fiscal year executive compensation program for our named executive officers.

Our named executive officers (our interim and former principal executive officers and our two most highly compensated executive officers other than such principal executive officers) for the fiscal year ended March 31, 2024 are:

•	James B. Frakes, our Chief Executive Officer and Chief Financial Officer;

•	Charles J. Fisher, Jr., M.D., our former Chief Executive Officer;

•	Steven P. LaRosa, M.D., our Chief Medical Officer; and

•	Guy F. Cipriani, our former Senior Vice President, Chief Operating Officer.

Summary Compensation Table

The following table summarizes all compensation earned by our named executive officers for the fiscal years ended March 31, 2024 and 2023.

Named And Principal Position	Fiscal Year Ended March 31,	Salary ($)	All Other Compensation ($)		Total ($)
James B. Frakes	2024	416,449	–		416,449
Chief Executive Officer and Chief Financial Officer(1)
Charles J. Fisher, Jr., M.D.	2024	277,180	228,153	(2)	505,332
Former Chief Executive Officer(3)	2023	460,000	–		460,000
Steven P. LaRosa, M.D.	2024	430,000	–		430,000
Chief Medical Officer	2023	430,000	–		430,000
Guy F. Cipriani	2024	378,064	–		378,064
Senior Vice President, Chief Operating Officer(4)	2023	347,500	–		347,500

(1)	Mr. Frakes served as our Interim Chief Financial Officer of the Company from November 2023 to October 2024, at which point he was appointed as the Company’s permanent Chief Executive Officer. He has served as the Company’s Chief Financial Officer since 2010. He was not a named executive officer of the Company for the fiscal year ended March 31, 2023.

(2)	Represents (i) $172,500 in base salary continuation payments made to Dr. Fisher, (ii) $2,577 value of COBRA premiums paid on behalf of Dr. Fisher, and (iii) $53,076 for a payout for accrued and unused vacation, each pursuant to the separation agreement we entered into with Dr. Fisher in connection with the termination of his employment. For further information regarding the separation agreement, see “Employment and Separation Agreements,” below.

(3)	Dr. Fisher’s employment with us terminated on November 7, 2023.

(4)	Mr. Cipriani’s employment with us terminated on October 3, 2024.

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Narrative to the Summary Compensation Table

Generally, the three principal components of our executive compensation program for our named executive officers are base salary, executive cash bonus and long-term incentive equity compensation. We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee considered compensation information provided by Anderson Pay Advisors LLC (“Anderson”), our compensation consultant, in determining the compensation to recommend to the Board of Directors for its approval, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. We generally target providing total executive and director compensation at the 50% range for comparable companies.

Base Salary

Base salary provides financial stability and security to our named executive officers through a fixed amount of cash for performing job responsibilities. Each of our named executive officers’ 2024 and 2023 calendar year base salaries are listed in the table below, which reflects the Compensation Committees’ review of the data provided by Anderson and the Compensation Committee’s goal of setting salaries to be at the 50% range for comparable companies.

Name	2024 Base Salary	2023 Base Salary
James B. Frakes	$500,000	$500,000	(1)
Charles J. Fisher, Jr., M.D.	$–	$460,000	(2)
Steven P. LaRosa, M.D.	$430,000	$430,000
Guy F. Cipriani	$390,000	$390,000	(3)

(1)	Mr. Frakes’ annual base salary was increased from $360,000 to $500,000, effective as of November 7, 2023 in connection with his appointment as interim Chief Executive Officer.

(2)	Dr. Fisher’s employment with us terminated on November 7, 2023.

(3)	Mr. Cipriani’s annual base salary was increased from $370,000 to $390,000, effective as of November 7, 2023, in connection with his appointment as Senior Vice President, Chief Operating Officer. Mr. Cipriani’s employment with us terminated on October 3, 2024.

Executive Cash Bonuses and Annual Cash Incentives

With respect to the fiscal year ended March 31, 2024, we did not approve any cash bonuses or annual cash incentives for our named executive officers.

Equity-Based Incentive Awards

Individual stock option grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by Anderson. In the fiscal year ended March 31, 2024, we did not approve any equity-based incentive awards for our named executive officers.

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Employment and Separation Agreements

James B. Frakes

On December 12, 2018, we entered into an executive employment agreement with Mr. Frakes, which was amended in November 2023 and which governs the current terms of his employment with us. Mr. Frakes’ annual base salary was increased by the Board of Directors to $500,000, effective November 7, 2023, in connection with his appointment as interim Chief Executive Officer, which was subject to reduction by the Board of Directors if we appointed a new Chief Executive Officer and Mr. Frakes no longer served as the Interim Chief Executive Officer. In addition, the agreement provides that Mr. Frakes is eligible for an annual cash performance bonus for each year, based upon our and Mr. Frakes’ achievement of objectives and milestones to be determined on an annual basis by the Board of Directors (or Compensation Committee thereof). Whether Mr. Frakes receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Mr. Frakes’ employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Mr. Frakes will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

Charles J. Fisher, Jr., M.D.

On October 30, 2020, we entered into an executive employment agreement with Dr. Fisher, which governed the terms of his employment with us, or the Fisher Employment Agreement. In February 2022, Dr. Fisher’s annual base salary was increased to $460,000. In addition, the Fisher Employment Agreement provided that Dr. Fisher was eligible for an annual discretionary cash bonus to be approved by the Board of Directors (or Compensation Committee thereof), to be determined in the sole discretion of the Board of Directors (or Compensation Committee thereof), based upon our and Dr. Fisher’s achievement of objectives and milestones to be determined on an annual basis by the Board of Directors (or Compensation Committee thereof).

Under the terms of Dr. Fisher’s employment agreement, if Dr. Fisher was terminated by the Company without cause or resigned for good reason, he was entitled to receive (i) continued payment of his then current base salary for the first 12 months after the date of termination, paid over the Company’s regular payroll schedule, (ii) a lump sum amount equal to Dr. Fisher’s target annual performance bonus for the year of termination, pro-rated based on the ratio that the number of days from the beginning of the calendar year in which such termination occurred through the date of termination bears to 365, based on actual achievement of Company goals for such bonus and such pro-rated year, as determined by the Board of Directors in its sole discretion, (iii) accelerated vesting of 50% of Dr. Fisher’s unvested equity awards as of the date of such termination such that such options became immediately vested and exercisable as of Dr. Fisher’s last day of employment, and (iv) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment until the earlier of (a) up to 12 months, (b) the expiration of Dr. Fisher’s eligibility for the continuation coverage, or (c) until the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source.

In connection with Dr. Fisher’s termination of employment with us, effective as of November 27, 2023, we entered into a separation agreement with Dr. Fisher which provides Dr. Fisher with (i) cash severance equivalent to 12 months of Dr. Fisher’s base salary in effect as of November 7, 2023 (the “Separation Date”), subject to standard payroll deductions and withholdings, payable over our regular payroll schedule over the 12 months following the Separation Date; (ii) accelerated vesting on 50% of the outstanding and unvested equity awards held by Dr. Fisher that were subject to time-based vesting as of the Separation Date, which became fully vested and exercisable as of the Separation Date; and (iii) reimbursement of COBRA healthcare premium costs for the same level of coverage Dr. Fisher had during his employment with us, until the earliest of (a) 12 months from the Effective Date, (b) the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source, or (c) the expiration of Dr. Fisher’s eligibility for the continuation coverage. Further, and pursuant to the separation agreement, Dr. Fisher provided the Company with a general release of all claims, effective November 27, 2023.

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Steven P. LaRosa, M.D.

On January 4, 2021, we entered into an executive employment agreement with Dr. LaRosa, which governs the current terms of his employment with us. Dr. LaRosa’s annual base salary was increased by the Compensation Committee to $430,000, effective May 1, 2021, when Dr. LaRosa assumed the additional duties of interim Chief Scientific Officer, which he held until February 2023. In addition, we paid Dr. LaRosa a one-time signing bonus of $100,000. Further, Dr. LaRosa was eligible to receive a grossed-up reimbursement of relocation expenses pursuant to the terms of his employment agreement. In addition, the agreement provides that Dr. LaRosa is eligible for an annual cash performance bonus for each year with a target amount of 40% of Dr. LaRosa’s then-current annual base salary, based upon our and Dr. LaRosa’s achievement of objectives and milestones to be determined on an annual basis by the Board of Directors (or Compensation Committee thereof). Whether Dr. LaRosa receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Dr. LaRosa’s employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Dr. LaRosa will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

Guy F. Cipriani

On January 1, 2021, we entered into an executive employment agreement with Mr. Cipriani, which was amended in November 2023 and which governed the terms of his employment with us. Mr. Cipriani’s annual base salary was increased by the Board of Directors to $390,000, effective November 7, 2023, in connection with his appointment as Senior Vice President, Chief Operating Officer. Further, Mr. Cipriani was eligible to receive a grossed-up reimbursement of relocation expenses pursuant to the terms of his employment agreement. In addition, the agreement provided that Mr. Cipriani is eligible for an annual cash performance bonus for each year with a target amount of 40% of Mr. Cipriani’s then-current annual base salary, based upon our and Mr. Cipriani’s achievement of objectives and milestones to be determined on an annual basis by the Board of Directors (or Compensation Committee thereof). Whether Mr. Cipriani received an annual bonus for any given year, and the amount of any such annual bonus, was to be determined in the discretion of our Board of Directors (or the Compensation Committee thereof).

Under the terms of Mr. Cipriani’s employment agreement, if Mr. Cipriani was terminated by the Company without cause, or if he resigned for good reason (each as defined in the agreement), then he was entitled to receive continued payment of his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

In connection with Mr. Cipriani’s termination of employment with us, effective as of October 3, 2024, we entered into a separation agreement with Mr. Cipriani’s which provides Mr. Cipriani with (i) cash severance equivalent to 12 months of Mr. Cipriani’s base salary in effect as of October 3, 2024, subject to standard payroll deductions and withholdings, payable over our regular payroll schedule over the 12 months following such date; and (ii) payment of premiums for continuation of healthcare benefits for a period of 12 months following such date. Further, and pursuant to the separation agreement, Mr. Cipriani provided the Company with a general release of all claims, effective October 3, 2024.

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Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth certain information concerning equity awards granted to our named executive officers that remained outstanding as of March 31, 2024.

	OPTIONS AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
James B. Frakes	6/7/2014	34		–	1,425.00	6/6/2024
Chief Executive Officer and	4/3/2020	13,755	(1)	293	12.80	4/2/2030
Chief Financial Officer	2/10/2022	5,220	(2)	4,800	14.10	2/9/2032

Charles J. Fisher, Jr., M.D.	–	–	(3)	–	–	–
Former Chief Executive Officer

Steven P. LaRosa, M.D.	1/4/2021	9,570	(4)	2,519	25.20	1/3/2031
Chief Medical Officer	2/10/2022	5,220	(5)	4,800	14.10	2/9/2032

Guy F. Cipriani, MBA,	1/4/2021	9,570	(6)	2,519	25.20	1/3/2031
Senior Vice President, Chief Operating Officer	2/10/2022	5,220	(7)	4,800	14.10	2/9/2032

(1)	This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of April 3, 2020, then monthly over the following 36 months, subject to Mr. Frakes continued service with the Company.

(2)	This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of February 10, 2022, then monthly over the following 36 months, subject to Mr. Frakes continued service with the Company.

(3)	All of Dr. Fisher’s options were expired as of February 27, 2024.

(4)	This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of January 4, 2021, then monthly over the following 36 months, subject to Dr. LaRosa’s continued service with the Company.

(5)	This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of February 10, 2022, then monthly over the following 36 months, subject to Dr. LaRosa’s continued service with the Company.

(6)	This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of January 4, 2021, then monthly over the following 36 months, subject to Mr. Cipriani’s continued service with the Company.

(7)	This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of February 10, 2022, then monthly over the following 36 months, subject to Mr. Cipriani’s continued service with the Company.

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Equity Incentive Plan Information

The following table sets forth information, as of March 31, 2024, about our equity compensation plans in effect as of that date:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (2)	86,466	$17.95	200,948

Equity compensation plans not approved by security holders (3)	–	–	–

Totals	86,466	$17.95	200,948

(1)	Net of equity instruments forfeited, exercised or expired.

(2)	Excludes RSU grants to our officers and directors during the fiscal year ended March 31, 2024, since all of the shares underlying the RSUs had been issued during that fiscal year and there were no outstanding RSUs as of March 31, 2024.

(3)	As of March 31, 2024, we did not have any equity compensation plans that were not approved by our stockholders.

Amended and Restated 2020 Equity Incentive Plan

The 2020 Plan was originally adopted by our Board of Directors on February 6, 2020, and approved by our stockholders on September 15, 2020. On September 15, 2022, the 2020 Plan was amended to, amongst other things, increase the number of shares of common stock authorized for issuance thereunder by 180,000 shares, which amendment was approved by the Board, subject to stockholder approval, on March 24, 2022 and July 15, 2022, and was subsequently approved by our stockholders at that Annual Meeting of Stockholders on September 15, 2022. On September 27, 2024, the Plan was amended to, amongst other things, increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares, which amendment was approved by the Board, subject to stockholder approval, on August 6, 2024, and was subsequently approved by our stockholders at that Annual Meeting of Stockholders on September 27, 2024. The 2020 Plan is the successor to the Aethlon Medical, Inc. Amended 2010 Stock Incentive Plan (the “2010 Plan”).

A description of the material terms of the 2020 Plan are summarized below.

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Purpose

The 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The 2020 Plan is also designed to align employees’ interests with stockholder interests.

Successor to 2010 Plan

The 2020 Plan is the successor to the 2010 Plan.

Types of Awards

The terms of the 2020 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2020 Plan will not exceed 3,364,256 shares, which is the sum of (i) 167,000 shares originally approved upon the adoption of the 2020 Plan; plus (ii) 180,000 shares added to the 2020 Plan by amendment on September 15, 2022; plus (iii) 3,000,000 new shares; plus (iv) the 2010 Plan’s remaining available reserve as of the effective date of the 2020 Plan; and plus (v) the number of shares subject to stock options or other awards granted under the Prior Plan that on or after the 2020 Plan became effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time.

Shares issued under our 2020 Plan will be authorized but unissued or reacquired shares of our common stock. Shares subject to awards granted under our 2020 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2020 Plan. Additionally, shares issued pursuant to awards under our 2020 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under our 2020 Plan.

Eligibility

Under the terms of the 2020 Plan, all of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2020 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2020 Plan only to our (including our affiliates’) employees.

Administration

The 2020 Plan will be administered by our Compensation Committee or our Board of Directors, which may in turn delegate some or all of the administration of the 2020 Plan to a committee or committees composed of members of the Board of Directors (the “Plan Administrator”).

Subject to the terms of the 2020 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards and the terms and conditions of awards granted under the 2020 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2020 Plan.

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The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

In addition, subject to the terms of the 2020 Plan, the Plan Administrator also has the power to modify outstanding awards under our 2020 Plan, including the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Dividends and Dividend Equivalents

The 2020 Plan provides that dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a restricted stock award or restricted stock unit award, as determined by the Board and specified in the Award Agreement.

Stock Options

Stock options may be granted under the 2020 Plan pursuant to stock option agreements. The 2020 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2020 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2020 Plan may not exceed ten years from the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause (as defined in the 2020 Plan) or the participant’s death or disability (as defined in the 2020 Plan)), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies within a specified period following termination of continuous service), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause, all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock received upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2020 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

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Stock options granted under the 2020 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2020 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2020 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2020 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third-party financial institution for value.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs.

No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2020 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the 2020 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2020 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2020 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

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Restricted Stock Unit Awards

Restricted stock unit awards may also be granted under the 2020 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2020 Plan allows us to grant performance awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of certain performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

Performance goals under the 2020 Plan will be established by the Board of Directors for the performance period based upon performance criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board of Directors (i) in an award agreement at the time an award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Board of Directors will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in an award agreement or the written terms of a performance cash award.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2020 Plan. Subject to the terms of the 2020 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

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Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the 2020 Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction and Change in Control

The 2020 Plan provides that in the event of a corporate transaction, as defined in the 2020 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the administrator at the time of grant of a stock award:

•	Any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company).

•	If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction).

•	If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

•	In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder provided in the stock award, if applicable. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

In addition, the Board has the sole and complete discretion to determine to accelerate vesting and exercisability of all or any awards in the event of a corporate transaction.

Under the 2020 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2020 Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

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Plan Amendments and Termination

The Board will have the authority to amend or terminate the 2020 Plan at any time. However, except as otherwise provided in the 2020 Plan, no amendment or termination of the 2020 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2020 Plan as required by applicable law and listing requirements. No ISOs may be granted after the tenth anniversary of the date the Board approved the 2020 Plan. No awards may be granted under our 2020 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2020 Plan. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2020 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

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For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award to recognize ordinary income as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award, structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

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Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act.

Director Compensation for 2024 Fiscal Year

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to our then non-employee directors for the fiscal year ended March 31, 2024.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Edward G. Broenniman (2)	97,500	50,000	147,500
Nicolas Gikakis (3)	37,500	75,000	112,500
Angela Rossetti (4)	63,000	50,000	113,000
Chetan S. Shah, M.D. (5)	63,750	50,000	113,750

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in our consolidated financial statements for the year ended March 31, 2023, included elsewhere in this Offering Circular. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2)	In the fiscal year ended March 31, 2024, Mr. Broenniman earned $30,000 in cash compensation for his services to us as non-executive Chairman and $67,500 related to his roles as a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and as the chair of our Audit Committee, for an aggregate amount of $97,500. Mr. Broenniman also received RSUs valued at $50,000 for his ongoing service as a Board member pursuant to our Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”). As of March 31, 2024, Mr. Broenniman had outstanding options to purchase 25 shares of common stock.

(3)	Mr. Gikakis became a member of our Board of Directors and Nominating and Corporate Governance Committee, effective as of July 3, 2023, and a member of our Audit Committee, effective as of September 15, 2023. In the fiscal year ended March 31, 2024, Mr. Gikakis earned $37,500 for his roles as a director and as a member of our Audit Committee and Nominating and Corporate Governance Committee. Mr. Gikakis also received RSUs valued at $75,000 in connection with his appointment as a Board member pursuant to our Director Compensation Policy. As of March 31, 2024, Mr. Gikakis had 4,885 shares of common stock subject to outstanding RSUs.

(4)	In the fiscal year ended March 31, 2024, Ms. Rossetti earned $63,000 for her roles as a director, a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and as the chair of our Nominating and Corporate Governance Committee. Ms. Rossetti also received RSUs valued at $50,000 for her ongoing service as a Board member pursuant to our Director Compensation Policy. As of March 31, 2024, Ms. Rossetti had no outstanding equity awards.

(5)	Dr. Shah served as a member of our Audit Committee until September 15, 2023. In the fiscal year ended March 31, 2024, Dr. Shah earned $63,750 for his roles as a director, a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and as the chair of our Compensation Committee. Dr. Shah also received RSUs valued at $50,000 for his ongoing service as a Board member pursuant to our Director Compensation Policy. As of March 31, 2024, Dr. Shah had outstanding options to purchase 25 shares of common stock.

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Non-Employee Director Compensation Policy

We maintain the Director Compensation Policy, in which only non-employee directors may participate, pursuant to which such non-employee directors are entitled to receive cash and equity compensation for their service on the Board of Directors and its committees. Under the Director Compensation Policy in effect during the fiscal year ended March 31, 2024, a newly appointed or elected eligible director will receive an initial grant of RSUs with a grant date fair value of $75,000 or, at the discretion of our Board of Directors, options to acquire shares of common stock with a grant date fair value of $75,000, based on the average of the closing prices of our common stock for the five trading day period ending on the date of grant and will vest at a rate determined by the Board of Directors in its discretion, typically in equal quarterly installments over one year.

In addition, under the Director Compensation Policy, at the beginning of each fiscal year, each continuing director eligible to participate will receive a grant of RSUs with a grant date fair value of $50,000 or, at the discretion of our Board of Directors, options to acquire shares of common stock with a grant date fair value of $50,000, based on the average of the closing prices of our common stock for the five trading day period ending on the date of grant and will vest at a rate determined by the Board of Directors in its discretion, typically in equal quarterly installments over one year.

Under the Director Compensation Policy in effect during the fiscal year ended March 31, 2024, in lieu of per meeting fees, eligible directors will receive an annual board retainer fee of $40,000, as well as the following annual retainer fees: Audit Committee chair - $15,000, Compensation Committee chair - $15,000, Nominating and Corporate Governance Committee chair - $8,000, Audit Committee member - $7,500 (not applicable to the chair), Compensation Committee member - $7,500 (not applicable to the chair) and Nominating Committee member - $5,000 (not applicable to the chair). Additionally, the Chairperson of the Board of Directors will receive an additional annual board retainer fee of $30,000.

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MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the Nasdaq Capital Market under the trading symbol “AEMD.” On July 7, 2015, The Nasdaq Stock Market LLC approved our application for listing our common stock on the Nasdaq Capital Market under the symbol “AEMD,” and we commenced trading on the Nasdaq Capital Market on July 13, 2015. Previously, our common stock was quoted on the OTCQB Marketplace under the trading symbol “AEMD.”

Holders of Record

There were approximately 58 record holders of our common stock at December 20, 2024 . The number of registered stockholders includes any beneficial owners of common shares held in street name.

Dividend Policy

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

97

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of December 18, 2024 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), and (iii) all of our directors and named executive officers as a group. The number of shares beneficially owned by each stockholder is determined under the rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of December 18, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. As of December 18, 2024, there are no persons known to us to beneficially own more than 5% of each class of our outstanding common stock. As of December 18, 2024, there were 13,961,998 shares of our common stock issued and outstanding.

Except as otherwise indicated in the footnotes to the following table, to our knowledge all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address for each person listed in the table below is c/o Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, CA 92121.

Beneficial owner	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned(1)
Directors and Named Executive Officers
James B. Frakes, Chief Executive Officer, Chief Financial Officer and Director	24,306	(2)	*
Charles J. Fisher, Jr., M.D., Former Chief Executive Officer	1,957	(3)	*
Edward G. Broenniman, Chairman and Director	32,492	(4)	*
Chetan S. Shah, M.D., Director	26,441	(5)	*
Angela Rossetti, Director	41,437	(6)	*
Guy F. Cipriani, Former Senior Vice President, Chief Operating Officer	19,344	(7)	*
Steven P. LaRosa, M.D., Chief Medical Officer	18,935	(8)	*
Nicolas Gikakis, Director	26,528	(9)	–
All Current Directors and Executive Officers as a Group (6 members)	191,440	(10)	2.7%

*	Less than 1%

(1)	Based on 13,961,998 shares of common stock outstanding as of December 18, 2024.

(2)	Consists of (i) 238 shares of common stock and (ii) 24,068 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of December 18, 2024.

(3)	Consists of 1,957 shares of common stock. Dr. Fisher’s employment with us terminated on November 7, 2023.

(4)	Consists of (i) 25,913 shares of common stock and (ii) 6,579 shares subject to RSUs that are scheduled to vest and settle within 60 days of December 18, 2024.

98

(5)	Consists of (i) 21,507 and (ii) 4,934 shares subject to RSUs that are scheduled to vest and settle within 60 days of shares of common stock December 18, 2024.

(6)	Consists of (i) 33,213 shares of common stock and (ii) 8,224 shares subject to RSUs that are scheduled to vest and settle within 60 days of December 18, 2024.

(7)	Consists of (i) 1,791 shares of common stock and (ii) 17,553 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of December 18, 2024. Mr. Cipriani’s employment with us terminated on October 3, 2024.

(8)	Consists of 18,935 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of December 18, 2024.

(9)	Consists of (i) 21,594 shares of common stock and (ii) 4,934 shares subject to RSUs that are scheduled to vest and settle within 60 days of December 18, 2024

(10)	Consists of the shares described in Notes (3) through (10) above, less (i) the 1,957 shares of common stock held by Dr. Fisher, whose employment with us terminated on November 7, 2023, and (ii) the (a) 1,791 shares of common stock and (b) 17,553 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of December 18, 2024 held by Mr. Cipriani, whose employment with us terminated October 3, 2024.

99

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

The following describes all transactions since April 1, 2022, and all proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. In making such decisions our Audit Committee considers and approves or disapproves any related party transaction as defined under SEC Regulation Item 404, to the extent required by SEC regulations.

Separation Agreement with Former CEO

In connection with Charles J. Fisher, Jr. M.D.’s resignation as the Company’s Chief Executive Officer, effective November 2023 (the “Separation Date”), in accordance with the terms of his Executive Employment Agreement with the Company, dated as of October 30, 2020 (the “Fisher Employment Agreement”), and pursuant to Dr. Fisher’s Separation Agreement with the Company, effective as of November 27, 2023 (the “Separation Agreement”), the Company will provide Dr. Fisher with (1) cash severance equivalent to twelve months of Dr. Fisher’s base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings, payable over the Company’s regular payroll schedule over the twelve months following the Separation Date; (2) the accelerated vesting on fifty percent (50%) of the outstanding and unvested equity awards held by Dr. Fisher that were subject to time-based vesting as of the Separation Date, which were deemed fully vested and exercisable as of the Separation Date; and (3) reimbursement of COBRA healthcare premium costs for the same level of coverage Dr. Fisher had during his employment with the Company, until the earliest of (i) twelve months from November 27, 2023, (ii) the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source, or (iii) the expiration of Dr. Fisher’s eligibility for the continuation coverage. Further, and pursuant to the Separation Agreement, Dr. Fisher provided the Company with a general release of all claims, effective November 27, 2023.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive and Director Compensation — Employment and Separation Agreements.”

Equity Awards Granted to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and directors. For information about our grants of stock option awards and RSUs to our named executive officers and our directors, refer to “Executive and Director Compensation — Outstanding Equity Awards at 2024 Fiscal Year-End,” “Executive and Director Compensation — Director Compensation for 2024 Fiscal Year” and “Executive and Director Compensation — Non-Employee Director Compensation Policy.”

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and our officers. The indemnification agreements, our Articles of Incorporation, as amended, and our Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Policies and Procedures for Transactions with Related Persons

We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family or affiliate of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family or affiliate of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

100

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXPERTS

The consolidated financial statements of Aethlon Medical, Inc. as of March 31, 2024 and 2023 and for each of the two years in the period ended March 31, 2024, incorporated in this Offering Circular for the year ended March 31, 2024 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), incorporated herein, and have been incorporated in this Offering Circular in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, has acted as the Company’s legal counsel and will pass upon the validity of the Offered Shares offered hereunder. Carter Ledyard & Milburn LLP, New York, New York, has acted as special New York counsel to the Company by providing an opinion on the validity of the Pre-Funded Warrants offered hereunder. Certain legal matters in connection with this offering will be passed upon for the placement agent by Pryor Cashman LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering circular on Form 1-A with the SEC under the Securities Act with respect to the common stock and Pre-Funded Warrants offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering circular, does not contain all of the information set forth in the offering circular or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering circular. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering circular are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering circular. The offering circular, including its exhibits and schedules, may be accessed at the SEC’s website http://www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on, or that can be accessed through, our website, is not part of, and is not incorporated into, this offering circular. All website addresses in this offering circular are intended to be inactive textual references only

101

INDEX TO FINANCIAL STATEMENTS

AETHLON MEDICAL, INC.

Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

Unaudited Interim Condensed Consolidated Financial Statements

For the Three and Six Months Ended September 30, 2024 and 2023

102

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Aethlon Medical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Aethlon Medical, Inc. and its subsidiary (the Company) as of March 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 of the consolidated financial statements, the Company has recurring losses from operations, an accumulated deficit, expects to incur losses for the foreseeable future and requires additional working capital. These are the reasons that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Baker Tilly US, LLP

We have served as the Company's auditor since 2001.

San Diego, California

June 27, 2024

F-1

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,441,978	$14,532,943
Deferred offering costs	277,827	–
Prepaid expenses and other current assets	505,983	557,623

TOTAL CURRENT ASSETS	6,225,788	15,090,566

Property and equipment, net	1,015,229	1,144,004
Right-of-use lease asset, net	883,054	1,151,909
Patents, net	1,100	1,650
Restricted cash	87,506	87,506
Deposits	33,305	33,305

TOTAL ASSETS	$8,245,982	$17,508,940

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$777,862	$432,889
Due to related parties	546,434	214,221
Lease liability, current portion	290,565	269,386
Other current liabilities	215,038	588,592

TOTAL CURRENT LIABILITIES	1,829,899	1,505,088

Lease liability, less current portion	649,751	939,642

TOTAL LIABILITIES	2,479,650	2,444,730

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 60,000,000 shares authorized at March 31, 2024 and 2023; 2,629,725 and 2,299,259 shares issued and outstanding at March 31, 2024 and 2023, respectively	2,629	2,299
Additional paid-in capital	160,337,371	157,426,606
Accumulated other comprehensive loss	(6,940)	(6,141)
Accumulated deficit	(154,566,728)	(142,358,554)

TOTAL AETHLON MEDICAL, INC. STOCKHOLDERS’ EQUITY BEFORE NONCONTROLLING INTERESTS	5,766,332	15,064,210

TOTAL STOCKHOLDERS’ EQUITY	5,766,332	15,064,210

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,245,982	$17,508,940

See accompanying notes to the consolidated financial statements.

F-2

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended March 31,
	2024	2023
REVENUES:
Government contract and grant revenue	$–	$574,245
Total revenues	–	574,245

OPERATING COSTS AND EXPENSES
Professional fees	3,526,926	3,548,028
Payroll and related expenses	5,206,451	4,443,552
General and administrative	3,903,191	4,481,303
Total operating expenses	12,636,568	12,472,883

OPERATING LOSS	(12,636,568)	(11,898,638)

OTHER EXPENSE (INCOME)
Loss on dissolution of subsidiary	–	142,121
Interest income and other	(428,394)	(10,973)
Other expense (income)	(428,394)	131,148

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(12,208,174)	(12,029,786)

Basic and diluted net loss per share attributable to common stockholders	$(4.86)	$(5.86)

Weighted average number of common shares outstanding - basic and diluted	2,512,774	2,053,744

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(12,208,174)	(12,029,786)

OTHER COMPREHENSIVE LOSS	(799)	(6,141)

COMPREHENSIVE LOSS	$(12,208,973)	$(12,035,927)

See accompanying notes to the consolidated financial statements.

F-3

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED MARCH 31, 2024 AND 2023

	ATTRIBUTABLE TO AETHLON MEDICAL, INC.
	COMMON STOCK		ADDITIONAL PAID IN	ACCUMULATED	ACCUMULATED COMPREHENSIVE	NON- CONTROLLING	TOTAL
	SHARES	AMOUNT	CAPITAL	DEFICIT	LOSS	INTERESTS	EQUITY
BALANCE - MARCH 31, 2022	1,541,926	$1,542	$147,460,747	$(130,329,181)	$–	$(141,708)	$16,991,400

Issuances of common stock for cash under at the market program	748,084	748	8,926,463	–	–	–	8,927,211

Issuance of common shares upon vesting of restricted stock units and net stock option exercise	9,249	9	(12,502)	–	–	–	(12,493)

Loss on dissolution of subsidiary	–	–	–	–	–	142,121	142,121

Stock-based compensation expense	–	–	1,051,898	–	–	–	1,051,898

Net loss	–	–	–	(12,029,373)	–	(413)	(12,029,786)

Other comprehensive loss	–	–	–	–	(6,141)	–	(6,141)

BALANCE - MARCH 31, 2023	2,299,259	$2,299	$157,426,606	$(142,358,554)	$(6,141)	$–	$15,064,210

Issuances of common stock for cash under at the market program	296,056	296	1,322,087	–	–	–	1,322,383

Rounding for reverse split	32	–	–	–	–	–	–

Issuance of common shares upon vesting of restricted stock units	34,378	34	(34,812)	–	–	–	(34,778)

Reversal of accrued commission liability (see Note 6)	–	–	404,120	–	–	–	404,120

Stock-based compensation expense	–	–	1,219,370	–	–	–	1,219,370

Net loss	–	–	–	(12,208,174)	–	–	(12,208,174)

Other comprehensive loss	–	–	–	–	(799)	–	(799)

BALANCE - MARCH 31, 2024	2,629,725	$2,629	$160,337,371	$(154,566,728)	$(6,940)	$–	$5,766,332

See accompanying notes to the consolidated financial statements.

F-4

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2024 AND 2023

	Years Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(12,208,174)	$(12,029,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	359,057	240,892
Stock-based compensation	1,219,370	1,051,898
Loss on disposal of property, plant and equipment	21,135	–
Loss on dissolution of Subsidiary	–	142,121
Non-cash lease expense	143	24,408

Changes in operating assets and liabilities:
Accounts receivable	–	127,965
Prepaid expenses and other current assets	(10,232)	398,169
Accounts payable and other current liabilities	156,678	(174,727)
Deferred revenue	–	(344,547)
Due to related parties	332,213	58,479
Net cash used in operating activities	(10,129,810)	(10,505,128)

Cash flows from investing activities:
Purchases of property and equipment	(250,867)	(943,109)
Net cash used in investing activities	(250,867)	(943,109)

Cash flows from financing activities:
Tax withholding payments or tax equivalent payments for net share settlement of restricted stock units	(34,778)	(12,493)
Net proceeds from the issuance of common stock	1,322,383	8,927,211
Net cash provided by financing activities	1,287,605	8,914,718

Effect of Exchange Rate on Changes on Cash	2,107	(5,957)

Net decrease in cash and restricted cash	(9,090,965)	(2,539,476)

Cash and restricted cash at beginning of year	14,620,449	17,159,925

Cash and restricted cash at end of year	$5,529,484	$14,620,449

Supplemental information of non-cash investing and financing activities:
Initial recognition of right-of-use lease asset and lease liability	$–	$625,471
Issuance of shares under vested restricted stock units, net stock option exercises and unvested share issuance for services	$35	$92
Reversal of accrued commission liability (see Note 6)	$404,120	$–
Deferred offering costs not yet paid	$219,117	$–

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$5,441,978	$14,532,943
Restricted cash	87,506	87,506
Cash and restricted cash	$5,529,484	$14,620,449

See accompanying notes to the consolidated financial statements.

F-5

Aethlon Medical, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1. ORGANIZATION, LIQUIDITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Aethlon Medical, Inc., or Aethlon, the Company, we or us, is a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, 164 sessions with 38 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration, or FDA, has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease; and

•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful exosomes and exosomal particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia. We are currently working with our contract research organization, or CRO, on preparations to conduct a clinical trial in Australia in patients with solid tumors, including head and neck cancer, and gastrointestinal cancers.

In January 2023, we entered into an agreement with North American Science Associates, LLC, or NAMSA, a world leading medical technology CRO offering global end-to-end development services, to oversee our planned clinical trials investigating the Hemopurifier for oncology indications. Pursuant to the agreement, NAMSA agreed to manage our planned clinical trials of the Hemopurifier for patients in the United States and Australia with various types of cancer tumors.

We recently completed an in vitro binding study of relevant oncology targets, to provide pre-clinical evidence to support our trial design and translational endpoints. Our study indicated positive results from this study, providing evidence that our Hemopurifier removes extracellular vesicles, or EVs, from plasma. This translational study provides pre-clinical evidence to support our planned phase 1 safety, feasibility and dose-finding clinical trials of our Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®. In addition to an interested initial trial site in India, we had three interested sites in Australia that were awaiting our completion of this in vitro binding study. We added the data from this study to our Clinical Investigator Brochure and submitted that brochure to the Ethics Committee of Royal Adelaide Hospital in Australia and in June 2024, we received approval for our proposed phase 1 oncology trial from the Ethics Committee from Royal Adelaide Hospital. We are currently in the process of applying to the Ethics Committees of the two additional interested clinical trial sites in Australia and the site in India.

F-6

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus, or HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, H1N1 swine flu virus, H5N1 bird flu virus, Monkeypox virus and the reconstructed Spanish flu virus of 1918. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

We believe the Hemopurifier can be part of the treatment of severe SARS-CoV-2 viremia/COVID-19, or COVID-19, cases. COVID viremia is detected in approximately 34% of patients and is associated with severity, requirement for intensive care unit, or ICU, stay, development of multi-organ failure and poor outcomes. EVs and exosomal miRNAs may play a role in the spread of infection as well as ongoing inflammation, development of coagulopathy and lung injury. Our proprietary Galanthus nivalis agglutinin, or GNA, affinity resin has been shown to bind multiple clinically relevant SARS-CoV-2 variants. Furthermore, studies have demonstrated in vitro removal of seven SARS-CoV2 variants (104 PFU/mL) in phosphate buffered saline passed over a column of GNA affinity resin (1g) three times, with capture efficiencies between 53% and 89%.

On June 17, 2020, the FDA approved a supplement to our open Investigational Device Exemption, or IDE, for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19, or COVID-19, in a new feasibility study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects were to have established laboratory diagnosis of COVID-19, be admitted to an intensive care unit, or ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, included reduction in circulating virus as well as clinical outcomes (NCT # 04595903). In January 2021, the Hemopurifier was used to treat a viremic patient, under our emergency use approval, with a predicted risk of mortality of 80% and the Hemopurifier was able to reduce the patient’s SARS-CoV-2 plasma viral load by 58.4%. In June 2022, the first patient in this study was enrolled and completed the Hemopurifier treatment phase of the protocol. Due to the lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022. However, our IDE for this indication remains open, as we have an active COVID-19 trial in India and wish to preserve the option of enrolling patients if the situation with COVID-19 changes.

Under Single Patient Emergency Use regulations, Aethlon has treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above.

We previously reported a disruption in our Hemopurifier supply, as our then existing supply of Hemopurifiers expired on September 30, 2022 and, also as previously disclosed, we are dependent on FDA approval of qualified suppliers to manufacture our Hemopurifier. We recently completed final testing in order to begin manufacturing Hemopurifiers at our new manufacturing facility in San Diego, California for use in planned U.S. clinical trials, using GNA from our current supplier. In April 2024, we received a notice of approval from the FDA for our IDE supplement to add our San Diego manufacturing facility and we now are able to manufacture Hemopurifiers at this site. We also have sufficient Hemopurifiers on hand for use in our planned Australia and India oncology trials. Our intended transition to a new supplier for GNA, a component of our Hemopurifier, continues to be delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing supplier change. We are working with the FDA to qualify this second supplier of our GNA.

We also obtained ethics review board, or ERB, approval from and entered into a clinical trial agreement with Medanta Medicity Hospital, a multi-specialty hospital in Delhi NCR, India, for a COVID-19 clinical trial at that location.

F-7

In May 2023, we received ERB approval from the MAMC, for a second site for our clinical trial in India to treat severe COVID-19. MAMC was established in 1958 and is located in New Delhi, India. MAMC is affiliated with the University of Delhi and is operated by the Delhi government.

We now have two sites in India for this trial with the Medanta Medicity Hospital and Maulana Azad Medical College, or MAMC. One patient has been treated to date; however, we have been informed by our CRO that a new COVID-19 subvariant was detected in India recently. Our COVID-19 trial in India remains open in the event that there are COVID-19 admissions to the ICUs at our sites in India.

Organ Transplantation

Additionally, based on preclinical data with acellular kidney perfusates, we believe that the Hemopurifier has potential applications in organ transplantation. We are investigating whether the Hemopurifier, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses, exosomes, RNA molecules, cytokines, chemokines and other inflammatory molecules from recovered organs. We initially are focused on recovered kidneys from deceased donors. We have previously demonstrated the removal of multiple viruses and exosomes and exosomal particles from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier and believe this process could reduce transplantation complications by improving graft function, reducing graft rejection, maintaining or improving organ viability prior to transplantation, and potentially reducing the number of kidneys rejected for transplant.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, recent bank failures and the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, recent bank failures and the ongoing military conflicts will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this Annual Report on Form 10-K.

 .

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEMD.”

LIQUIDITY AND GOING CONCERN

The Company has incurred losses since inception in devoting substantially all of its efforts toward research and development and has an accumulated deficit of $154,566,728 as of March 31, 2024. During the year ended March 31, 2024, the Company generated a net loss of approximately $12,208,000 and the Company expects that it will continue to generate operating losses for the foreseeable future. While the Company currently has over $9.1 million in cash and cash equivalents and have been carrying out certain expense reductions since November 2023; our planned additional expense reductions may not materialize and/or our patient recruitment may occur more rapidly than expected along with the concomitant increases in expenses, therefore there is substantial doubt that our cash on hand will carry the company for 12 months beyond the filing date of the financial statements included in this Annual Report.

F-8

The Company’s ability to execute its current operating plan depends on its ability to reduce expenses and obtain additional funding via the sale of equity, or other sources of capital. The Company plans to continue actively pursuing financing alternatives, however, there can be no assurance that it will obtain the necessary funding, raising substantial doubt about the Company’s ability to continue as a going concern within one year of the date these financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aethlon Medical, Inc. and its wholly owned subsidiary, Aethlon Medical Australia Pty Ltd, as well as its previously majority-owned subsidiary, ESI, which dissolved in September 2022. Operations in our Australian subsidiary is recorded in their functional currency. The results of operations for our Australian subsidiary are translated from functional currency into U.S. dollars using the current exchange rate on the date the expense was recognized. Assets and liabilities are translated using the period end exchange rates. The U.S. dollar effects that arise from translating the net assets of are recorded in other comprehensive income (loss). All significant inter-company transactions and balances have been eliminated in consolidation. The consolidated financial statements contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2023, and the consolidated statement of cash flows for the fiscal years ended March 31, 2024 and 2023.

RISKS AND UNCERTAINTIES

We operate in an industry that is subject to intense competition, government regulation and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory, and including the potential risk of business failure.

USE OF ESTIMATES

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, which requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us.

CASH AND CASH EQUIVALENTS

Accounting standards define “cash and cash equivalents” as any short-term, highly liquid investment that is both readily convertible to known amounts of cash and so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. For the purpose of financial statement presentation, we consider all highly liquid investment instruments with original maturities of three months or less when purchased, or any investment redeemable without penalty or loss of interest to be cash equivalents. Cash is carried at cost, which approximates fair value, and cash equivalents are carried at fair value.

F-9

For the fiscal years ended March 31, 2024 and March 31, 2023 our cash and cash equivalents were comprised of the following instruments:

	For the year ended
	March 31, 2024	March 31, 2023
Cash in US bank checking account	$697,908	$575,766
Cash equivalents held in US Treasury bills	4,736,469	13,910,973
Cash in Australian bank checking account	7,601	46,204
Total cash and cash equivalents	$5,441,978	$14,532,943

CONCENTRATIONS OF CREDIT RISKS

Cash is maintained at one US financial institution in a checking account. Accounts at this institution are secured by the Federal Deposit Insurance Corporation up to $250,000. Our March 31, 2024 cash balances were approximately $568,000 over such insured amount. We do not believe that the Company is exposed to any significant risk with respect to its cash in that checking account.

At March 31, 2024, we maintained cash equivalents of approximately $4.7 million in US Treasury bills with maturities of less than three months. We do not believe that the Company is exposed to any significant risk with respect to its cash equivalents since they represent US government risk.

Cash is maintained at one Australian financial institution in checking accounts. Accounts at this institution are secured by the Financial Claims Scheme for up to Australian $250,000. Our March 31, 2024 Australian cash balance was below that threshold.

We did not have any revenue in fiscal year ended March 31, 2024. All of our revenue in the fiscal year ended March 31, 2023 related to our government contracts. We did not have any accounts receivable at March 31, 2024.

RESTRICTED CASH

To comply with the terms of our laboratory, office, and manufacturing space leases, we caused our bank to issue two standby letters of credit, or the L/Cs, in the amount of $87,506 in favor of the landlord. The L/Cs are in lieu of a security deposit. In order to support the L/Cs, we agreed to have our bank withdraw $87,506 from our operating accounts and to place that amount in restricted certificates of deposit. We have classified that amount as restricted cash, a long-term asset, on our balance sheet.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss included in the consolidated statements of operations.

F-10

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. We record a valuation allowance for deferred tax assets when, based on our best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized. Management has provided a full valuation allowance against the Company’s net deferred tax asset. Tax positions taken or expected to be taken in the course of preparing tax returns are required to be evaluated to determine whether the tax positions are more-likely-than-not to be sustained by the applicable tax authority. Tax positions deemed to not meet a more-likely-than-not threshold would be recorded as tax expense in the current year. There were no uncertain tax positions that require accrual to or disclosure in the consolidated financial statements as of March 31, 2024 and 2023.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. We believe no impairment charges were necessary during the fiscal years ended March 31, 2024 and 2023.

LOSS PER SHARE

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued, if such additional common shares were dilutive. Since we had net losses for all periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded as their effect would be antidilutive.

As of March 31, 2024 and 2023, a total of 124,028 and 204,501 potential common shares, consisting of shares underlying outstanding stock options, restricted stock units, or RSUs, and warrants were excluded as their inclusion would be antidilutive.

DEFERRED OFFERING COSTS

Specific incremental costs directly attributable to an actual offering of securities may be deferred and charged against the gross proceeds of the offering. As of March 31, 2024, approximately $278,000 of costs have been deferred.

REVENUE RECOGNITION

We did not recognize revenue in fiscal year ended March 31, 2024. Our revenues in the fiscal year ended March 31, 2023 consisted entirely of amounts earned under contracts and grants with the National Institutes of Health, or NIH. During the fiscal year ended March 31, 2023, we recognized revenues totaling $574,245 under such contracts. We have concluded that these agreements are not within the scope of ASC Topic, 606, Revenue from Contracts with Customers, or Topic 606, as the NIH grants and contracts do not meet the definition of a “customer” as defined by Topic 606. Prior to the effective date of ASC Topic 606, which for the Company was April 1, 2018, we accounted for our grant/contract revenues under the Milestone Method as prescribed by the legacy guidance of ASC 605-28, Revenue Recognition – Milestone Method, or Milestone Method. In the absence of other applicable guidance under US GAAP, effective April 1, 2018, we elected to continue to use the Milestone Method by analogy to recognize revenue under these grants/contracts.

F-11

We identify the deliverables included within these agreements and evaluate which deliverables represent separate units of accounting based on if certain criteria are met, including whether the delivered element has standalone value to the collaborator. The consideration received is allocated among the separate units of accounting, and the applicable revenue recognition criteria are applied to each of the separate units.

A milestone is an event having all of the following characteristics:

(1) There is substantive uncertainty at the date the arrangement is entered into that the event will be achieved. A vendor’s assessment that it expects to achieve a milestone does not necessarily mean that there is not substantive uncertainty associated with achieving the milestone.

(2) The event can only be achieved based in whole or in part on either: (a) the vendor’s performance; or (b) a specific outcome resulting from the vendor’s performance.

(3) If achieved, the event would result in additional payments being due to the vendor.

A milestone does not include events for which the occurrence is either: (a) contingent solely upon the passage of time; or (b) the result of a counterparty’s performance.

The policy for recognizing deliverable consideration contingent upon achievement of a milestone must be applied consistently to similar deliverables.

The assessment of whether a milestone is substantive is performed at the inception of the arrangement. The consideration earned from the achievement of a milestone must meet all of the following for the milestone to be considered substantive:

(1) The consideration is commensurate with either: (a) the vendor’s performance to achieve the milestone; or (b) the enhancement of the value of the delivered item or items as a result of a specific outcome resulting from the vendor’s performance to achieve the milestone;

(2) The consideration relates solely to past performance; and

(3) The consideration is reasonable relative to all of the deliverables and payment terms (including other potential milestone consideration) within the arrangement.

A milestone is not considered substantive if any portion of the associated milestone consideration relates to the remaining deliverables in the unit of accounting (i.e., it does not relate solely to past performance). To recognize the milestone consideration in its entirety as revenue in the period in which the milestone is achieved, the milestone must be substantive in its entirety. Milestone consideration cannot be bifurcated into substantive and nonsubstantive components. In addition, if a portion of the consideration earned from achieving a milestone may be refunded or adjusted based on future performance, the related milestone is not considered substantive.

We have recognized revenue under the following contract/grant:

Phase 2 Melanoma Cancer Contract

On September 12, 2019, the National Cancer Institute, or NCI, part of the NIH, awarded to us a SBIR Phase II Award Contract, for NIH/NCI Topic 359, entitled “A Device Prototype for Isolation of Melanoma Exosomes for Diagnostics and Treatment Monitoring”, or the Award Contract. The Award Contract amount was $1,860,561 and, as amended, ran for the period from September 16, 2019 through September 15, 2022.

F-12

The work performed pursuant to this Award Contract was focused on melanoma exosomes. This work followed from our completion of a Phase I contract for the Topic 359 solicitation that ran from September 2017 through June 2018, as described below. Following on the Phase I work, the deliverables in the Phase II program involved the design and testing of a pre-commercial prototype of a more advanced version of the exosome isolation platform.

The Award Contract ended on September 15, 2022 and we presented the required final report to the NCI. As the NCI completed its close out review of the contract, we recognized as revenue $574,245 in fiscal year ended March 31, 2023.

STOCK-BASED COMPENSATION

Employee stock options and rights to purchase shares under stock participation plans are accounted for under the fair value method. Accordingly, share-based compensation is measured when all granting activities have been completed, generally the grant date, based on the fair value of the award. The exercise price of options is generally equal to the market price of the Company’s common stock (defined as the closing price as quoted on the Nasdaq Capital Market or OTCBB on the date of grant). Compensation cost recognized by the Company includes (a) compensation cost for all equity incentive awards granted prior to April 1, 2006, but not yet vested, based on the grant-date fair value estimated in accordance with the original provisions of the then current accounting standards, and (b) compensation cost for all equity incentive awards granted subsequent to March 31, 2006, based on the grant-date fair value estimated in accordance with the provisions of subsequent accounting standards. We use a Binomial Lattice option pricing model for estimating fair value of options granted (see Note 4).

The following table summarizes share-based compensation expenses relating to shares and options granted and the effect on loss per common share during the years ended March 31, 2024 and 2023:

	Fiscal Years Ended
	March 31, 2024	March 31, 2023
Vesting of Stock Options and Restricted Stock Units	$1,219,370	$1,051,898
Total Stock-Based Compensation Expense	$1,219,370	$1,051,898

Weighted average number of common shares outstanding – basic and diluted	2,512,774	2,053,744

Basic and diluted loss per common share	$(0.49)	$(0.51)

We record share-based compensation expenses for awards of stock options and RSUs under ASC 718, Share-based compensation, or ASC 718. For awards to non-employees for periods prior to the adoption of ASU 2018-07, Compensation-Stock Compensation: Improvements to Non-employee Share-Based Payment Accounting, on April 1, 2019, the Company had applied ASC 505-50, Equity – Equity-based payments to non-employees, or ASC 505-50. ASC 718 establishes guidance for the recognition of expenses arising from the issuance of share-based compensation awards at their fair value at the grant date.

We recognize share-based compensation expense related to stock options and stock appreciation rights granted to employees, directors and consultants based on the estimated fair value of the awards on the date of grant. We estimate the grant date fair value, and the resulting share-based compensation expense, for stock options that only have service vesting requirements or performance-based vesting requirements without market conditions using the binomial lattice option-pricing model. The grant date fair value of the share-based awards with service vesting requirements is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective awards. Determining the appropriate amount to expense for performance-based awards based on the achievement of stated goals requires judgment. The estimate of expense is revised periodically based on the probability of achieving the required performance targets and adjustments are made as appropriate. The cumulative impact of any revisions is reflected in the period of change. If any applicable financial performance goals are not met, no compensation cost is recognized and any previously recognized compensation cost is reversed. For performance-based awards with market conditions, we determine the fair value of awards as of the grant date using a Monte Carlo simulation model.

F-13

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2007 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2024 was insignificant.

PATENTS

Patents include both foreign and domestic patents. We capitalize the cost of patents, some of which were acquired, and amortize such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent. The unamortized costs of patents are subject to our review for impairment under our long-lived asset policy above.

STOCK PURCHASE WARRANTS

In the past we issued warrants for the purchase of shares of our common stock in connection with the issuance of common stock for cash. Warrants issued in connection with common stock for cash, if classified as equity, are considered issued in connection with equity transactions and the warrant fair value is recorded to additional paid-in-capital.

RESEARCH AND DEVELOPMENT EXPENSES

Our research and development costs are expensed as incurred. We incurred approximately $2,520,000 and $2,745,000 of research and development expenses for the years ended March 31, 2024 and 2023, respectively, which are included in various operating expenses in the accompanying consolidated statements of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial statements.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024. The Company is evaluating if the adoption of this new standard will have a material effect on our disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The adoption of ASU No. 2016-13 for smaller reporting companies that did not previously early adopt was January 1, 2023. The Company maintained US Treasury bills with maturities of less than three months and expects zero credit losses from these securities. As a result, the Company did not record an allowance for expected credit losses.

F-14

2. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	March 31, 2024	March 31, 2023
Furniture and office equipment, at cost	$1,112,648	$989,987
Leasehold improvements	893,131	888,224
Accumulated depreciation	(990,550)	(734,207)
Fixed Assets, net	$1,015,229	$1,144,004

Depreciation expense for the fiscal years ended March 31, 2024 and 2023 was $358,507 and $240,342, respectively.

3. PATENTS, NET

Patents, net consist of the following:

	March 31, 2024	March 31, 2023
Issued patents	$157,442	$157,442
Accumulated amortization	(156,342)	(155,792)
Issued patents, net of accumulated amortization	1,100	1,650
Patents, net	$1,100	$1,650

Amortization expense for our capitalized issued patents for each of the fiscal years ended March 31, 2024 and 2023 was $550. As only one capitalized patent remains to be amortized, future amortization expense on patents is estimated to be approximately $550 per year based on the estimated life of the patent. The weighted average remaining life of our remaining capitalized patent is approximately 2.0 years.

4. EQUITY TRANSACTIONS

REVERSE STOCK SPLIT

On October 4, 2023, we effected a 1-for-10 reverse stock split of our then outstanding shares of common stock. Accordingly, each 10 shares of outstanding common stock then held by our stockholders were combined into one share of common stock. Any fractional shares resulting from the reverse split were rounded up to the next whole share. Authorized common stock remained at 60,000,000 shares following the stock split. The accompanying consolidated financial statements and accompanying notes have been retroactively revised to reflect such reverse stock split as if it had occurred on April 1, 2022. All shares and per share amounts have been revised accordingly.

ISSUANCES OF COMMON STOCK AND WARRANTS

Equity Transactions in the Fiscal Year Ended March 31, 2024.

2022 At The Market Offering Agreement with H.C. Wainwright & Co., LLC

On March 24, 2022, we entered into an At The Market Offering Agreement, or the 2022 ATM Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, which established an at-the-market equity program pursuant to which we may offer and sell shares of our common stock from time to time as set forth in the 2022 ATM Agreement.

F-15

The offering was registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to our shelf registration statement on Form S-3 (Registration Statement No. 333-259909), as previously filed with the Securities and Exchange Commission, or SEC, and declared effective on October 21, 2021. We filed a prospectus supplement, dated March 24, 2022, with the SEC that provides for the sale of shares of our common stock, or the 2022 ATM Shares, having an aggregate offering price of up to $15,000,000, which was subsequently and most recently updated pursuant to our prospectus supplement, dated September 29, 2022, filed with the SEC that provides for the sale of 2022 ATM Shares having an aggregate offering price of up to $6,625,000. As of March 31, 2024, $5,302,617 of 2022 ATM Shares remained available for sale under the 2022 ATM Agreement.

Under the 2022 ATM Agreement, Wainwright may sell the 2022 ATM Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or on any other existing trading market for the 2022 ATM Shares. In addition, under the 2022 ATM Agreement, Wainwright may sell the 2022 ATM Shares in privately negotiated transactions with our consent and in block transactions. Under certain circumstances, we may instruct Wainwright not to sell the 2022 ATM Shares if the sales cannot be effected at or above the price designated by us from time to time.

We are not obligated to make any further sales of the 2022 ATM Shares under the 2022 ATM Agreement. The offering of the 2022 ATM Shares pursuant to the 2022 ATM Agreement will terminate upon the termination of the 2022 ATM Agreement by Wainwright or us, as permitted therein.

The 2022 ATM Agreement contains customary representations, warranties and agreements by us, and customary indemnification and contribution rights and obligations of the parties. We agreed to pay Wainwright a placement fee of up to 3.0% of the aggregate gross proceeds from each sale of the 2022 ATM Shares. We also agreed to reimburse Wainwright for certain specified expenses in connection with entering into the 2022 ATM Agreement.

In the fiscal year ended March 31, 2024, we raised aggregate net proceeds of $1,322,383 net of $34,118 in commissions to Wainwright and $8,202 in other offering expense, through the sale of 296,056 shares of our common stock at an average price of $4.47 per share under the 2022 ATM Agreement.

RSU Grants to Non-Employee Directors

In April 2023, the Compensation Committee of the Board, or Compensation Committee, approved, pursuant to the terms of the Company’s Amended and Restated Non-Employee Director Compensation Policy, or the Director Compensation Policy, the grant of the annual RSUs under the Director Compensation Policy to each of the three non-employee directors of the Company then serving on the Board of Directors of the Company, or Board. The Director Compensation Policy provides for a grant of stock options or $50,000 worth of RSUs at the beginning of each fiscal year for current non-employee directors then serving on the Board, and for a grant of stock options or $75,000 worth of RSUs for a newly elected non-employee director, with each RSU priced at the average for the closing prices for the five days preceding and including the date of grant, or $4.30 per share for the April 2023 RSU grants. As a result, in April 2023 the three eligible directors were each granted an RSU in the amount of 11,628 shares under the 2020 Plan. The RSUs are subject to vesting in four equal installments, with 25% of the restricted stock units vesting on each of June 30, 2023, September 30, 2023, December 31, 2023, and March 31, 2024, subject in each case to the director’s Continuous Service (as defined in the 2020 Plan), through such dates. Vesting will terminate upon the director’s termination of Continuous Service prior to any vesting date.

Unvested RSUs covering 4,885 shares of common stock were outstanding as of March 31, 2024.

Equity Transactions in the Fiscal Year Ended March 31, 2023.

During the fiscal year ended March 31, 2023, we raised net proceeds of $8,927,211, net of $229,610 in commissions to Wainwright and $27,153 in other offering expense, through the sale of 748,084 shares of our common stock at an average price of $11.90 per share under the 2022 ATM Agreement.

F-16

RSU Grants to Non-Employee Directors

The Compensation Committee approved, effective as of April 1, 2022, pursuant to the terms of the Director Compensation Policy, the grant of the annual RSUs to each of the two non-employee directors of the Company then serving on the Board, and the grant of an RSU for the then newly appointed non-employee director. The RSU grants were made subject to stockholder approval of an increase of 1,800,000 shares of common stock authorized for issuance under the Company’s 2020 Equity Incentive Plan, or the 2020 Plan, at the Company’s 2022 Annual Meeting of Stockholders. The increase was approved at the Company’s 2022 Annual Meeting of Stockholders held in September 2022. The Director Compensation Policy provides for a grant of stock options or $50,000 worth of RSUs at the beginning of each fiscal year for current non-employee directors then serving on the Board and for a grant of stock options or $75,000 worth of RSUs for a newly elected non-employee director, with each RSU priced at the average for the closing prices for the five days preceding and including the date of grant, or $14.60 per share as of April 1, 2022. The two then-current eligible directors each was granted a contingent RSU in the amount of 3,425 shares under the 2020 Plan and the then newly appointed director received a contingent RSU grant for 5,137 shares under the 2020 Plan. The RSUs were subject to vesting in three installments, 50% on September 30, 2022, and 25% on each of December 31, 2022, and March 31, 2023, subject to the recipient's continued service with the Company on each such vesting date.

There were no vested RSUs outstanding as of March 31, 2023.

WARRANTS:

We did not issue any warrants during the fiscal years ended March 31, 2024 and 2023.

A summary of the aggregate warrant activity for the years ended March 31, 2024 and 2023 is presented below:

	Fiscal Year Ended March 31,
	2024			2023
	Warrants	Weighted Average Exercise Price		Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	32,676		$20.09	57,678		$112.11
Granted	–	$	N/A	–	$	N/A
Exercised	–	$	N/A	–	$	N/A
Cancelled/Forfeited	–	$	N/A	(25,002)		$232.38
Outstanding, end of year	32,676		$20.09	32,676		$20.09
Exercisable, end of year	32,676		$20.09	32,676		$20.09
Weighted average estimated fair value of warrants granted		$	N/A		$	N/A

F-17

The detail of the warrants outstanding and exercisable as of March 31, 2024 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$18.75 or Below	20,217	.71	$15.66	20,217	$15.66
$25.00 - $27.50	12,459	.81	$27.28	12,459	$27.28
	32,676			32,676

The detail of the warrants outstanding and exercisable as of March 31, 2023 is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$18.75 or Below	20,217	1.71	$15.66	20,217	$15.66
$25.00 - $27.50	12,459	1.81	$27.28	12,459	$27.28
	32,676			32,676

STOCK-BASED COMPENSATION:

2020 EQUITY INCENTIVE PLAN

In September 2020, our stockholders approved the adoption of the 2020 Plan, to provide incentives to attract, retain and motivate employees, directors and consultants, whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance through awards of options, the right to purchase common stock, stock bonuses and stock appreciation rights and other awards. We initially authorized a total of 168,182 common shares for issuance under the 2020 Plan pursuant to stock option grants, RSUs or other forms of stock-based compensation.

In September 2022, our stockholders approved an increase in the number of shares of common stock authorized for issuance under the 2020 Plan by 180,000 shares. As of March 31, 2024, there were 200,948 shares available under the 2020 Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The Company maintains the Director Compensation Policy which provides for cash and equity compensation for persons serving as non-employee directors of the Company. Under this policy, each new non-employee director receives either stock options or a grant of RSUs upon appointment/election, as well as either an annual grant of stock options or of RSUs at the beginning of each fiscal year. The (i) stock options are subject to vesting and (ii) RSUs are subject to vesting and represent the right to be issued on a future date shares of our common stock upon vesting.

F-18

Please see above under the heading "Equity Transactions in the Fiscal Year Ended March 31, 2024—RSU Grants to Non-Employee Directors" for disclosure regarding equity awards under the Director Compensation Policy during the fiscal year ended March 31, 2024.

STOCK OPTION ACTIVITY

During the fiscal year ended March 31, 2024, we did not issue stock option grants. The assumptions used in estimating the fair value of stock options in the fiscal year ended March 31, 2023 included volatility ranging from 136.1% to 140%, a 0% dividend rate, and risk-free rates between 1.49% and 2.14%. The weighted average expected volatility was 138.07%

Options outstanding that were vested as of March 31, 2024 and options that are expected to vest subsequent to March 31, 2024 are as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Vested	57,813	$19.41	6.96
Expected to vest	28,653	$15.01	7.78
Total	86,466

The following is a summary of the stock options outstanding at March 31, 2024 and 2023 and the changes during the years then ended:

	Fiscal Year Ended March 31,
	2024			2023
	Options	Weighted Average Exercise Price		Options	Weighted Average Exercise Price
Outstanding, beginning of year	171,825		$22.4	166,595		$23.1
Granted	–		$–	12,222		$9.50
Cancelled/Forfeited	(85,359)		$26.89	(6,992)		$17.70
Outstanding, end of year	86,466		$17.95	171,825		$22.4
Exercisable, end of year	57,813		$19.41	75,554		$24.5
Weighted average estimated fair value of options granted		$	N/A		$	N/A

There were no stock option grants during the fiscal year ended March 31, 2024. There were 12,222 stock options granted during the fiscal year ended March 31, 2023. The weighted average grant date fair value of stock options granted during the fiscal year ended March 31, 2023 was $61,146. There were 54,428 RSUs granted during the fiscal year ended March 31, 2024. The weighted average grant date fair value of RSUs granted during the fiscal year ended March 31, 2024 was $58,333. There were no stock option exercises during the fiscal years ended March 31, 2024 and 2023.

F-19

The table below summarizes nonvested stock options as of March 31, 2024 and changes during the year ended March 31, 2024.

	Shares	Weighted Average Grant Date Fair Value
Nonvested stock options at April 1, 2023	96,273	$19.99
Vested	(21,934)	$1.59
Forfeited	(45,686)	$2.55
Nonvested stock options at March 31, 2024	28,653

The detail of the options outstanding and exercisable as of March 31, 2024 is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$6.90 - $16.80	62,204	7.48 years	$13.24	38,589	$13.48
$25.20	24,178	6.76 years	$25.20	19,140	$25.20
$1,425.00	84	.18 years	$1,425.00	84	$1,425.00
	86,466			57,813

We recorded stock-based compensation expense related to RSU issuances and to options granted totaling $1,219,370 and $1,051,898 for the fiscal years ended March 31, 2024 and 2023, respectively. These expenses were recorded as stock compensation included in payroll and related expenses in the accompanying consolidated statement of operations for the years ended March 31, 2024 and 2023.

The table below summarizes restricted stock units as of March 31, 2024 and changes during the year ended March 31, 2024.

Shares
Nonvested RSUs at April 1, 2023	–
Granted	54,428
Vested	(34,378)

Tax withholding payments or tax equivalent payments for net share settlement of restricted stock units	(15,165)
Nonvested RSUs at March 31, 2024	4,885

Our total stock-based compensation for fiscal years ended March 31, 2024 and 2023 included the following:

	Fiscal Year Ended
	March 31, 2024	March 31, 2023
Vesting of restricted stock units	$206,250	$175,000
Vesting of stock options	1,013,120	876,898
Total Stock-Based Compensation	$1,219,370	$1,051,898

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The cumulative effect of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2024 was insignificant.

On March 31, 2024, our outstanding stock options had no intrinsic value since the closing price on that date of $1.68 per share was below the weighted average exercise price of our outstanding stock options.

At March 31, 2024, there was approximately $400,002 of unrecognized compensation cost related to share-based payments, which is expected to be recognized over a weighted average period of 1.57 years.

F-20

5. RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

For the fiscal year ended March 31, 2024 we accrued unpaid fees of $68,250 owed to our non-employee directors.

As a result of entering into a Separation Agreement effective November 27, 2023 with our former Chief Executive Officer, or CEO, Charles J. Fisher, M.D., or the Separation Agreement, we paid out accrued vacation of $53,076 to Dr. Fisher in the fiscal year ended March 31, 2024. That accrued vacation was previously recorded in the due to related parties account. In addition, pursuant to the terms of Dr. Fisher’s Executive Employment Agreement, we accrued $435,378 for cash severance payments payable monthly and COBRA payments to be paid monthly over a 12-month period that began on December 1, 2023.

Additionally, $393,139 of stock-based compensation was recorded during the fiscal year ended March 31, 2024 for the acceleration of vesting for 50% of then outstanding options held by Dr. Fisher at the time of his separation from the Company.

Amounts due to related parties were comprised of the following items:

	March 31, 2024	March 31, 2023
Accrued Board fees	$68,250	$57,000
Accrued vacation to all employees	167,973	157,221
Accrued separation expenses for former executive	310,211	–
Total due to related parties	$546,434	$214,221

6. OTHER CURRENT LIABILITIES

Other current liabilities were comprised of the following items:

	March 31, 2024	March 31, 2023
Accrued professional fees	$215,038	$184,472
Accrued commission liability	–	404,120
Total other current liabilities	$215,038	$588,592

During 2017 through 2020, the Company incorrectly recorded accrued commission liability of approximately $404,000. The Company reversed accrued commission liability of approximately $404,000 during the year ended March 31, 2024.

7. INCOME TAXES

For the years ended March 31, 2024 and 2023, we had no income tax expense due to our net operating losses and 100% deferred tax asset valuation allowance.

At March 31, 2024 and 2023, we had net deferred tax assets as detailed below. These deferred tax assets are primarily composed of capitalized research and development costs and tax net operating loss carryforwards. Due to uncertainties surrounding our ability to generate future taxable income to realize these assets, a 100% valuation allowance has been established to offset the net deferred tax assets.

F-21

Significant components of our net deferred tax assets at March 31, 2024 and 2023 are shown below:

	YEAR ENDED MARCH 31,
	2024	2023
Deferred tax assets:
Research and development credit carryforwards	$3,442,000	$3,442,000
Capitalized research and development costs	646,000	519,000
Net operating loss carryforwards(1)	26,927,000	24,158,000
Stock compensation	2,244,000	1,903,000
Total deferred tax assets	33,259,000	30,022,000

Total deferred tax liabilities	–	–

Net deferred tax assets	33,259,000	30,022,000
Valuation allowance for deferred tax assets	(33,259,000)	(30,022,000)

Net deferred tax assets	$–	$–

 ______________

(1)	Pursuant to Internal Revenue Code Section 382, use of our tax net operating loss carryforwards may be limited. The amount of the annual limitation, if any, will be determined based on the value of the Company immediately prior to an ownership change. Subsequent ownership changes may further affect the limitation in future years. If and when the Company utilizes the NOL carryforwards in a future period, it will perform an analysis to determine the effect, if any, of these loss limitation rules on the NOL carryforward balances.

At March 31, 2024, we had tax net operating loss carryforwards for federal and state purposes approximating $98 million and $91 million, respectively, portions of which began to expire in the year 2021. The indefinite position is approximately $36 million. Research and Development credits begin to expire in 2025.

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate for the years ended March 31, 2024 and 2023 due to the following:

	2024	2023

Income taxes (benefit) at federal statutory rate of 21.00%	$(2,564,000)	$(2,526,000)
Tax effect on non-deductible expenses and credits	2,000	2,000
True up items	(29,000)	57,000
Expiration of net operating loss carryforwards (1)	204,000	353,000
Change in valuation allowance	2,387,000	2,114,000
Income Tax Expense (Benefit)	$–	$–

 ______________

(1)	Pursuant to Internal Revenue Code Section 382, use of our tax net operating loss carryforwards may be limited.

ASC 740, “Income Taxes”, clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements, and prescribes recognition thresholds and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense. During the years ended March 31, 2024 and 2023, we did not recognize any interest or penalties relating to tax matters.

F-22

At and for the years ended March 31, 2024 and 2023, management does not believe the Company has any uncertain tax positions. Accordingly, there are no unrecognized tax benefits at March 31, 2024 or March 31, 2023.

Our tax returns remain open for examination by the applicable authorities, generally 3 years for federal and 4 years for state. We are currently not under examination by any taxing authorities.

8. COMMITMENTS AND CONTINGENCIES

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

We have had the following material changes to our contractual obligations and commitments outside the ordinary course of business during the fiscal year ended March 31, 2024:

LEASE COMMITMENTS

Office, Lab and Manufacturing Space Leases

In December 2020, we entered into an agreement to lease approximately 2,823 square feet of office space and 1,807 square feet of laboratory space located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 and 11575 Sorrento Valley Road, Suite 200, San Diego, California 92121, respectively. The agreement carries a term of 63 months and we took possession of the office space effective October 1, 2021. We took possession of the laboratory space effective January 1, 2022. In October 2021, we entered into another lease for approximately 2,655 square feet of space to house our manufacturing operations located at 11588 Sorrento Valley Road, San Diego, California 92121. The term is for 55 months and we took possession of the manufacturing space in August 2022. The current monthly base rent under the office and laboratory component of the lease is $14,158. The current monthly base rent under the manufacturing component of the lease is $12,452.

The office, lab and manufacturing leases are coterminous with a remaining term of 36 months. The weighted average discount rate is 4.25%.

As of our March 31, 2024 balance sheet, we have a right-of-use lease asset of $883,054.

The following table presents a maturity analysis of expected undiscounted cash flows for operating leases on an annual basis for the next three fiscal years. All of our leases conterminously expire during the fiscal year ending March 31, 2027.

Fiscal Years Ended March 31,
2025	$323,812
2026	333,462
2027	343,352
Total minimum lease payments	1,000,626
Less amount representing imputed interest	(60,310)
Present value of minimum lease payments	$940,316

F-23

Mobile Clean Room

In addition, we rented a mobile clean room on a short term, month-to-month basis, where we housed our manufacturing operations until our permanent manufacturing space was completed. The mobile clean room was located on leased land near our office and lab and we paid $2,000 per month for the right to locate it there. The arrangement was terminated in September 2022 and the mobile clean room was returned to the vendor that leased it to us.

Overall, our rent expense, which is included in general and administrative expenses, approximated $420,353 and $519,000 for the fiscal years ended March 31, 2024 and 2023, respectively.

LEGAL MATTERS

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities.

The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. We are not presently a party to any pending or threatened legal proceedings.

9. SUBSEQUENT EVENTS

Management has evaluated events subsequent to March 31, 2024 through the date that the accompanying consolidated financial statements were filed with the Securities and Exchange Commission for transactions and other events which may require adjustment of and/or disclosure in such financial statements.

Public Offering

On May 17, 2024, we closed a public offering pursuant to which we sold an aggregate of: (i) 2,450,000 shares of our common stock and accompanying Class A warrants to purchase up to 2,450,000 shares of common stock and Class B warrants to purchase up to 2,450,000 shares of common stock, at a combined public offering price of $0.58 per share and accompanying warrants; and (ii) in lieu of common stock, pre-funded warrants to purchase 5,650,000 shares of common stock and accompanying Class A warrants to purchase up to 5,650,000 shares of common stock and Class B warrants to purchase up to 5,650,000 shares of common stock, at a combined public offering price of $0.579 per pre-funded warrant and accompanying warrants, which is equal to the public offering price per share of common stock, and accompanying warrants less the $0.001 per share exercise price of each such pre-funded warrant.

The Class A and Class B warrants each have an exercise price of $0.58 per share, are immediately exercisable, and, in the case of Class A warrants, will expire on May 17, 2029, and in the case of Class B warrants, will expire on May 19, 2025. The exercise price of the Class A and Class B warrants is also subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in such warrants. Maxim Group LLC acted as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $4.7 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include clinical trial expenses, research and development expenses, capital expenditures and working capital.

In June 2024, holders of Class A and Class B warrants exercised 295,000 shares and 2,875,000 shares, respectively, for total proceeds of $1,838,600.

F-24

RSU Grants

In April 2024, the Board approved, pursuant to the terms of the Director Compensation Policy, the grant of the annual RSUs under the Director Compensation Policy to each of the four non-employee directors of the Company then serving on the Board. The Director Compensation Policy provides for a grant of stock options or $50,000 worth of RSUs at the beginning of each fiscal year for current non-employee directors then serving on the Board, and for a grant of stock options or $75,000 worth of RSUs for a newly elected non-employee director, with each RSU priced at the average for the closing prices for the five days preceding and including the date of grant, or $1.52 per share for the April 2024 RSU grants. As a result, in April 2024 the four eligible directors were each granted an RSU in the amount of 32,894 shares under the 2020 Plan. The RSUs are subject to vesting in four equal installments, with 25% of the restricted stock units vesting on each of June 30, 2024, September 30, 2024, December 31, 2024, and March 31, 2025, subject in each case to the director’s Continuous Service (as defined in the 2020 Plan), through such dates. Vesting will terminate upon the director’s termination of Continuous Service prior to any vesting date.

F-25

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,859,075	$5,441,978
Deferred Offering Cost	–	277,827
Prepaid expenses and other current assets	279,008	505,983
Total current assets	7,138,083	6,225,788

Property and equipment, net	843,617	1,015,229
Operating lease right-of-use asset	743,994	883,054
Patents, net	825	1,100
Restricted cash	87,506	87,506
Deposits	33,305	33,305
Total assets	$8,847,330	$8,245,982

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$922,888	$777,862
Due to related parties	1,011,544	546,434
Operating lease liability, current portion	301,680	290,565
Accrued Professional Fees	95,338	215,038
Total current liabilities	2,331,450	1,829,899

Operating lease liability, less current portion	496,772	649,751
Total liabilities	2,828,222	2,479,650

See Commitments and Contingencies Note 9

Stockholders’ Equity
Common stock, par value $0.001 per share; 60,000,000 shares authorized as of September 30, 2024 and March 31, 2024; 13,961,998 and 2,629,725 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively	13,962	2,629
Additional paid-in capital	165,954,256	160,337,371
Accumulated other comprehensive loss	(3,969)	(6,940)
Accumulated deficit	(159,945,141)	(154,566,728)

Total stockholders’ equity	6,019,108	5,766,332

Total liabilities and stockholders’ equity	$8,847,330	$8,245,982

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-26

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Three and Six Month Periods Ended September 30, 2024 and 2023

(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Six Months Ended September 30, 2024	Six Months Ended September 30, 2023
OPERATING EXPENSES

Professional fees	$570,845	$1,133,111	$1,184,927	$2,109,749
Payroll and related expenses	1,372,899	1,191,426	2,627,701	2,314,665
General and administrative	958,375	850,809	1,709,228	2,159,092
Total operating expenses	2,902,119	3,175,346	5,521,856	6,583,506
OPERATING LOSS	(2,902,119)	(3,175,346)	(5,521,856)	(6,583,506)

OTHER INCOME
Interest Income	95,146	140,890	143,442	266,871

NET LOSS	(2,806,973)	(3,034,456)	(5,378,414)	(6,316,635)

OTHER COMPREHENSIVE INCOME (LOSS)	3,804	(2,435)	2,971	(3,429)

COMPREHENSIVE LOSS	$(2,803,169)	$(3,036,891)	$(5,375,443)	$(6,320,064)

Basic and diluted loss per share attributable to common stockholders	$(0.20)	$(1.22)	$(0.50)	$(2.57)

Weighted average number of common shares outstanding – basic and diluted	13,937,595	2,483,649	10,715,446	2,457,711

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-27

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three and Six Months Ended September 30, 2024 and 2023

(Unaudited)

	COMMON STOCK		ADDITIONAL PAID IN	ACCUMULATED	ACCUMULATED COMPREHENSIVE	TOTAL
	SHARES	AMOUNT	CAPITAL	DEFICIT	INCOME (LOSS)	EQUITY
BALANCE – MARCH 31, 2024	2,629,725	$2,629	$160,337,371	$(154,566,728)	$(6,940)	$5,766,332
Issuances of common stock for public offering	8,100,000	8,100	3,531,807	–	–	3,539,907
Issuances of common stock for Class A and Class B warrant exercises	3,180,000	3,180	1,841,220	–	–	1,844,400
Issuance of common shares upon vesting of restricted stock units and net stock option exercises	27,602	28	(5,106)	–	–	(5,078)
Stock-based compensation expense	–	–	139,328	–	–	139,328
Net loss	–	–	–	(2,571,440)	–	(2,571,440)
Other comprehensive loss	–	–	–	–	(833)	(833)
BALANCE – JUNE 30, 2024	13,937,327	$13,937	$165,844,620	$(157,138,168)	$(7,773)	$8,712,616
Issuance of common shares upon vesting of restricted stock units and net stock option exercises	24,671	25	(3,857)	–	–	(3,832)
Stock-based compensation expense	–	–	113,493	–	–	113,493
Net loss	–	–	–	(2,806,973)	–	(2,806,973)
Other comprehensive income (loss)	–	–	–	–	3,804	3,804
BALANCE – SEPTEMBER 30, 2024	13,961,998	$13,962	$165,954,256	$(159,945,141)	$(3,969)	$6,019,108

	COMMON STOCK		ADDITIONAL PAID IN	ACCUMULATED	ACCUMULATED COMPREHENSIVE	TOTAL
	SHARES	AMOUNT	CAPITAL	DEFICIT	LOSS	EQUITY
BALANCE - MARCH 31, 2023	2,299,259	$2,299	$157,426,606	$(142,358,555)	$(6,141)	$15,064,209
Issuances of common stock for cash under at the market program	177,891	178	1,085,941	–	–	1,086,119
Issuance of common shares upon vesting of restricted stock units and net stock option exercises	6,397	7	(8,379)	–	–	(8,372)
Stock-based compensation expense	–	–	250,114	–	–	250,114
Net loss	–	–	–	(3,282,179)	–	(3,282,179)
Other comprehensive loss	–	–	–	–	(994)	(994)
BALANCE – JUNE 30, 2023	2,483,547	$2,484	$158,754,282	$(145,640,734)	$(7,135)	$13,108,897
Issuance of common shares upon vesting of restricted stock units and net stock option exercises	9,329	9	(9,852)	–	–	(9,843)
Stock-based compensation expense	–	–	257,181	–	–	257,181
Rounding for reverse split	32	–	–	–	–	–
Net Loss	–	–	–	(3,034,456)	–	(3,034,456)
Other Comprehensive Loss	–	–	–	–	(2,435)	(2,435)
BALANCE – SEPTEMBER 30, 2023	2,492,908	$2,493	$159,001,611	$(148,675,190)	$(9,570)	$10,319,344

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-28

AETHLON MEDICAL, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended September 30, 2024 and 2023

(Unaudited)

	Six months Ended September 30, 2024	Six months Ended September 30, 2023

Cash flows used in operating activities:
Net loss	$(5,378,414)	$(6,316,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	171,887	181,752
Stock based compensation	252,821	507,295
Accretion of right-of-use operating lease asset	139,060	1,924
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	292,071	241,411
Accounts payable and other current liabilities	95,370	162,160
Due to related parties	465,110	35,560
Net cash used in operating activities	(3,962,095)	(5,186,533)

Cash flows used in investing activities:
Purchases of property and equipment	–	(237,153)
Net cash used in investing activities	–	(237,153)

Cash flows provided by financing activities:
Proceeds from the issuance of common stock, net	5,384,307	1,086,119
Tax withholding payments or tax equivalent payments for net share settlement of restricted stock units and net stock option expense	(8,910)	(18,215)
Net cash provided by financing activities	5,375,397	1,067,904

Effect of exchange rate on changes on cash	3,795	(1,241)

Net change in cash and restricted cash	1,417,097	(4,357,023)

Cash and restricted cash at beginning of period	5,529,484	14,620,449

Cash and restricted cash at end of period	$6,946,581	$10,263,426

Supplemental disclosures of cash flow information:

Supplemental disclosures of non-cash investing and financing activities:
Par value of shares issued for vested restricted stock units and net stock option exercise	$53	$16

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$6,859,075	$10,175,920
Restricted cash	87,506	87,506
Cash and restricted cash	$6,946,581	$10,263,426

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-29

AETHLON MEDICAL, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2024

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION ORGANIZATION

Aethlon Medical, Inc. (“Aethlon,” the “Company,” “we” or “us”) is a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, 164 sessions with 38 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration (“FDA”) has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and
•	the treatment of life-threatening viruses that are not addressed with approved therapies.

We believe the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful exosomes and exosomal particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We have recently launched in Australia and in India safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patient, safety, feasibility and dose-finding trial in each country is safety.

The following two hospitals in Australia have received ethics committee approval, have gone through training on our device and are now open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia. We have also trained a third hospital in Australia, but we have not yet received ethics committee approval for that institution and have not yet begun patient enrollment.

We have received ethics committee approval from Medanta Medicity Hospital in Gurugram, India for a similar nine to 18-patient, safety, feasibility and dose-finding trial. We are completing the necessary logistical steps before they can open for patient enrollment..

We have entered into an agreement with North American Science Associates, LLC (“NAMSA”), a world leading medical technology contract research organization (“CRO”) offering global end-to-end development services, to oversee our clinical trials of the Hemopurifier for patients in Australia with various types of cancer tumors. We also have engaged Qualtran LLC as the CRO for our clinical trial in India.

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus (“HIV”), hepatitis-C and Ebola.

F-30

Additionally, in vitro, the Hemopurifier has been demonstrated to capture H5N1 bird flu virus, H1N1 swine flu virus, Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, and the reconstructed Spanish flu virus of 1918. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

On June 17, 2020, the FDA approved a supplement to our open Investigational Device Exemption (“IDE”) for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19, or COVID-19, in a new feasibility study. In June 2022, the first patient in this study was enrolled and completed the Hemopurifier treatment phase of the protocol. Due to the lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022. However, our IDE for this indication remains open, as we have an active COVID-19 trial in India and wish to preserve the option of enrolling patients if the situation with COVID-19 changes.

Under Single Patient Emergency Use regulations, Aethlon has treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above.

We also obtained ethics review board (“ERB”) approval from and entered into a clinical trial agreement with Medanta Medicity Hospital, a multi-specialty hospital in Delhi NCR, India, for a COVID-19 clinical trial at that location. In May 2023, we received ERB approval from the Medanta Medicity Hospital and Maulana Azad Medical College (“MAMC”), for a second site for our clinical trial in India to treat severe COVID-19. MAMC was established in 1958 and is located in New Delhi, India. MAMC is affiliated with the University of Delhi and is operated by the Delhi government.

We now have two sites in India for this trial with the MAMC. One patient has been treated to date; however, we have been informed by our CRO that a new COVID-19 subvariant was detected in India recently. Our COVID-19 trial in India remains open in the event that there are COVID-19 admissions to the ICUs at our sites in India.

Additionally, based on preclinical data with acellular kidney perfusates, we believe that the Hemopurifier has potential applications in organ transplantation. We are investigating whether the Hemopurifier, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses, exosomes, RNA molecules, cytokines, chemokines and other inflammatory molecules from recovered organs. We initially are focused on recovered kidneys from deceased donors. We have previously demonstrated the removal of multiple viruses and exosomes and exosomal particles from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier and believe this process could reduce transplantation complications by improving graft function, reducing graft rejection, maintaining or improving organ viability prior to transplantation, and potentially reducing the number of kidneys rejected for transplant.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, the ongoing military conflicts and other global instability will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

We incorporated in Nevada on March 10, 1999. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEMD.”

F-31

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

During the six months ended September 30, 2024, there were no changes to our significant accounting policies as described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

REVERSE STOCK SPLIT

On October 4, 2023, we effected a 1-for-10 reverse stock split of our then outstanding shares of common stock. Accordingly, each 10 shares of outstanding common stock then held by our stockholders were combined into one share of common stock. Any fractional shares resulting from the reverse split were rounded up to the next whole share. Authorized common stock remained at 60,000,000 shares following the stock split. The accompanying unaudited condensed consolidated financial statements and accompanying notes have been retroactively revised to reflect such reverse stock split as if it had occurred on April 1, 2023. All shares and per share amounts have been revised accordingly.

Basis of Presentation and Use of Estimates

Our accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of the Securities and Exchange Commission (“SEC”) Regulation S-X. Accordingly, they should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended March 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on June 27, 2024. The accompanying unaudited condensed consolidated financial statements include the accounts of Aethlon Medical, Inc. and its wholly owned subsidiary, Aethlon Medical Australia Pty Ltd. All significant inter-company transactions and balances have been eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements, taken as a whole, contain all adjustments that are of a normal recurring nature necessary to present fairly our operating results, cash flows, and financial position as of and for the period ended September 30, 2024. Estimates were made relating to useful lives of fixed assets, impairment of assets, share-based compensation expense and accruals for clinical trial and research and development expenses. Actual results could differ materially from those estimates. The accompanying condensed consolidated balance sheet at March 31, 2024 has been derived from the audited consolidated balance sheet at March 31, 2024, contained in the above referenced 10-K. The results of operations for the three and six months ended September 30, 2024 are not necessarily indicative of the results to be expected for the full year or any future interim periods.

Reclassifications

Certain prior year balances within the unaudited condensed consolidated financial statements have been reclassified to conform to the current year presentation, including the impact of the reverse stock split.

LIQUIDITY AND GOING CONCERN

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. We have incurred continuing losses from operations and at September 30, 2024 had limited working capital and an accumulated deficit of $159,945,141. These factors, among other matters, raise substantial doubt about our ability to continue as a going concern within one year of the date these financial statements are issued. A significant amount of additional capital will be necessary to advance the development of our products to the point at which they may become commercially viable. We intend to fund operations, working capital and other cash requirements for the twelve-month period subsequent to September 30, 2024 through a combination of debt and/or equity financing arrangements and potentially from collaborations or strategic partnerships.

F-32

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

The condensed consolidated financial statements do not include any adjustments related to this uncertainty and as to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Management expects that existing cash as of September 30, 2024 will not be sufficient to fund the Company’s operations for at least twelve months from the issuance date of these condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

Restricted Cash

To comply with the terms of our laboratory and office lease and our lease for our manufacturing space (see Note 9), we caused our bank to issue two standby letters of credit (“L/Cs”) in the aggregate amount of $87,506 in favor of our landlord. The L/Cs are in lieu of a security deposit. In order to support the L/Cs, we agreed to have our bank withdraw $87,506 from our operating accounts and to place that amount in a restricted certificate of deposit. We have classified that amount as restricted cash, a long-term asset, on our balance sheet.

2. LOSS PER COMMON SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional dilutive common shares that would have been outstanding if potential common shares had been issued, if such additional common shares were dilutive. Since we had net losses for all periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded, as their effect would be antidilutive.

As of September 30, 2024 and 2023, an aggregate of 13,521,135 and 221,839 potential common shares, respectively, consisting of shares underlying outstanding stock options, warrants, and restricted stock units were excluded, as their inclusion would be antidilutive.

3. RESEARCH AND DEVELOPMENT EXPENSES

Our research and development costs are expensed as incurred. We incurred research and development expenses during the three- and six-month periods ended September 30, 2024 and 2023, which are included in various operating expense line items in the accompanying condensed consolidated statements of operations. Our research and development expenses in those periods were as follows:

	September 30,	September 30,
	2024	2023
Three months ended	$261,486	$628,447
Six months ended	702,115	1,687,010

F-33

4. RECENT ACCOUNTING PRONOUNCEMENTS

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). ASU 2023-07 intends to improve reportable segment disclosure requirements, enhance interim disclosure requirements and provide new segment disclosure requirements for entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods with fiscal years beginning after December 15, 2024. ASU 2023-07 is to be adopted retrospectively to all prior periods presented. We are currently assessing the impact this guidance will have on our consolidated financial statements; however, we do not expect a material impact.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024. The Company is evaluating if the adoption of this new standard will have a material effect on our disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The adoption of ASU No. 2016-13 for smaller reporting companies that did not previously early adopt was January 1, 2023. The Company maintained US Treasury bills with maturities of less than three months and anticipates no credit losses from these securities. Additionally, the Company does not have any revenue or accounts receivables. As a result, the Company did not establish an allowance for expected credit losses.

5. EQUITY TRANSACTIONS IN THE SIX MONTHS ENDED SEPTEMBER 30, 2024

May 2024 Public Offering

On May 17, 2024, we closed a public offering pursuant to which we sold an aggregate of: (i) 2,450,000 shares of our common stock and accompanying Class A warrants to purchase up to 2,450,000 shares of common stock and Class B warrants to purchase up to 2,450,000 shares of common stock, at a combined public offering price of $0.58 per share and accompanying warrants; and (ii) in lieu of common stock, pre-funded warrants to purchase 5,650,000 shares of common stock and accompanying Class A warrants to purchase up to 5,650,000 shares of common stock and Class B warrants to purchase up to 5,650,000 shares of common stock, at a combined public offering price of $0.579 per pre-funded warrant and accompanying warrants, which is equal to the public offering price per share of common stock, and accompanying warrants less the $0.001 per share exercise price of each such pre-funded warrant.

All pre-funded warrants issued in the offering were exercised in the quarter ended June 30, 2024. The Class A and Class B warrants each have an exercise price of $0.58 per share, are immediately exercisable, and, in the case of Class A warrants, will expire on May 17, 2029, and in the case of Class B warrants, will expire on May 19, 2025. The exercise price of the Class A and Class B warrants is also subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in such warrants.

Maxim Group LLC (“Maxim”), served as the exclusive placement agent in connection with the offering. We paid Maxim a cash fee of 6.5% of the aggregate gross proceeds raised at the closing of the offering, and reimbursement of certain expenses and legal fees in the amount of $100,000. We also issued to designees of Maxim warrants to purchase up to an aggregate of 324,000 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $0.58 per share and have substantially the same terms as the Class A warrants, except the Placement Agent Warrants are not subject to an exercise price reset, are non-exercisable until November 15, 2024, and will expire on May 15, 2029.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $4.7 million. Net proceeds, of the offering, after deducting the placement agent fees and expenses and other offering expenses payable by us, were approximately $3.5 million.

F-34

The shares of common stock, the Class A and Class B warrants, the pre-funded warrants and the Placement Agent Warrants described above and the underlying shares of common stock were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-278188), which was declared effective by the SEC on May 15, 2024.

Warrant Exercises

In June 2024, and holders of Class A and Class B warrants exercised 300,000 shares and 2,880,000 shares, respectively, for additional proceeds to the Company of $1,844,400.

Restricted Stock Unit Grants

On April 16, 2024, our Board of Directors approved, pursuant to the terms of the Director Compensation Policy, the grant of the annual RSUs under the Director Compensation Policy to each of the four non-employee directors of the Company then serving on the Board of Directors. The Director Compensation Policy provides for a grant of stock options or $50,000 worth of RSUs at the beginning of each fiscal year for current non-employee directors then serving on the Board of Directors, and for a grant of stock options or $75,000 worth of RSUs for a newly elected non-employee director, with each RSU priced at the average of the closing prices for the five trading days preceding and including the date of grant, or $1.52 per share for the RSUs granted in April 2024. As a result, in April 2024, the four eligible directors were each granted 32,894 RSUs under the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Plan”). The RSUs are subject to vesting in four equal installments, with 25% of the restricted stock units vesting on each of June 30, 2024, September 30, 2024, December 31, 2024, and March 31, 2025, subject in each case to the director’s Continuous Service (as defined in the 2020 Plan), through such dates. Vesting will automatically terminate upon the director’s termination of Continuous Service prior to any vesting date.

During the three- and six-months ended September 30, 2024, 24,670 and 52,272 shares were issued upon settlement of 32,894 and 70,673 RSUs, respectively

6. RELATED PARTY TRANSACTIONS

During the three-months ended September 30, 2024, we accrued $68,250 for board fees and paid fees of $68,250 owed to our non-employee directors for services in the current and prior quarter respectively. In the three-months ended September 30, 2023, we accrued $68,250 and paid out $57,000 in fees owed to our non-employee directors. In the six-months ended September 30, 2024, we paid out $136,500 compared to $114,000 in the six-months ended September 30, 2023.

As a result of entering into a Separation Agreement, effective October 3, 2024, with a former employee we accrued $455,397 for salary and related expenses associated with the Separation Agreement during the three months ended September 30, 2024. Additionally, we accrued $27,688 in health insurance costs in the same period. We paid out $199,909 and $324,202 in separation expenses in the three- and six-months ended September 30, 2024, respectively. As of September 30, 2024, the accrued separation expenses totaled $792,627. There were no accrued separation expenses as of September 30, 2023.

Amounts due to related parties were comprised of the following items:

	September 30, 2024	March 31, 2024
Accrued Board fees	$68,250	$68,250
Accrued vacation to all employees	150,667	167,973
Accrued separation expenses	792,627	310,211
Total due to related parties	$1,011,544	$546,434

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7. STOCK COMPENSATION

The following tables summarize share-based compensation expenses relating to RSUs and stock options and the effect on basic and diluted loss per common share during the three- and six-month periods ended September 30, 2024 and 2023:

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Six Months Ended September 30, 2024	Six Months Ended September 30, 2023
Vesting of stock options and restricted stock units	$113,493	$257,181	$252,821	$507,295
Total stock-based compensation expense	$113,493	$257,181	$252,821	$507,295

Weighted average number of common shares outstanding – basic and diluted	13,937,595	2,483,649	10,715,446	2,457,711

Basic and diluted loss per common share attributable to stock-based compensation expense	$(0.01)	$(0.10)	$(0.02)	$(0.21)

All of the stock-based compensation expense recorded during the six months ended September 30, 2024 and 2023, an aggregate of $252,821 and $507,295, respectively, is included in payroll and related expense in the accompanying condensed consolidated statements of operations. Stock-based compensation expense recorded during each of the six months ended September 30, 2024 and 2023 represented an impact on basic and diluted loss per common share of $(0.02) and $(0.21), respectively.

Stock Option and RSU Activity

We did not issue any stock options during the six months ended September 30, 2024 and 2023.

Stock options outstanding that have vested as of September 30, 2024 and stock options that are expected to vest subsequent to September 30, 2024 are as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Vested	63,828	$17.79	6.10
Expected to vest	14,843	$15.61	7.21
Total	78,671

F-36

A summary of stock option activity during the six months ended September 30, 2024 is presented below:

	Amount	Range of Exercise Price	Weighted Average Exercise Price
Outstanding at beginning of year	86,466	$6.90 – 25.20	$22.40
Granted	–	$–	$–
Cancelled/Expired	7,795	$6.90-1,425.00	$23.79
Outstanding September 30, 2024	78,671	$12.80 – 25.20	$17.37
Exercisable, September 30, 2024	63,828	$12.80 – 25.20	$17.79

There were no stock option grants during the three months ended September 30, 2024 and 2023. There were no RSUs granted during the three months September 30, 2024 and 2023. There were no stock option exercises during the three months ended September 30, 2024 and 2023. On September 30, 2024, our outstanding stock options had no intrinsic value, since the closing share price on that date of $0.47 per share was below the exercise price of our outstanding stock options.

The table below summarizes nonvested stock options as of September 30, 2024 and changes during the three months ended September 30, 2024.

	Shares	Weighted Average Grant Date Fair Value
Nonvested stock options at April 1, 2024	28,653	$1.44
Vested	(8,778)	$1.67
Forfeited	(5,032)	$0.83
Nonvested stock options at September 30, 2024	14,843

The detail of the options outstanding and exercisable as of September 30, 2024 is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$12.80 - 16.80	54,493	6.33 years	$13.90	41,665	$13.84
$25.20	24,178	6.26 years	$25.20	22,163	$25.20
	78,671			63,828

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The table below summarizes RSUs as of September 30, 2024 and changes during the six months ended September 30, 2024.

Shares
Nonvested RSUs at April 1, 2024	4,885
Granted	131,576
Vested	(52,272)
Tax withholding payments or tax equivalent payments for net share settlement of RSUs	(18,401)
Nonvested RSUs at September 30, 2024	65,788

Our total stock-based compensation for the three months ended September 30, 2024 and 2023 included the following:

	Six Months Ended
	September 30, 2024	September 30, 2023
Vesting of restricted stock units	$118,750	$93,750
Vesting of stock options	134,071	413,545
Total Stock-Based Compensation	$252,821	$507,295

We review share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The cumulative effect of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the six months ended September 30, 2024 was insignificant.

On September 30, 2024, our outstanding stock options had no intrinsic value since the closing price on that date of $0.47 per share was below the weighted average exercise price of our outstanding stock options.

At September 30, 2024, there was approximately $305,677 of unrecognized compensation cost related to share-based payments, which is expected to be recognized over a weighted average period of 0.96 years.

8. WARRANTS

During the six-months ended September 30, 2024, we issued 16,524,000 warrants in connection with the May 17, 2024 public offering. We did not issue any warrants in the six-months ended September 2023.

A summary of warrant activity during the six months ended September 30, 2024 is presented below:

	Amount	Range of Exercise Price	Weighted Average Exercise Price
Warrants outstanding at March 31, 2024	32,676	$15.00 – 27.50	$20.09

Granted	16,524,000	$0.58	$0.58
Exercised	(3,180,000)	$0.58	$0.58
Cancelled/Expired	–	$–	$–
Warrants outstanding at September 30, 2024	13,376,676	$0.58 – 27.50	$0.63
Warrants exercisable at September 30, 2024	13,376,676	$0.58 – 27.50	$0.63

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9. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

Office, Lab and Manufacturing Space Leases

In December 2020, we entered into an agreement to lease approximately 2,823 square feet of office space and 1,807 square feet of laboratory space located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 and 11575 Sorrento Valley Road, Suite 200, San Diego, California 92121, respectively. The agreement carries a term of 63 months and we took possession of the office space effective October 1, 2021. We took possession of the laboratory space effective January 1, 2022. In October 2021, we entered into another lease for approximately 2,655 square feet of space to house our manufacturing operations located at 11588 Sorrento Valley Road, San Diego, California 92121. The term is for 55 months and we took possession of the manufacturing space in August 2022. The current monthly base rent under the office and laboratory component of the lease is $14,158. The current monthly base rent under the manufacturing component of the lease is $12,824. Cash paid in the three months ended September 30, 2024 for amounts included in the measurement of operating lease liabilities in operating cash flows was $80,202.

The office, lab and manufacturing leases are coterminous with a remaining term of 30 months. The weighted average discount rate is 4.25%.

As of our September 30, 2024 balance sheet, we have an operating lease right-of-use asset of $743,994 and operating lease liability of $798,452.

In addition, the lease agreements for the new office, lab and manufacturing space required us to post a standby L/C in favor of the landlord in the aggregate amount of $87,506 in lieu of a security deposit. We arranged for our bank to issue standby L/Cs for the new office and lab in the amounts of $46,726 in the fiscal year ended March 31, 2021 and for the manufacturing space in the amount of $40,780 in the fiscal year ended March 31, 2022. We transferred like amounts to a restricted certificate of deposit which secured the bank’s risk in issuing those L/Cs. We have classified those restricted certificates of deposit on our balance sheet as restricted cash with a balance of $87,506.

Overall, our rent expense, which is included in general and administrative expenses, approximated $108,000 and $105,000 for the three- month periods ended September 30, 2024 and 2023, respectively. Rent expense for the six-month periods ending September 30, 2024 and September 30, 2023 was approximately $210,000 for both periods.

LEGAL MATTERS

We may be involved from time to time in various claims, lawsuits, and/or disputes with third parties or breach of contract actions incidental to the normal course of our business operations. We are currently not involved in any litigation or any pending legal proceedings.

10. SUBSEQUENT EVENTS

Management has evaluated events subsequent to September 30, 2024 through the date that the accompanying consolidated financial statements were filed with the SEC for transactions and other events which may require adjustment of and/or disclosure in such financial statements.

Management/Board Changes – Effective October 3, 2024, James B. Frakes, MBA, Chief Financial Officer and formerly Interim Chief Executive Officer of Aethlon, was appointed as the permanent Chief Executive Officer of the Company. Mr. Frakes will additionally remain as Chief Financial Officer of the Company. Effective as of October 3, 2024, Guy Cipriani, MBA, was terminated as the Company’s Chief Operating Officer.

In November 2024, we received confirmation that the first two patients enrolled in our Australian safety, feasibility and dose-finding clinical trial of the Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab), successfully completed screening and are now advancing to the run-in period of the study. Both of the patients are enrolled in the trial at the Royal Adelaide Hospital in Australia. The enrollment of the first two eligible patients marks a significant milestone in advancing our clinical program for the Hemopurifier.

F-39

PART III – EXHIBITS

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith
2.1	Articles of Incorporation, as amended.	8-K	001-37487	3.1	September 19, 2022

2.2	Amended and Restated Bylaws of the Company.	8-K	001-37487	3.1	September 12, 2019

3.1	Form of Common Stock Certificate.	S-1	333-201334	4.1	December 31, 2014

3.2	Form of Warrant to Purchase Common Stock.	S-1/A	333-234712	4.14	December 11, 2019

3.3	Form of Underwriter Warrant.	S-1/A	333-234712	4.15	December 11, 2019

3.4	Form of Common Stock Purchase Warrant.	8-K	001-37487	4.1	January 17, 2020

3.5	Form of Class A Warrant to Purchase Common Stock, issued on May 17, 2024.	8-K	001-37487	4.1	May 17, 2024

3.6	Form of Class B Warrant to Purchase Common Stock, issued on May 17, 2024.	8-K	001-37487	4.2	May 17, 2024

3.7	Form of Pre-Funded Warrant to Purchase Common Stock, issued on May 17, 2024.	8-K	001-37487	4.3	May 17, 2024

3.8	Form of Placement Agent Warrant to Purchase Common Stock, issued on May 17, 2024.	8-K	001-37487	4.4	May 17, 2024

3.9	Form of Pre-Funded Warrant (current offering) (to be filed by amendment)

6.1++	Aethlon Medical, Inc. Amended and Restated Non-Employee Director Compensation Policy, as Modified on February 10, 2022.	10-Q	001-37487	10.2	February 14, 2022

6.2++	Employment Agreement, by and between Aethlon Medical, Inc. and James Frakes, dated December 12, 2018.	10-Q	001-37487	10.3	February 11, 2019

6.3++	Amendment No. 1 to Executive Employment Agreement, effective as of November 7, 2023, by and between the Company and James B. Frakes.	8-K	001-37487	10.1	December 22, 2023

6.4++	Form of Indemnification Agreement for Officers and Directors.	10-Q	001-37487	10.4	February 11, 2019

6.5++	Form of Option Grant Agreement for Officers and Directors.	10-Q	001-37487	10.5	February 11, 2019

6.6++	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Directors.	10-Q	001-37487	10.6	February 11, 2019

III-1

6.7++	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Executives.	10-Q	001-37487	10.7	February 11, 2019

6.8	Assignment Agreement, by and between Aethlon Medical, Inc. and London Health Sciences Center Research Inc., dated November 7, 2006.	S-1	001-37487	10.27	November 15, 2019

6.9++	Aethlon Medical, Inc. 2020 Equity Incentive Plan, Form of Restricted Stock Grant, Form of Option Grant and Agreement.	8-K	001-37487	99.1	September 19, 2022

6.10++	Employment Agreement between the Company and Dr. Fisher, dated October 30, 2020.	8-K	001-37487	10.2	November 3, 2020

6.11++	Separation Agreement between the Company and Dr. Fisher, effective as of November 27, 2023.	8-K	001-37487	10.1	November 27, 2023

6.12	Lease, by and between the Company and San Diego Inspire 1, LLC. and San Diego Inspire 2, LLC, effective December 7, 2020.	10-Q	001-37487	10.3	February 10, 2021

6.13++	Executive Employment Agreement between the Company and Guy Cipriani, dated January 1, 2021.	10-Q	001-37487	10.5	February 10, 2021

6.14++	Amendment No. 1 to Executive Employment Agreement, effective as of November 7, 2023, by and between the Company and Guy F. Cipriani.	8-K	001-37487	10.2	December 22, 2023

6.15++	Executive Employment Agreement between the Company and Steven P. LaRosa, MD, dated January 4, 2021.	10-Q	001-37487	10.6	February 10, 2021

6.16++	Executive Employment Agreement, by and between Aethlon Medical, Inc. and Lee D. Arnold, Ph.D., dated February 1, 2023.	10-Q	001-37487	10.1	February 13, 2023

6.17	Lease between Aethlon Medical, Inc. and San Diego Inspire 5, LLC, effective October 27, 2021.	10-Q	001-37487	10.1	November 9, 2021

6.18	At the Market Offering Agreement, dated March 24, 2022, by and between Aethlon Medical, Inc. and H.C. Wainwright & Co., LLC.	8-K	001-37487	1.1	March 24, 2022

6.19++	Amendment No. 1 to Executive Employment Agreement, by and between Aethlon Medical, Inc. and Lee D. Arnold, Ph.D., dated May 1, 2023.	10-K	001-37487	10.18	June 28, 2023

6.20++	Aethlon Medical, Inc. 2020 Equity Incentive Plan, as amended to date, Form of Restricted Stock Grant, Form of Option Grant and Agreement.	8-K	001-37487	10.1	October 2, 2024

6.21	Form of Placement Agent Agreement (to be filed by amendment)

6.22	Form of Securities Purchase Agreement (to be filed by amendment)

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11.1	Consent of Independent Registered Public Accounting Firm.	X

11.2	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 12.1) (to be filed by amendment)

11.3	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 12.2) (to be filed by amendment)

12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP (to be filed by amendment)

12.2	Opinion of Carter Ledyard & Milburn LLP (to be filed by amendment)

__________________

++	Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 27, 2024.

AETHLON MEDICAL, INC.

By:	/s/ James B. Frakes
James B. Frakes Chief Executive Officer and Chief Financial Officer

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ James B. Frakes	Chief Executive Officer, Chief Financial Officer and Director	December 27, 2024
James B. Frakes	(Principal Executive, Financial and Accounting Officer)

/s/ Edward G. Broenniman	Chairman of the Board, Director	December 27, 2024
Edward G. Broenniman

/s/ Chetan Shah, MD	Chair of the Board of Directors	December 27, 2024
Chetan Shah, MD

/s/ Angela Rossetti	Director	December 27, 2024
Angela Rossetti

/s/ Nicolas Gikakis	Director	December 27, 2024
Nicolas Gikakis

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